UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): OCTOBER 29, 2004
                                                 -------------------------------


                           DYADIC INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)


        DELAWARE                      333-102629               45-0486747
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(State or other jurisdiction         (Commission            (IRS Employer
 of incorporation)                    File Number)           Identification No.)


 140 INTRACOASTAL POINTE DRIVE, SUITE 404
           JUPITER, FLORIDA                                    33477
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(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (561) 743-8333
                                                   -----------------------------


             CCP WORLDWIDE, INC., 6040-A SIX FORKS ROAD, SUITE 179,
                         RALEIGH, NORTH CAROLINA 27609
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

INTRODUCTION ................................................................  4

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS.............................  5

      ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS....................  5
            Agreements Pertaining to the Merger, Split-Off and
            Offering ........................................................  5
            Agreements Pertaining to Dyadic-Florida's Business...............  7
            Agreements Involving Executive Officers, Directors
            and 5% Stockholders .............................................  9

SECTION 2 - FINANCIAL INFORMATION............................................ 14

      ITEM 2.01 COMPLETION OF ACQUISITION AND DISPOSITION OF ASSETS.......... 14
            The Merger Transaction........................................... 14
            The Split-Off Transaction........................................ 14
            Dyadic International, Inc. and its Predecessors.................. 15
            Business ........................................................ 15
                  General.................................................... 15
                  History of Dyadic.......................................... 16
                  Our Markets................................................ 17
                  Alternative Technologies................................... 19
                  Dyadic's Solution.......................................... 21
                  Dyadic's Strategy.......................................... 23
                  Dyadic's Products and Services............................. 25
                  Research and Development................................... 30
                  Research and Development Capabilities of
                  Consulting R&D Vendors..................................... 30
                  Manufacturing.............................................. 31
                  Sales and Marketing........................................ 31
                  Employees.................................................. 32
                  Competition................................................ 32
                  Intellectual Property...................................... 33
                  Government Regulation...................................... 33
                  Scientific Advisory Board.................................. 36
            Cautionary Statements............................................ 37
                  Overview Risks............................................. 38
                  Risks Specific to Our Industrial Enzymes Business.......... 39
                  Risks Specific to Our BioSciences Business................. 41
                  Risks Applicable to Our Industrial Enzymes
                  Business and Our BioSciences Business...................... 44
            Properties....................................................... 56
            Legal Proceedings................................................ 57

      ITEM 2.02 CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION
                UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT....... 57
            Description of Material Debts.................................... 57

SECTION 3 - SECURITIES AND TRADING MARKETS................................... 57

      ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES...................... 57
            Securities Issued in Connection With Merger...................... 57
            Securities Issued in Private Offerings........................... 58
            Description of Capital Stock..................................... 59
                  Market for Common Stock.................................... 61
                  Dividend Policy............................................ 62
                  Equity Compensation Plan Information....................... 62

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT.............................. 62

      ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT............................. 62
            Change in Control................................................ 62
            Security Ownership of Certain Beneficial Owners and Management... 64
      ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;
                ELECTION OF DIRECTORS; APPOINTMENT  OF PRINCIPAL
                OFFICERS .................................................... 65
            Change in Directors and Officers................................. 65
            Executive Compensation........................................... 68
            Certain Relationships and Related Transactions................... 70
      ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;
                CHANGE IN FISCAL YEAR........................................ 71
            Changes to Certificate of Incorporation.......................... 71
            Changes to Bylaws................................................ 72

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS................................ 74

         ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS......................... 74

INTRODUCTION

      This Form 8K is being filed by Dyadic International, Inc. (formerly CCP Worldwide, Inc.) (sometimes referred to as "Dyadic," the "Registrant," "we," "us" or "our") in connection with our contemporaneous consummation of three related transactions on or effective as of October 29, 2004:

            (1) the merger (the "Merger") of our newly organized and wholly-owned subsidiary, CCP Acquisition Corp, a Florida corporation ("Acquisition") with and into Dyadic International, Inc., a Florida corporation ("Dyadic-Florida"), incident to which the former shareholders of Dyadic-Florida acquired a majority of our shares of our Common Stock, par value $0.001 per share ("Shares" or "Common Stock");

            (2) our disposition of our only subsidiary then engaged in the conduct of an operating business, Custom Craft Packaging Company, Inc., a North Carolina corporation ("Custom Craft"), in exchange for shares of our Common Stock (the "Split-Off"); and

            (3) the initial closing of a private placement offering of "Investment Units" comprised of shares of our Common Stock and warrants to purchase shares of our Common Stock ("Investor Warrants"), from which we derived gross proceeds of $25,242,000, and net proceeds of approximately $23,100,000 (the "Offering").

      The Merger was consummated in accordance with the terms of an Agreement of Merger and Plan of Reorganization dated September 28, 2004 (the "Merger Agreement") by and among us, Dyadic-Florida, Custom Craft and Acquisition, pursuant to which, among other things:

      o Acquisition was merged with and into Dyadic-Florida, Dyadic-Florida became our wholly-owned subsidiary and changed its name to "Dyadic International (USA), Inc.;"

      o     we changed our name to "Dyadic International, Inc.;"

      o the shareholders of Dyadic-Florida received, in exchange for their Dyadic-Florida shares, shares of our Common Stock, and Dyadic-Florida's officers and directors replaced the persons who had, immediately prior to the Merger, been our officers and directors; and

      o     we obtained a new trading symbol, "DYAD.OB".

      The Split-Off was consummated in accordance with the terms a split-off agreement dated September 28, 2004 (the "Split-Off Agreement") by and among us, Dyadic-Florida, Custom Craft and David Allison ("Allison"), who prior to October 29, 2004 was a member of our board of directors, our controlling stockholder, and our President, Chief Executive Officer and Secretary. Pursuant to the Split-Off Agreement, Allison acquired all of the outstanding capital stock of Custom Craft from us in exchange for 3,000,000 shares of our Common Stock, representing approximately 60% of our outstanding Shares immediately prior to the consummation of the Merger and the initial closing of the Offering. As a consequence of the Merger and the Split-Off, the only business operations we are engaged in are those conducted by Dyadic-Florida.

      In accordance with Subscription Agreements (the "Subscription Agreements") executed and delivered by investors participating in the Offering, we derived gross proceeds of $25,242,000 from the sale, at the price of $3.33 each, of 7,580,313 Investment Units to approximately 75 investors. In connection with the Offering, we entered into an agreement (the "Placement Agency Agreement") with Dyadic-Florida and two investment banking firms who assisted us in the Offering (the "Placement Agents"). Ancillary to the Merger and the Offering we also sold the equivalent of 367,868 Investment Units, at the price of $3.33 each (the "Co-Investment Units"), to the founder of Dyadic-Florida and now our Chief Executive Officer and the Chairman of our Board of Directors, Mark A. Emalfarb ("Emalfarb"), in exchange for his cancellation of $1,225,000 of indebtedness of Dyadic-Florida owed to him.

      By our acceptance of the Subscription Agreements for the initial closing of the Offering and under the Merger Agreement, we agreed to file within 60 days following the closing of the Offering, a registration statement (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with the U.S. Securities and Exchange Commission (the "SEC") to register for resale the Shares: (i) issued in connection with the Offering; (ii) issued in connection with the sale of the Co-Investment Units; (iii) issued in connection with the Merger; (iv) issuable upon the exercise of the Investor Warrants; and (v) issuable under certain contracts to which Dyadic-Florida is a party and upon the exercise or conversion of stock options, warrants and convertible securities of Dyadic-Florida we assumed incident to the Merger.

      In our Form 8-K Current Report filed with the SEC on September 30, 2004 (the "Prior 8-K") we announced our execution of the Merger Agreement, the Split-Off Agreement and the Placement Agency Agreement.

      This Form 8-K Current Report contains summaries of certain documents. Such summaries do not purport to be complete and are qualified in their entirety by reference to the text of the original documents, which are exhibits to this Form 8-K Current Report.

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

      ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

      In connection with the consummation of the Merger and the closing of the Offering, we entered into several material agreements in addition to the those described in the Prior 8-K.

AGREEMENTS PERTAINING TO THE MERGER, SPLIT-OFF AND OFFERING

      1. Lock-Up Agreements

      Incident to the consummation of the Merger, we entered into Lock-Up Agreements with the following persons pursuant to which they have agreed not to offer, sell or otherwise dispose of all or a portion of the shares of our Common Stock owned by them for specified intervals of time that are determined by reference to the earlier of April 1, 2005 or the date our Registration Statement becomes effective (the "Registration Date"):

      o Emalfarb (through a trust of which he is the trustee and beneficiary) and other members of our management holding an aggregate of 5,570,827 Shares have agreed to a lock-up period on all of those Shares which expires one year following the Registration Date;

      o our second largest stockholder, The Francisco Trust U/A/D October 1, 1987, whose beneficiaries are the descendants and spouse of Emalfarb ("Francisco Trust"), which owns 4,497,041 Shares, agreed to a lock-up period of six months following the Registration Date as to 50% of its Shares and a lock-up period of one year following the Registration Date as to 25% of its Shares;

      o the other members of our management team, who collectively own 18,624 shares, have agreed to a lock-up period on all of those Shares which expires one year following the Registration Date; and

      o one of our stockholders, IVC Group ("IVC"), and its affiliate, Mark Tompkins ("Tompkins") (a current beneficial owner of an aggregate of 520,000 Shares) has agreed to a lock-up period of six months following the Registration Date as to 112,500 of IVC's Shares and a period of one year following the Registration Date as to 56,250 of IVC's Shares.

The Placement Agents and we may elect to waive any of the foregoing transfer restrictions.

      2. Tompkins Indemnification Agreement

      Incident to the consummation of the Merger, Dyadic-Florida and we entered into an indemnification and escrow agreement (the "Indemnity Agreement") with Tompkins and his affiliate Vitel Ventures ("Vitel"). Under the Indemnity Agreement, for one year following the effective date of the Merger, Tompkins will indemnify us on a non-recourse basis against, among other things, any losses or liabilities arising from (i) our breaches of any representations, warranties and pre-closing covenants made to Dyadic-Florida in the Merger Agreement, (ii) breaches of any representations, warranties and pre-closing covenants by Custom Craft or Allison made to us or Dyadic-Florida in the Split-Off Agreement, and (iii) our failure to timely file any reports or documents required by federal or state securities regulators or the failure of such reports or other documents to conform with applicable securities laws, or arising from any untrue statement of material fact or misleading omission of material fact in any reports or documents filed with federal or state securities regulators on or before the closing of the Offering. Our sole remedy in the event of such loss or liability will be to obtain a transfer of all or a portion of 225,000 Shares that Vitel has escrowed with an escrow agent under the Indemnity Agreement to secure the foregoing indemnification obligations. The portion of the 225,000 Shares to be transferred to us will have a value for this purpose equal to the amount of the loss or liability claimed by us based on a per share value of $3.33 (the purchase price of Investment Units in the Offering). Pursuant to the Indemnity Agreement, Tompkins and Vitel have also agreed to indemnify Dyadic-Florida and us from any losses or liabilities arising out of (i) any federal, state or local tax liability payable by us as a result of the Split-Off, (ii) our failure to have at least 300 round lot holders of shares of our Common Stock within 90 business days following the effective date of the Merger and (iii) any federal or state securities laws applicable to any past or future sales of our shares of Common Stock by Tompkins or Vitel. Tompkins also paid to Dyadic-Florida the cash sum of $100,000 concurrently with the consummation of the Merger and the closing of the Offering.

      3. Subscription Agreements and Merger Agreement - Registration Obligations

      In connection with our consummation of the Offering, we accepted the Subscription Agreements. In those Agreements, we agreed to file the Registration Statement under the Securities Act with the SEC within 60 days following the closing of the Offering to register for resale the shares of our Common Stock acquired in the Offering, the Shares that are included in the Co-Investment Units and the Shares underlying the Investor Warrants. We are, under the Subscription Agreements, obligated to maintain for each subscriber the effectiveness of the Registration Statement for a period expiring on the last to occur of 24 months after the Registration Date or 12 months after the subscriber's Investor Warrants are fully exercised or expired. If the Registration Statement is not timely filed or the Registration Date does not occur on or before April 2, 2005, we will be obligated to make payments, as liquidated damages, to subscribers in the Offering in the aggregate amount of 1% of the gross proceeds of the Offering for every month, pro rata, that we are in default of such obligations. Under the terms of the Merger Agreement, we also agreed that the Registration Statement would register for resale the Shares issued in connection with the Merger and Shares issuable upon the exercise or conversion of stock options, warrants and convertible securities of Dyadic-Florida assumed by us incident to the Merger, but no liquidated damages are required to be paid at any time with respect to these Shares.

AGREEMENTS PERTAINING TO DYADIC-FLORIDA'S BUSINESS

      Because Dyadic-Florida has become our wholly-owned subsidiary as a result of the consummation of the Merger, we have succeeded to the following described material agreements of Dyadic-Florida pertaining to its business or affairs.

      4. Dutch Cooperative Agreement

      In January 2003, Dyadic-Florida formed a wholly-owned Dutch subsidiary (the "Dutch subsidiary"), and entered into a Cooperation and License Agreement (the "Dutch Cooperation Agreement") with TNO Nutrition and Food Research Institute ("TNO") to cooperate on an exclusive basis in the development, use and marketing of a High Throughput Robotic Screening System utilizing fungal organisms. Under the Dutch Cooperation Agreement, Dyadic-Florida and TNO have each granted the Dutch subsidiary a worldwide license to exploit certain patents and technologies, for which the Dutch subsidiary will make royalty and revenue sharing payments to Dyadic-Florida and TNO on revenue generated from the Dutch subsidiary's business operations. TNO was also granted an option to acquire shares of Dyadic-Florida's common stock beginning on the two-year anniversary of the formation of the Dutch subsidiary, or earlier in certain circumstances. Incident to the consummation of the Merger, we assumed Dyadic-Florida's obligations to TNO in respect of this option. The number of Shares which TNO is entitled to purchase is based upon a formula fixed by the terms of the Dutch Cooperation Agreement, which is the product of 15% of the sum of the Dutch subsidiary's "Business Shareholder's Equity," as therein defined, divided by $4.50. No Shares were purchasable under this option as of October 31, 2004.

      5. Agreements relating to Far East Subsidiary

      In 1998, Dyadic-Florida pursuant to an Agreement dated October 21, 1998 between a wholly-owned subsidiary of Dyadic-Florida, as purchaser, and Robert A. Smeaton and Raymond Chih Chung Kwong, as sellers (the "Purchase Agreement"), Dyadic-Florida purchased 70% of the outstanding shares of its existing Far East subsidiary at a cost, including transaction costs, of $536,882. The Far East subsidiary is engaged in the foreign textile, pulp and paper, chemical and enzyme businesses. Pursuant to the terms of the Purchase Agreement, at that time, Dyadic-Florida could only vote 25% of the outstanding shares of the Far East subsidiary. By subsequent agreements dated January 17, 2000 and July 8, 2002, Dyadic-Florida increased its ownership interest in the Far East subsidiary from 70% to 82.5% of the outstanding shares and its voting rights from 25% to 62.5% of the outstanding shares. Under the Purchase Agreement, Dyadic-Florida has an option to purchase additional voting rights with respect to 20% of the total outstanding shares of the Far East subsidiary, by paying $20,000 for each 1% of such voting rights. Dyadic-Florida is obligated to purchase the entire 20% for an aggregate price of $400,000 if the Far East subsidiary's cumulative profits since October 19, 1998 aggregate to $900,000. As of June 30, 2004, the Far East subsidiary had $697,000 of cumulative profits. In addition to this right to acquire 82.5% voting control over the Far East subsidiary, under the Purchase Agreement Dyadic-Florida also has a call option to purchase an additional 12.5% of the Far East subsidiary's outstanding shares (the "call option") which is exercisable over a 20 year term that began on October 21, 1998, but only after Dyadic-Florida has purchased the 20% voting interest for $400,000. The exercise price of the call option will be based on the results of operation of the Far East subsidiary for the 12 months preceding the date of the exercise of the call option, provided that the call option must be exercised no later than October 2018. The Far East subsidiary became a consolidated subsidiary of Dyadic-Florida effective July 1, 2002.

      6. BTR Development Contract

      Dyadic-Florida entered into a Development Agreement with one of its long-standing R&D contractors, the Bio-Technical Resources Division of Arkion Life Sciences LLC ("BTR") on July 30, 2004 (the "BTR Development Contract"), pursuant to which Dyadic-Florida agreed to pay for 80% of the $1.25 million worth of R&D services it was contracting to purchase over a two year period from BTR (or $1.0 million) in shares of Dyadic common stock (300,300 shares valued at $3.33 per share). Incident to the consummation of the Merger, we assumed Dyadic-Florida's obligations to issue shares of our Common Stock to BTR under the BTR Development Contract. The terms of the BTR Development Contract require Dyadic-Florida to utilize, and BTR is obligated to furnish, a minimum of 1.1 full-time equivalent BTR scientists per month. The Shares are being issued and will be held in an escrow. BTR's rights to the shares of our Common Stock vest (and may be withdrawn from the escrow) pro rata to the dollar value of BTR's actual performance of R&D services for Dyadic-Florida, as such services are billed by BTR on a regular monthly basis over a period expected to be approximately two years. In addition, the BTR Development Contract provides for the imposition of cash penalties on BTR should it fail to perform its obligations to Dyadic-Florida.

      7. F&C Holdings Real Estate Contract

      Dyadic-Florida entered into a real estate purchase contract with F&C Holdings, LLC (the "Developer") on July 31, 2004 (the "Real Estate Contract") pursuant to which Dyadic-Florida agreed to purchase an undeveloped 1.13 acre parcel of land (the "Site") with a purchase price of $1.0 million by issuing $1.0 million in shares of Dyadic common stock (300,300 shares valued at $3.33 per share). Incident to the consummation of the Merger, we assumed Dyadic-Florida's obligations to issue shares of our Common Stock to the Developer under the Real Estate Contract in the place of shares of Dyadic-Florida common stock, on a 1-for-1 basis. We view the Site, which is in a master planned community known as "Abacoa" located in Jupiter, Florida, as a desirable location for the eventual construction of a 40,000 square foot facility to serve as both our headquarters and as a R&D facility for a number of reasons, including its proximity to the temporary research facility of The Scripps Research Institute, its good highway access and certain other factors. Closing of the sale is subject to a number of contingencies, including required third party and governmental consents, and is expected to occur on or before February 21, 2005. Dyadic-Florida has inspection rights which entitle it to terminate the Real Estate Contract in its absolute discretion. The Real Estate Contract obligates Dyadic-Florida to commence development of the Site within two years following the closing date, and entitles the Developer to repurchase the Site from Dyadic-Florida if Dyadic-Florida has not done so, in which case the repurchase price will be the greater of (x) $1.0 million or (y) the then fair market value of the Shares acquired by the Developer, provided that to the extent the Shares are worth less than $1.0 million, the balance must be paid in cash by the Developer. During this two year period, Dyadic-Florida is prohibited from re-transferring the Site to any other person other than (i) in connection with our sale or a sale of Dyadic-Florida, (ii) to an affiliate or (iii) with the approval of a majority of our independent directors, to Emalfarb, the Francisco Trust or an affiliate of either.

      8. Manufacturing Agreement with Contract Manufacturer

      Dyadic-Florida does not own enzyme manufacturing facilities, but instead has employed two contract manufacturers to produce our products pursuant to "Tolling Agreements," though Dyadic-Florida has been phasing-out one agreement that will terminate in May 2005 and will not be renewed. The second is between Dyadic-Florida and Polfa Tarchomin, SA ("Polfa"), located in Warsaw, Poland, which has been producing commercial enzymes for Dyadic-Florida continuously, and without interruption, since 2001 under a 10-year contract (seven years remaining) with several 10-year options at Dyadic-Florida's discretion (and is denominated in Euros) (the "Polfa Contract"). The Polfa Contract provides for a tolling fee based upon the actual utilization of the fermentation time, and also requires Dyadic-Florida to pay a fixed monthly fee to compensate Polfa for its capital investment in the initial modernization of the plant and equipment, which ends after seven years. Under the Polfa Contract, Polfa has committed fermentation capacity substantially in excess of Dyadic-Florida's current needs, and will make additional capacity available upon Dyadic-Florida's request and Polfa's completion of necessary modernization of that requested additional capacity in accordance with its contractual commitments to Dyadic-Florida to make those expenditures. We believe that the capacity of Polfa's facility should exceed Dyadic-Florida's requirements to meet its current business plan, though increased fermentation capacity utilization is dependent upon Polfa's modernizing capital improvements, at its expense, to meet the growing process requirements for Dyadic-Florida production. We intend to stage the capacity expansion of Polfa's facility to cover Dyadic-Florida's production requirements based on sales projections derived from our Industrial Enzymes Business's sales plans, though utilization of this additional capacity will ultimately depend upon product demand. Nonetheless, we are always evaluating the alternative of having manufacturing conducted in a new facility. In February 2004, Dyadic-Florida negotiated for additional Polfa fermentation capacity which we expect to be operational in early to mid 2005. Additional Polfa's fermentation capacity is, however, expected to be required to meet Dyadic-Florida's requirements for later years.

AGREEMENTS INVOLVING EXECUTIVE OFFICERS, DIRECTORS AND 5% STOCKHOLDERS

      Because Dyadic-Florida has become our wholly-owned subsidiary and the officers and directors of Dyadic-Florida have become our officers and directors, we have succeeded to the following agreements pertaining to Dyadic-Florida's management and its shareholders.

      9. Investors' Rights Agreement

         Dyadic-Florida entered into an Investors' Rights Agreement (the "Investors' Rights Agreement") with Emalfarb, the Francisco Trust, and certain other shareholders of Dyadic- Florida on March 24, 2004. Subsequently, all of Dyadic-Florida's shareholders became parties to the Investors' Rights Agreement by executing joinder agreements. The Investors' Rights Agreement imposes share transfer restrictions and "drag-along" obligations on shareholder-parties, and confers certain first offer, tag-along, piggyback registration and information rights on shareholder-parties for the term of the agreement, which runs until the first to occur of (x) Dyadic-Florida's conduct of an underwritten public offering of its securities, (y) the first anniversary of the date Dyadic-Florida becomes a "reporting company" under the Exchange Act or (z) the tenth anniversary of the date of the Agreement. The Investors' Rights Agreement also obligates the shareholders to vote their shares for the election to the Dyadic-Florida board of directors of: (i) Emalfarb and two other individuals nominated by him as his representatives for so long as he, together with the Francisco Trust, are the owners of more than 35% of the outstanding voting securities of Dyadic; (ii) a representative of the Dyadic-Florida shareholders who acquired their shares in a private placement which was begun in April 2004 and closed in July 2004, subject to Emalfarb's approval (not to be unreasonably withheld) for so long as he, together with the Francisco Trust, are the owners of more than 25% of the outstanding voting securities of Dyadic- Florida; and
(iii) an independent director nominated by Emalfarb, for so long as he, together with the Francisco Trust, are the owners of more than 25% of the outstanding voting securities of Dyadic-Florida. The Investors' Rights Agreement was amended in August 2004, to provide for its termination upon the effectiveness of the Registration Statement. Incident to the consummation of the Merger, we assumed Dyadic-Florida's obligations under the Investors' Rights Agreement.

      10. Emalfarb Employment Agreement

      In April 2001, Dyadic-Florida and Emalfarb, the founder of Dyadic-Florida, entered into an Employment Agreement pursuant to which he has been employed by Dyadic-Florida as its President and Chief Executive Officer ("Emalfarb Employment Agreement"). The initial term was for three years with automatic two-year renewals unless either party furnishes the other a notice of non-renewal not less than 60 days prior to the expiration of the then term. Because no notice of termination has been furnished by either party, the current expiration of the Emalfarb Employment Agreement is April 2006. The obligations and rights of Dyadic-Florida in the Emalfarb Employment Agreement were assigned to and assumed by us incident to the consummation of the Merger.

      Mr. Emalfarb's base annual compensation was initially fixed at $300,000. He is eligible to earn a bonus annually based upon goals and objectives mutually agreed upon by him and Dyadic's board. Mr. Emalfarb has received no salary increases since the Emalfarb Employment Agreement was executed. The Emalfarb Employment Agreement is terminable only on account of Mr. Emalfarb's death or disability, by us only "for Cause," and by Mr. Emalfarb only "for Good Reason." The phrase "for Cause" is defined to include failure to substantially perform assigned duties for a period of 20 days following a written demand for his substantial performance that identifies the manner in which he has failed to substantially perform, a material breach of the Employment Agreement, a material breach of his proprietary rights agreement with us, his illegal or gross misconduct which is willful and causes damages to us, the conviction of a felony or plea of no contest, substance abuse or violation of our policies against racial or sexual discrimination. The phrase "for Good Reason" is defined to mean the assignment of duties to Mr. Emalfarb inconsistent with his position, our failure to honor our compensation commitments to Mr. Emalfarb fixed by his Employment Agreement, our failure to cause Mr. Emalfarb to be elected to our Board of Directors and our demotion of Mr. Emalfarb. If Mr. Emalfarb's employment is terminated by us other than "for Cause" or by Mr. Emalfarb "for Good Reason," he is entitled to receive a one year severance benefit plus an amount equal to a portion of his annual bonus for the preceding year, prorated for the portion of the current year worked.

      For its benefit, Dyadic-Florida also maintains a term life insurance policy insuring Emalfarb's life in the face amount of $5,000,000.

      11. Director Indemnification Agreements

      On August 19, 2004 Dyadic-Florida entered into an Indemnification Agreement with our two board members, Emalfarb and Stephen J. Warner, which we assumed incident to the Merger, and were amended to substitute applicable Delaware law for any references contained in those Agreements to Florida law. These Indemnification Agreements indemnify our directors in addition to the indemnification provided by our Restated Certificate of Incorporation and Restated Bylaws. Among other things, these agreements indemnify our directors for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by them in any action or proceeding, including any action by or in the right of the Registrant arising out of such person's services to us or to any of our subsidiaries or any other company or enterprise to which such person provides services at our request. Further, we agree to advance expenses they spend as a result of any proceeding against them as to which they could be indemnified. At present, there is no pending litigation or proceeding involving any of our directors where indemnification will be required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

      12. Chandra Employment Agreement

      In May 26, 2000, Dyadic-Florida and Ratnesh (Ray) Chandra ("Chandra") entered into an Employment Agreement pursuant to which Mr. Chandra is employed by Dyadic-Florida as its Vice President, Marketing - BioSciences ("Chandra Employment Agreement"). The initial term was two years with automatic one-year renewals unless either party furnishes the other a notice of non-renewal not less than 60 days prior to the expiration of the then term. Because no notice of termination has been furnished by either party, the current expiration of the Chandra Employment Agreement is May 2005. The obligations and rights of Dyadic-Florida in the Chandra Employment Agreement were assigned to and assumed by the Registrant incident to the consummation of the Merger.

      Mr. Chandra 's base annual compensation was initially fixed at $135,000, and has been increased to $151,300, and he is eligible to earn a bonus annually based upon goals and objectives mutually agreed upon by Dyadic-Florida's board and him. The Chandra Employment Agreement is terminable on account of Mr. Chandra's death or disability, by us without cause or "for Cause" and by him "for Good Reason." The phrase "for Cause" is defined to include failure to substantially perform assigned duties for a period of 20 days following a written demand for his substantial performance that identifies the manner in which he has failed to substantially perform, a material breach of the Employment Agreement, a material breach of his proprietary rights agreement with us, his illegal or gross misconduct which is willful and causes damages to us, the conviction of a felony or plea of no contest, substance abuse or violation of our policies against racial or sexual discrimination. The phrase "for Good Reason" is defined to mean the assignment of duties to Mr. Chandra inconsistent with his position, our failure to honor our compensation commitments to Mr. Chandra fixed by his Employment Agreement, our geographic relocation of Mr. Chandra, a reduction in Mr. Chandra's salary or reduction in his pension or other employee benefits or a "Change of Control." The phrase "Change of Control" is defined to mean the acquisition of majority voting control of our board of directors within one year following the occurrence of a merger or combination, a material change in our business that causes us to either cease to function in the biotechnology field (including by reason of our bankruptcy) or to be engaged in the conduct of that business in the State of Florida, a merger or consolidation in which we are not the survivor, the sale of all or substantially all of our assets or our liquidation. If Mr. Chandra's employment is terminated by us other than "for Cause" he is entitled to receive either 90 days advance notice or, in lieu of that advance notice, payment of his salary for that period of time. Mr. Chandra is required to furnish us with 90 days prior written notice of his resignation other than for Good Reason, in which case he is required to furnish us with only 30 days prior written notice.

      13. Proprietary Rights Agreements with Executives

      Incident to the consummation of the Merger, we have also assumed the rights and obligations of Dyadic-Florida under Confidential Information, Inventions Assignment and Non-Compete Agreements ("Proprietary Rights Agreements") between Dyadic-Florida and each of (i) Emalfarb, (ii) Chandra,
(iii) Kent Sproat ("Sproat"), our Vice President, Manufacturing, (iv) Thomas Bailey, our Vice President, Marketing - Enzymes, (v) Richard Burlingame, Ph.D., our Executive Director - Research & Development and (vi) Alexander (Sasha) Bondar, our Executive Director - Business Development. Under the terms of the Proprietary Rights Agreements, each executive confers upon us customary proprietary rights in respect of our confidential information and intellectual work product contributed to by them, as well as his covenant not to compete with our business while employed by us and for three years after the termination of his employment.

      14. Dyadic International, Inc. 2001 Equity Compensation Plan

      Incident to the consummation of the Meger, we assumed the Dyadic International, Inc. 2001 Equity Compensation Plan (the "Dyadic Equity Compensation Plan") adopted by Dyadic-Florida in 2001. The Dyadic Equity Compensation Plan provides for the grant of options intended to qualify as "Incentive Stock Options," options that are not intended to so qualify or "Nonstatutory Stock Options" and awards of Shares and stock appreciation rights (collectively, "Equity Incentive Awards"). Equity Incentive Awards may be granted to our employees (including officers), directors, consultants and advisors and those of our subsidiaries. In addition to 752,500 Shares we have reserved for issuance for Equity Incentive Awards already made under the Dyadic Equity Compensation Plane, we presently have an additional 4,397,447 Shares reserved for future Equity Incentive Awards under the Dyadic Equity Compensation Plan, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change. The Dyadic Equity Compensation Plan is administrated by a plan administrator (presently our board of directors) which:

      o selects the eligible persons to whom Equity Incentive Awards shall be granted;

      o determines the number of Shares subject to each Equity Incentive Award, the exercise price or purchase price for Shares, vesting or exercisability schedules, and such other terms and conditions as the board deems necessary or appropriate;

      o     interprets the provisions of the Dyadic Equity Compensation Plan;
            and

      o may, subject to certain limitations, amend the Dyadic Equity Compensation Plan.

Each Equity Incentive Award granted under the Dyadic Equity Compensation Plan is required to be evidenced by a written agreement between us and the recipient of the Equity Incentive Award.

      Within the next several months, our board of directors intends to create a Compensation Committee to serve as the plan administrator of the Dyadic Equity Compensation Plan, a majority of whose members we intend to be persons who will be considered "independent" under applicable federal securities laws and the listing standards of The Nasdaq Stock Market.

      The exercise period, vesting schedule and the exercise price for all options granted under the Dyadic Equity Compensation Plan is determined by the plan administrator. The exercise price for Incentive Stock Options may not be less than the fair market value of our Common Stock on the date the option is granted, except for options granted to 10% stockholders, which must have an exercise price of not less than 110% of the fair market value of our Common Stock on the date the option is granted. The exercise price for all Nonstatutory Stock Options must be equal to or greater than the fair market value of our Common Stock. Incentive Stock Options have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. Options are not transferable other than by will and the laws of descent and distribution. Options generally expire not later than 90 days following a termination of employment, 12 months following the optionee's disability, or not later than 12 months following the optionee's death. If any option expires, terminates or is canceled for any reason, or if shares of stock issued subject to a right of repurchase are repurchased by us, the Shares allocable to the unexercised option or the repurchased shares will become available for additional option grants under the Dyadic Equity Compensation Plan. The Dyadic Equity Compensation Plan also confers discretion upon the plan administrator to accelerate the vesting schedules applicable to all Equity Incentive Awards upon the occurrence of a Change of Control. The term "Change in Control" is defined under the Dyadic Equity Compensation Plan to mean:

      o a sale of all or substantially all of our assets, or our liquidation or dissolution, or a merger or consolidation in which our stockholders immediately prior to the transaction own less than a majority of the voting securities of the surviving corporation;

      o the commencement of a tender offer for 30% or more of the voting power of our outstanding Shares;

      o any person coming to own more than 50% of the voting power of our outstanding Shares; or

      o a change in the composition of our board of directors, in which less than 2/3rds of its members have been members for two consecutive years.

      15. Indebtedness of Registrant to Principal Stockholders

      As of the consummation of the Merger, after taking into account the purchase of the Co-Investment Units by Emalfarb and the application of the net proceeds of the Offering, we are indebted to Emalfarb and the Francisco Trust in the aggregate amount of $4,002,813, pursuant to the terms of three debt instruments: (i) $836,824 pursuant to a Promissory Note made payable to Emalfarb dated May 30, 2001, bearing interest at the rate of 6% per annum and convertible into shares of Dyadic common stock (the "Emalfarb Convertible Note"); (ii) $741,048 pursuant to a Promissory Note made payable to The Francisco Trust dated May 30, 2001, bearing interest at the rate of 6% per annum and convertible into Shares (the "Francisco Convertible Note"); and (iii) $2,424,941 pursuant to a Revolving Note made payable to Emalfarb dated May 29, 2003 and bearing interest at the rate of 8% per annum (the "Bridge Loan Note"). In connection with the Bridge Loan Note, warrants were issued to purchase 1,500,000 shares of Dyadic-Florida common stock for the lesser of $4.50 or the conversion price of certain Series A Convertible Preferred Stock of Dyadic then outstanding (the "Bridge Loan Warrants"). Incident to the consummation of the Merger, we assumed all of the Dyadic-Florida obligations under the Emalfarb Convertible Note, the Francisco Convertible Note, the Bridge Loan Note and the Bridge Loan Warrants.

      16. Inducement Agreement with Emalfarb

      Emalfarb and Dyadic-Florida entered into an Inducement Agreement dated August 2004 to facilitate the closing of the Offering and the consummation of the Merger. In accordance with the Inducement Agreement: (i) Emalfarb agreed to exchange indebtedness of Dyadic-Florida to him in the amount of $1,225,000 for the Co-Investment Units, (ii) each of the Emalfarb Convertible Note, the Francisco Convertible Note and the Bridge Loan Note were amended to extend their due date from January 1, 2005 to January 1, 2007 and to permit their prepayment in whole or part by Dyadic-Florida without premium or penalty, and (iii) the Bridge Loan Warrants were amended. The conversion prices under the Emalfarb Convertible Note and Francisco Convertible Note were amended to fix the conversion price at $3.33 per Share in lieu of the then current fair market value of shares of Dyadic-Florida common stock, and the Bridge Loan Warrants were amended to fix their exercise price at $3.33 per Share instead of the lesser of (x) $4.50 or (y) a price referenced to the conversion price of certain since-redeemed convertible preferred stock of Dyadic-Florida, which was subject to customary venture capital type anti-dilution protection. Each of those amendments caused us and Dyadic-Florida to incur additional borrowing costs of approximately $550,000, which equals the per share exercise or conversion price reduction, as determined under generally accepted accounting principles. All accrued and unpaid interest due under the Emalfarb Convertible Note, the Francisco Convertible Note and the Bridge Loan Note on the date of the initial closing of the Offering were added to the principal amount due under those notes. Interest under the notes is payable on a quarterly basis until the principal sum is paid in full.

SECTION 2 - FINANCIAL INFORMATION

      ITEM 2.01 COMPLETION OF ACQUISITION AND DISPOSITION OF ASSETS

THE MERGER TRANSACTION

      Effective October 29, 2004, our wholly-owned subsidiary, Acquisition, merged with and into Dyadic-Florida. Under the terms of the Merger Agreement and as a result of the consummation of the Merger: (i) Dyadic-Florida became our wholly owned subsidiary and changed its name to "Dyadic International (USA), Inc.;" (ii) the shareholders of Dyadic-Florida received, in exchange for their shares of Dyadic common stock, Shares of our Common Stock which represented approximately 56.7% of our issued and outstanding Shares; and (iii) we changed our name to "Dyadic International, Inc." The consummation of the Merger occurred in connection with:

      o     the consummation of the Split-Off;

      o     the initial closing of the Offering;

      o the reduction in the number of our outstanding shares of Common Stock as of the Merger Effective Date, after giving effect to the Split-Off, but excluding any Shares to be issued in the Offering, to 1,635,138 Shares;

      o our completion of the Offering resulting in gross proceeds to us of $25,000,000;

      o our assumption of Dyadic-Florida's obligations to issue Shares of our Common Stock under Dyadic-Florida's outstanding contractual commitments, warrants, options and convertible notes; and

      o our amendment and restatement of our Certificate of Incorporation and Bylaws, with the approval of our stockholders.

THE SPLIT-OFF TRANSACTION

      In accordance with the terms of the Split-Off Agreement, concurrent with the consummation of the Merger, we delivered to Allison all of the issued and outstanding shares of Custom Craft in exchange for all of his shares of our Common Stock, consisting of 3,000,000 Shares and representing approximately 60% of our outstanding Shares immediately prior to the closing of the Offering and the Merger. Custom Craft was our wholly-owned subsidiary engaged in the conduct of a packaging business and was our only operating subsidiary prior to the consummation of the Merger. Prior to October 29, 2004, Allison was a member of our board of directors, our controlling stockholder and our President, Chief Executive Officer and Secretary. The nature and amount of consideration given to Allison were the result of negotiations between the Registrant and Dyadic-Florida in connection with the execution of the Merger Agreement. Except for unknown contingent liabilities against which we have received a non-recourse indemnification from Tompkins and Vitel which is secured by a pledge of 225,000 Shares, we believe we have no material liabilities associated with our former ownership of Custom Craft.

      At the closing of the Split-Off, Custom Craft and Allison, on the one hand, and us, on the other hand, executed general releases of the other party or parties from any liabilities. Under the Split-Off Agreement, Custom Craft and we agreed to allow the other access to any records and other information in their respective possessions for a reasonable period of time thereafter. Allison and Custom Craft each also agreed to indemnify us from any losses or liabilities arising from:

      o     any debts and liabilities of Custom Craft,

      o any federal or state income tax payable by us attributable to the Split-Off, and

      o     any claims arising from the operation of Custom Craft's business.

DYADIC INTERNATIONAL, INC. AND ITS PREDECESSORS

      We were originally organized in September 2002, when we acquired 100% of the outstanding stock of a very small packaging company, Custom Craft Packaging, Inc., a North Carolina corporation ("Custom Craft"). At that time and until our Merger with Dyadic International, Inc., a Florida corporation ("Dyadic-Florida"), our name was "CCP Worldwide, Inc." On October 29, 2004, we disposed of our entire interest in Custom Craft, and acquired all of the issued and outstanding stock of Dyadic-Florida. Dyadic-Florida was founded by our new Chief Executive Officer, Mark A. Emalfarb, in 1979.

BUSINESS

GENERAL

      We are a biotechnology company engaged in the development, manufacture and sale of proteins, enzymes, peptides and other bio-molecules derived from genes, and the collaborative licensing of our enabling proprietary technologies, including our patented "C1 Expression System." We use our proprietary technologies to develop and manufacture biological products, and intend to collaboratively license them for research, development and manufacturing of biological products, for two categories of applications, which we identify as "Industrial Enzymes" applications and "BioSciences" applications:

      (i) enzymes and other biological products for a variety of industrial and commercial applications (sometimes referred to as our "Industrial Enzymes Business"); and

      (ii) human therapeutic proteins for use by "drug" (pharmaceutical and biotechnology) companies in pre-clinical and clinical drug development applications and commercialization following drug approval (sometimes referred to as our "BioSciences Business").

      We have developed and use a number of proprietary fungal strains to produce enzymes and other biomaterials, but the one on which we have principally focused on is a patented protein production ("expression") system we call the "C1 Expression System," which is based on the use of the Chrysosporium lucknowense fungus (known as "C1") as a host production organism (an organism that has been genetically altered to express genes from diverse living things to produce targeted protein products). We discovered the C1 microorganism in the mid-1990's and initially developed it (without the application of molecular genetic technology) to produce neutral cellulases for our textile manufacturing customers. By 1998, we began to apply molecular genetic biology and other proprietary biotechnology tools to C1 to create a technology (the "C1 Host Technology") which we came to believe could perform:

      o two "screening" functions for: (i) the discovery of genes and the proteins they express and (ii) the identification of improved protein variants resulting from modifications to their genes; and

      o three production or "expression" functions for: (i) the expression of proteins in commercial volumes for industrial enzyme applications, (ii) the expression of human therapeutic proteins in small volumes for pre-clinical and clinical testing for drug development applications, and (iii) the expression of human therapeutic proteins for drug commercialization in commercial volumes.

We have been, over the last several years, principally focused on the "expression" capabilities of the C1 Host Technology, which culminated in our first commercially successful application - our C1 Expression System.

      Using the C1 Expression System, as well as other biological systems, our Industrial Enzymes Business develops and produces commercial quantities of enzymes for sale to textile, pulp and paper, animal feed, chemical, agricultural, and other industries. These industries, in turn, use our products to enhance their own products or to improve production efficiency. In 2003, we began to use our C1 Expression System to complete the development and market roll-out of several new, and higher profit margin, industrial and agricultural enzyme products (e.g. MPE, NCE 2X, Fibrezyme LBI, and Fibrezyme LBR). The development of our C1 Expression System has enabled our revenues to grow at over 30% per year between 2001 and 2003 (from $9.25 million in 2001 to $16.6 million in 2003). We currently sell more than 45 liquid and dry enzyme products to more than 150 industrial customers in 50 countries.

      However, we believe an even larger market opportunity exists for our C1 Expression System. We believe our C1 Expression Technology can be successfully harnessed to help solve the "protein expression problem" confronting the global drug industry - its inability, despite enormous historic investment, to harness cost-effectively and expeditiously, existing genomic knowledge to develop new specialized biological products, or "therapeutic proteins." For the past four years, we have been developing our C1 Expression System to serve the drug industry, with our primary focus on the production of human "biopharmaceuticals" (human therapeutic proteins). Still in the development stage, we refer to these activities as our BioSciences Business, which have thus far generated nominal revenues ($150,000 in 2003). We have also conducted R&D activities to expand the production capabilities of our C1 Expression System to include production of human therapeutic proteins in commercial volumes.

      Though a lower priority than our C1 Expression System, during this period of time, we have also been developing, and continue to develop, the "screening" potential of our C1 Host Technology for gene discovery and the identification of protein variants resulting from modifications to their genes - our "C1 Screening System." These efforts have included our purchase of state-of-the-art robotics equipment and a collaborative partnership with a Netherlands-based scientific organization, TNO Voeding, to enable fully-automated high throughput screening ("HTS"). We believe that if our BioSciences Business application of our C1 Expression System and our C1 Screening System can each be perfected, we will be able to offer a potentially unique "end-to-end solution" for drug companies: a single host production organism usable throughout the discovery, pre-clinical and clinical testing and commercial production phases of drug development that would greatly increase drug development efficiency, economy and speed to market.

      Currently, we own three issued U.S. patents and 57 U.S. and International filed and pending patent applications which we believe provide broad protection for our C1 Expression System, our underlying C1 Host Technology, our C1 Screening System and their products and commercial applications.

HISTORY OF DYADIC

      Dyadic-Florida was founded by our Chief Executive Officer, Mark A. Emalfarb, in 1979, and was throughout the 1980's a leading supplier of both domestic pumice stones and pumice stones imported from overseas for use in the stone washing of denim garments. In the 1990's, we evolved from serving only the denim industry to the development and manufacture of specialty enzymes and chemicals and, by 1995, were generating revenues of $8,500,000 and annual profits of $1,300,000. In the mid-1990's, we discovered the C1 microorganism in connection with our efforts to develop improved industrial enzymes, and, by 1998, we began investing significant financial resources in the application of molecular genetic technology to the development of the C1 Host Technology.

      In the first half of 2001, we raised approximately $13,635,000 largely to fund the development of our C1 Screening System. At that time, we thought we were within one year of being able to find collaboration partners to help us complete its development, though we continued to develop our C1 Expression System. However, between 2001 and 2003, even as our Industrial Enzymes Business began to grow rapidly, we experienced a major shift in market demand for our C1 Screening System. First, we found that large pharmaceutical companies, financially exhausted by their investment in unproven screening technologies like our C1 Screening System, began requiring theretofore unprecedented levels of accumulated scientific data as a pre-condition to partnering with us. Second, we found that the interest of these large pharmaceutical companies had moved away from gene discovery and screening applications, to an interest in the "expression" side - the production (or expression) of therapeutic proteins for testing, clinical trials and drug commercialization.

      We adjusted our strategy accordingly, and between May 2003 and March 2004, we began to focus principally on our C1 Expression System, even as we continued to develop our C1 Screening System and related HTS hardware and assemble more scientific data to support our claims regarding that System's potential. Further, during this interval of time we continued to grow our Industrial Enzymes Business, as we used our C1 Expression System to successfully develop several industrial enzymes, while continuing to seek equity financing. Between April and July 31, 2004, we raised approximately $6.74 million of equity capital through a private placement and two transactions with an R&D contractor and a real estate developer.

OUR MARKETS

INDUSTRIAL ENZYMES

      Industrial manufacturers and the agricultural and food sectors have long used biological products, such as proteins, enzymes, peptides and other bio-molecules, to enhance the functionality or durability of their products and to improve production yields and efficiency. As examples:

      o the textile industry uses enzymes to soften and fade denim, as well as to prevent pilling and improve smoothness, softness and color brightness of cotton and other cellulosic fabrics;

      o pulp and paper manufacturers use specialty enzymes as substitutes for harsh chemicals and other additives in bleaching and de-inking to improve whiteness, brightness and fiber strength, to increase production rates and to decrease wastewater treatment burdens;

      o agricultural companies use biological products to increase and enhance crop traits and yields and to encourage disease resistance;

      o animal feed producers use biological products to improve the nutritional value of animal feeds and to improve production efficiency by combating the adverse effects of the high temperatures used in processing foods for consumption by animals; and

      o other industries (including starch processing, cosmetics, detergents, flavorings and bio-fuels) also use enzyme products for a wide variety of applications.

It is our understanding that the current potential market for biological products in the industrial, chemical and agricultural sectors exceeds $100 billion. We are also aware of estimates of the size of the industrial enzymes market of between $2.0 and $3.6 billion.

BIOSCIENCES

      Pharmaceutical companies have also taken note of the emerging importance of cost-effective, enabling production of therapeutic proteins in the drug R&D process. Drug development is an expensive, time-consuming and risky process. The Pharmaceutical Research and Manufacturing Association estimates that pharmaceutical companies spent approximately $29 billion on R&D during 2001, an increase of $7 billion over 2000. Of the potentially hundreds of thousands of compounds screened in a drug discovery program, less than 1 in 1,000 will become new drug candidates and only about 20% of these will complete human clinical trials and receive regulatory approval. Only about 30% of drugs that are commercialized ever recover their development costs. Pharmaceutical and biotechnology companies have realized that to stay competitive and meet their goals for growth, they will have to significantly increase the number of new drugs introduced each year and employ new, sophisticated biotechnologies to increase the probability of success in R&D. Because government agencies rigidly define and highly regulate the pre-clinical and clinical trial phases of the development of new drugs, drug companies can impose little control over the costs of these phases. As a result, drug companies are increasing their focus on the drug discovery stage to enhance productivity and reduce costs.

      The biopharmaceuticals market has progressed significantly since 1982 when the first biopharmaceutical product, recombinant human insulin, was launched. Now, over 120 biopharmaceuticals are marketed around the world, including nine "blockbuster" drugs, such as EPO and Factor III. From information published by pharmaceutical market consulting firms such as IMS Health, Inc., Dyadic understands the total market for such drugs to be currently valued at approximately $41 billion or nearly 10% of the world pharmaceuticals market, and it has been growing at an annual growth rate of 21% over the past five years. With over one-third of all pipeline products in active development being biopharmaceuticals, the biopharmaceutical segment could continue to outperform the total pharmaceutical market and reach $100 billion in annual sales by the end of the decade. We believe that this growth is fueled by many factors, including the following:

      o Most biological processes in the human body are carried out by proteins. Therefore, a significant amount of current R&D activity is focused on finding therapeutic proteins which could be cures for various human diseases. This has resulted in approximately 500 therapeutic proteins (biopharmaceuticals) currently under active development.

      o With the complete sequence of the human genome now available, many new human genes have been identified, and based on this knowledge, companies are finding new promising drug targets.

      o Due to the shorter path to drug development for biopharmaceuticals as compared to small molecules, pharmaceutical companies are now more focused on biopharmaceuticals than before.

      o With many large biopharmaceutical molecules (proteins) and the manufacturing processes for producing them losing patent protection, drug companies are developing modified versions of these molecules using alternative, more efficient production hosts.

      It is our understanding that roughly one-third of the nearly 500 therapeutic proteins under active development could be targets for expression in a suitable host production organism. We also believe that number is likely to increase significantly as new biopharmaceuticals are added to the pipeline of drug companies every year. However, while many potential products are being developed, it is not clear how they will be produced, often due to the drug companies' inability to find a suitable host to recombinantly produce the target protein for animal and human testing and/or commercial launch at a viable cost. We believe that many pharmaceutical research programs at these companies have been put on hold or canceled due to these problems.

      To solve this dilemma, a number of existing biotechnology companies have developed expertise in the discovery, optimization and/or expression of novel genes, proteins, enzymes and other biologically active molecules. Nevertheless, such companies have experienced extraordinary difficulties in producing sufficient quantities of proteins from genes for use in laboratory and clinical testing and, subsequently, in commercializing drug product leads through low cost, high volume production. Thus, despite the extraordinary investment in genomic research over the past decade and the attendant increased number of available therapeutic protein targets, the pharmaceutical industry has not yet experienced an improvement in the speed of drug discovery and development, nor any significant decrease in its cost, due in significant part to the inability of current protein production methods to create sufficient quantities of biological products on demand.

ALTERNATIVE TECHNOLOGIES

      Proteins are made by "translating" or "expressing" genes. Genes are the basic units of heredity and are found in DNA, a fundamental molecule found in the cells of all living organisms. DNA consists of a code of instructions by which each gene encodes a specific protein. These proteins are the functional molecules that control the processes of living cells. The extraordinary bio-diversity of living things in the world is the result of the extraordinary number of different genes and the different proteins they produce. Some of these proteins have properties or characteristics which offer great functional and commercial utility. For example, one type of protein - enzymes - can be used to catalyze reactions that are difficult to perform using traditional chemistry, employing much milder and less energy-intense conditions. Enzymes can be used in various industrial processes to replace harsh chemicals and save energy, in foods and feeds to improve their nutritional quality, and to generate fuels from renewable resources. Other types of proteins can be used as therapeutic drugs to improve the health of patients afflicted with debilitating conditions (for example, insulin for diabetics). It is this diversity of properties that cause proteins, enzymes and other biomaterials to have such great potential to impact our lives.

      Traditional methods of discovering proteins do not utilize a DNA-based approach, but are accomplished by screening biological extracts or culturing microorganisms for the activity of interest. Once a biological activity of interest is identified, purification is performed and the relevant protein is isolated. This process is followed by the difficult and time-consuming task of determining the biochemical properties of the molecule, which requires producing sufficient quantities of the molecule by culturing a sample in the laboratory. Because relatively few proteins have been successfully produced in the laboratory, only a small fraction of the billions of different proteins and their corresponding genes have been classified ("characterized"). Among the reasons for this modest number of characterized proteins are inordinate difficulties in obtaining extracts from those organisms and the extraordinary challenges in recovering the genes of targeted proteins. In consequence, the universe of potentially useful biomaterials derived from the world's biodiversity remains largely untapped.

      Despite the tremendous utility of proteins, there are limitations on their use. Proteins generally are functional only under specific conditions of temperature, pH, and salinity. Outside of those conditions, the proteins may not be functional or stable. In order to overcome these limitations, proteins are often sought from organisms that live in extreme environments - high temperature, acid or alkaline, high salt environments, for example. Another way to obtain proteins with improved properties outside their normal operating conditions is to introduce variations in the laboratory. The genetic sequence corresponding to the protein can be studied and genetic variation may be introduced in an attempt to modify its functional properties through a process known as "molecular evolution". The generation of improved variants has, to date, remained inefficient and laborious. Once genetic variants are created, the improved molecules must be selected from large numbers of variants to find those with the desired properties. This selection process requires the ability to quickly screen large numbers of genes to distinguish the improved versions.

      Through the application of recombinant DNA molecular biology, scientists can now insert genes from one organism into another and direct the production of a desired bio-molecule encoded by the gene. Once a desired gene is found and optimized, commercial production requires the insertion of the gene into a production system or "host production organism" that has been adapted to express the gene and produce proteins from that gene. However, genes encoding unique bio-molecules may not be able to be expressed and commercially produced in traditional systems.

      At an enormous cost, drug companies have attempted to use a number of different protein discovery and expression systems to assist with drug discovery, each of which, we believe, suffers from significant limitations.

            Bacterial Expression Systems: Bacterial expression systems cannot express many of the native genes from eukaryotic sources (larger cells from higher order organisms that encompass linear DNA strands associated with proteins to form true chromosomes), primarily due to their inability to appropriately process introns, the portions of genetic sequences not involved in coding for protein. In addition, bacteria are unable to perform glycosylation - the process of attaching sugar molecules in the correct arrangement as required to translate many eukaryotic genes into functional, active proteins.

            Yeast Expression Systems: Yeast systems are not able to express many native eukaryotic genes as effectively as filamentous fungal systems due to hyperglycosylation and ineffective intron processing.

            Filamentous Fungal Expression Systems: Most fungi have the capability of expressing and secreting higher levels of protein per unit volume in fermentors than either bacteria or yeast, but yields are still low without significant development work on the host. Moreover, these systems also have glycosylation issues similar to those in yeast, and their high viscosity makes commercial scale-up difficult. Moreover, most fungi are cultivated at acidic conditions, which can lead to instability of some human proteins, as these conditions are not the normal physiological conditions under which those proteins are stable. The biological properties of commercial fungal expression systems also typically result in dense mats of fibers and highly viscous cultures that are difficult to work with, especially in the small volumes required for high throughput screening. In industrial fermentations, the agitation necessary to adequately mix and aerate viscous cultures introduces large shear forces to the fermentation broth, making the production of shear-sensitive proteins difficult or impossible.

            Transgenic Plants and Animal Systems: Transgenic plants and animals have long development time lines. While scale up is relatively easily achieved by raising larger herds or planting more acreage, the ability to produce product "on demand" is limited, especially in plants. Also, containment is an issue, especially for pharmaceuticals where there are strict regulations regarding consistency and efficacy.

            Insect Cell Systems: Insect cell systems have many of the advantages of mammalian cells -- for example, the ability to glycosylate proteins in a similar fashion. However, insect cell cultures are more difficult to scale up and do not produce the high protein yields that fungal cultures do. Also, permanent cell lines are difficult to maintain.

Due to the shortcomings of these current technologies, drug companies have been plagued by substantial capital spending requirements due to the expensive nature of the fixed assets required to manufacture biological products (i.e. very expensive fermentation and purification equipment), shortfalls in manufacturing capacity, high cost and low yield production, and significant delays in bringing drugs to market.

DYADIC'S SOLUTION

      We have developed a protein expression system - our "C1 Expression System"
- which we are now successfully using in our Industrial Enzymes Business. However, we believe our C1 Expression System, in combination with our successful development of the C1 Screening System, will eventually permit drug companies to fill major gaps in the drug development process by having both an available gene discovery library and a single suitable host production organism usable throughout the discovery, pre-clinical and clinical testing and commercial production phases of drug development.

      Our patent protected C1 Expression System is based on Chrysosporium lucknowense ("C1"), a fungal host production organism with superior genetic and fermentation characteristics that we discovered, developed and patented for use in manufacturing of cellulase enzymes for applications in the textile industry. We first encountered C1 during the course of a program to develop that cellulase enzyme for textile manufacturing applications. Out of that program, we developed C1 strains and processes which resulted in a several hundred fold increase in protein production, compared to those originally obtained with the culture isolated from nature. These results caused us to decide to apply genetic molecular technology to the further development of C1. We learned that the unique morphology of the C1 culture allows the use of culture conditions that are not normally attainable with fungi and which lead to increased protein yields and more protein-friendly production processes. This ability to grow under non-acidic conditions and under low viscosity in culture allow fermentation conditions characterized by neutral pH and low agitation and aeration rates. This allows the production of acid-sensitive and shear-sensitive human proteins that may otherwise be unstable in fungal fermentation conditions.

      We believe that our C1 Expression System is particularly advantageous in the rapid development of new biological products from genes and in the commercial-scale production of various biological products at economically viable costs, using a single host organism. As the following table indicates, we believe our C1 Expression System overcomes many of the limitations of existing commercial expression methods by offering significant advantages in expressing certain classes of proteins.

               CAPABILITIES OF CURRENT PROTEIN EXPRESSION SYSTEMS

-------------------------------------------------------------------------------------------------------------------
                          Mammalian       Bacterial         Yeast          Insect       Other Fungi         C1
                             Cells         Systems                          Cell
-------------------------------------------------------------------------------------------------------------------
Intron Processing             v              None          Limited            v              v               v
-------------------------------------------------------------------------------------------------------------------
Expression          of        v          Very Limited      Limited            v              v               v
Eukaryotic Proteins
-------------------------------------------------------------------------------------------------------------------
Compatibility with HTS        No              v            Limited           No              No              v
-------------------------------------------------------------------------------------------------------------------
Glycosylation                 v              None            Over-             v            Over-           TBD*
                                                         glycosylation                  glycosylation
-------------------------------------------------------------------------------------------------------------------
Output Optimizable
for Large-Scale             Limited            v               v              No              v               v
Manufacturing
-------------------------------------------------------------------------------------------------------------------

      * "TBD" means "to be determined."

      We believe that our C1 Expression System offers many differentiating advantages over commonly used protein expression systems, including:

      o Use with Eukaryotic Genes; Flexibility: The C1 Expression System is the product of the C1 Host Technology out of which we believe we will also be able to develop the C1 Screening System. We believe the C1 Host Technology can spawn the C1 Screening System to discover proteins, enzymes and bio-molecules of commercial interest rapidly from eukaryotic sources (which some scientists estimate constitute up to 90% of the entire gene pool in nature) and with genes originating from prokaryotic sources (which constitute the remaining gene pool). We believe that the use of a single host production organism usable throughout the discovery, pre-clinical and clinical testing and commercial production phases of drug development would greatly increase efficiency, economy and speed to market.

      o Greater and Faster Expression: Our C1 Expression System has the ability to express higher levels of total protein in a shorter amount of time than other host organisms commonly used for pharmaceutical protein production. The reduction in the number of fermentation days generally results in lower production and capital costs associated with the production of protein products.

      o Favorable Fermentation Characteristics: Our C1 Expression System possesses more favorable fermentation characteristics, including low viscosity and wider operating temperature and pH ranges, allowing optimal culturing under human physiological conditions (37 degrees C and neutral pH). Also, because the high levels of agitation that are necessary to provide oxygen to fungal and other microorganisms during high viscosity fermentations may destroy shear-sensitive proteins, the ability of the C1 Expression System to culture shear-sensitive proteins under lower viscosity conditions will increase the probability of successfully producing human therapeutic proteins.

      o Acidity: The protein products of many genes, especially those of pharmaceutical interest, may be sensitive to being cultured under acidic conditions. Therefore, the ability of our C1 Expression System to produce acid-sensitive proteins under human physiological conditions will provide a greater likelihood of commercializing those proteins.

      o Superior Glycosylation: Our C1 Expression System appears to have superior glycosylation biochemistry compared to other fungi or yeast. The latter organisms tend to hyperglycosylate, generating proteins with 7-11 or more mannosyl residues in their glycan structures. However, no such hyperglycosylation has been observed in our C1 Expression System, suggesting that C1-produced proteins are more amenable to in vivo and in vitro approaches to glycan remodeling than those from other expression hosts.

DYADIC'S STRATEGY

      We are pursuing a four-part business strategy to commercialize our C1 Expression System, our C1 Host Technology, our C1 Screening System and our products, which may be generally summarized as follows:

      o Grow our market share and penetration for existing and new enzyme products, with an emphasis on increased sales of higher margin products;

      o Leverage our C1 Expression System for commercial and industrial applications by developing new products for various industrial and commercial markets and by securing collaborator-funded R&D from third parties, and enabling us to earn milestone and royalty payments on target products expressed using the C1 Expression System;

      o Build and grow our BioSciences Business by serving as a collaboration partner and service provider to large pharmaceutical companies for promising therapeutic proteins; and

      o Exploit the power and versatility of our C1 Host Technology as well as our manufacturing capabilities, by forming strategic partnerships, such as joint ventures and product co-development and co-marketing ventures with leading companies in various industries and various parts of the world. In addition, we also hope to eventually spin-off new businesses emanating from the application of our C1 Host Technology, when we believe more value can be created for our stockholders by doing so rather than keeping them within our umbrella.

INDUSTRIAL ENZYMES BUSINESS STRATEGY

      Our C1 Expression System already is functional for the production of many enzymes and proteins for the industrial markets. We have already developed and manufactured a number of enzymes in large quantities using our C1 Expression System (in 150,000 liter fermentors) and sold those products commercially worldwide. Additionally, there are several enzymes in our R&D pipeline emanating from the C1 organism and the C1 Expression System. We expect to commercialize an even wider variety of new enzymes and proteins for the industrial markets with better functional properties and improved cost performance through our efforts, alone, and in collaboration with leading companies in industry sectors such as pulp and paper, agricultural products for animals and humans, chemicals, textiles, and personal care products.

      Using our C1 Host Technology and capitalizing on our strong position in the textile market, our goal for our Industrial Enzymes Business is to become a top-tier provider of industrial enzymes to broader markets, including pulp and paper, animal feed, starch, food and other markets. To accomplish this goal, we intend to:

      o Diversify sales away from the commoditized textile market to other less competitive fast-growing markets;

      o Register existing products in large new markets for sales to identified customers;

      o Discover and develop new enzyme products for new applications in existing and new markets;

      o Obtain the DNA sequence of the C1 genome. This resource will facilitate the identification of many product leads from C1 genes and provide better understanding of the biochemistry and physiology of C1, enabling us to develop strategies to improve carbon flow toward proteins and other bio-molecules of interest and to rationally construct better host strains for both our C1 Expression System and our C1 Screening System;

      o Continue to expand and utilize the low-cost production capacity of our contract manufacturer;

      o     Establish additional manufacturing capacity;

      o Leverage investment in R&D to continue to improve yields and to drive revenue and profits though the launch of innovative products;

      o Add sales and technical staff to support significant marketing initiative into new industrial markets;

      o Add corporate infrastructure and staff to support projected revenue growth and SEC reporting requirements; and

      o Partner with leading companies to develop and manufacture enzymes and other bio-products under an appropriate business arrangement, such as joint venture, co-development and co-marketing of products.

BIOSCIENCES BUSINESS STRATEGY

      While we believe that our C1 Expression System has created great opportunity for our Industrial Enzymes Business, we believe a much greater opportunity exists to develop our C1 Expression System for the production of higher value proteins, such as human therapeutic proteins. We have been developing and refining our molecular tools to deal with the more complex issues involved in the production of those proteins, such as glycosylation, protein degradation and high purity level requirement, which are critical for human therapeutic protein production. Once fully developed, we believe our C1 Host Technology can integrate our C1 Expression System with our C1 Screening System now also under development, to create a fully-integrated discovery and expression system that will help companies in diverse industries - including pharmaceuticals - to discover, develop and bring to market new and improved protein and enzyme products from a wider range of DNA sources and with better properties than has been possible with other systems. Since the same cell line, C1, will enable all R&D steps involved in bringing a DNA product to market, we believe that the probability of success will be higher and the R&D cycle time will be shorter.

      Our goal for our BioSciences Business is to become the leading provider of expression solutions to pharmaceutical and biotechnology companies. Initially, we will concentrate on enabling the C1 Expression System to express pre-clinical and clinical quantities of therapeutic proteins for drug testing, and eventually, for commercial-scale production of therapeutic proteins and other bio-molecules. In particular, we expect that our C1 Expression System will facilitate the production of biopharmaceuticals that might otherwise be shelved, and will enable development of functionally improved drugs using molecular evolution techniques in conjunction with the C1 Screening Technology we are developing.

      We believe that increased profitability can arise from the anticipated capabilities of the C1 Host Technology to use a single host organism for both discovery and commercial production, which should lead to:

      o     shortened preclinical R&D timelines;

      o     the development of therapeutic protein drugs with better properties;

      o     possible enablement of shelved new drug candidates;

      o improved prospects for an increase in probabilities for drug candidates advancement from discovery through development;

      o     reduced production costs; and

      o     reduced capital expenditures.

      To this end, we intend to:

      o establish a flexible technology out-licensing program and enter into strategic partnerships and collaborations to facilitate adoption of the C1 Expression System, the C1 Screening System and the C1 Host Technology;

      o continue and expand our R&D efforts both (i) in partnership with leading academic and technology development centers to develop and improve our C1 host strain and expression processes for large scale manufacturing by us and by our collaboration partners, and (ii) to apply the C1 Expression System for customer projects in exchange for technology access fees, research fees, milestone achievement success fees and royalties;

      o leverage expression competencies to develop capabilities to develop our own biopharmaceuticals in the future; and

      o partner with pharmaceutical companies and biotechnology companies to develop higher yield, more efficient production methods for many blockbuster biopharmaceuticals for which the applicable patent protection is expiring.

DYADIC'S PRODUCTS AND SERVICES

INDUSTRIAL ENZYMES BUSINESS

      Our Industrial Enzymes Business addresses major needs in diverse industrial enzymes markets, including textiles, animal feed, pulp and paper, starch, food, beverage and brewing and other markets. Though we have experienced growth in our sales to the textiles market, we recognized the mature market dynamics in that segment and chose to diversify our revenue base by launching several products for other industries. We have invested significantly in R&D over the past several years to develop new products and to perfect our C1 Expression System for industrial enzyme applications. As a result, we have recently launched several new, and higher profit margin products for industrial applications, including:

                PRODUCT                             APPLICATION
                -------                             -----------
             CeluStar                 Wheat processing for high fructose syrup

             FibreZyme LDI            Improved brightness and softness of tissue

             FibreZyme LBR            Improved energy savings in paper and pulp
                                      production

             FibreZyme LBL            Improved paper strength

             Beta Glucanase BG        Animal feed-weight gain - barley

             Xylanase 2XP CONC        Animal feed-weight gain - wheat

             BrewZyme BG PLUS         Beer production

      Textiles Industry

      Since the early 1980s, we have enjoyed success and, we believe, technology leadership, in the textile industry. Today we continue to have a significant market position developing, manufacturing and marketing cellulase enzymes for a variety of textile production and fabric finishing applications, including softening, fading and treating of denim garments. Our first proprietary textile enzyme ("ACE") has been produced regularly in 150 cubic meter commercial fermentors since 1994. A major breakthrough came in late 1996 when we successfully commercialized our patented neutral cellulase enzyme ("NCE"), which is used in the stonewashing (softening and fading) of denim jeans. NCE was our first product manufactured using our C1 Expression System. We now offer a wide range of cellulase enzyme products for applications such as:

      o denim finishing where cellulases are used to soften and fade the denim fabric (Rocksoft ACE series and numerous other Rocksoft series); and

      o biofinishing of cotton and cellulosics using BioACE series (a biofinishing process to prevent pilling and improve smoothness, softness and color brightness), and biopolishing.

An example of a cellulosic fabric is Tencel(TM), a new high performance cellulosic fiber made by Acordis. Its inherent strength, handle properties, tendency to fibrillate, as well as its environmentally positive manufacturing processes, makes Tencel(TM) more desirable than other regenerated cellulosics. Our BioACE series, a modified acid cellulase derived from Trichoderma longibrachiatum, offers a cellulase that has been approved and recommended by Acordis for the treatment of 100% Tencel(TM) and its blends. Our textile enzymes are formulated in various forms, including granular, liquid, and powder.

      We continue to seek improvements in the economics and performance of our cellulases with the following ongoing research projects for the over-expression of a number of advanced enzymes for the textile industry:

      o cellulase endoglucanases, currently in pre-commercial stages, provide denim finishing with a soft feel and stonewashed appearance or depilling at lower cost or more favorable processing conditions;

      o laccase enzymes provide a high level of efficiency for de-coloring denim fabrics;

      o catalase enzymes, when used during fabric manufacturing processes, enable dyers to reduce their process time, consumption of energy and water as well eliminate residual hydrogen peroxide quickly, safely and easily; and

      o pectin lyase enzymes, when used in the fabric manufacturing process eliminate the use of harsh chemical additives and eliminate the need for high volume water consumption because of their ability to safely degrade pectin present in the fiber, enabling dyers to produce high quality color treatments without defects.

      In 2003, using our C1 Expression System, we launched two new products, created by isolating genes and reintroducing them into our C1 host organism to increase the productivity of the enzymes: the resulting superior product performance has both improved our profit margins and increased our revenues. One or our products, NCE2X, replaced one of our standard neutral cellulase product by offering a better, and cleaner look on denim, resulting in increase in neutral cellulase sales in calendar year 2003 of 45% over calendar year 2002. The second product, MPE and MPL (powder and liquid forms from the same fermentation), which was launched in the fourth quarter of 2003, is being well received by the market, and is expected to make a positive contribution to our revenues in calendar year 2004 and beyond.

      Pulp and Paper Industry

      Enzymes offer significant environmental and processing benefits for the pulp and paper industry. We serve this market by developing, producing and selling enzymes for bio-bleaching, de-inking and/or bio-refining processes which produce significant improvements in the quality of paper products, including increased strength, brightness and whiteness. In addition, our products reduce the environmental impact of the paper manufacturing processes by reducing the use of harsh chemicals and the volume of solid waste in the discharged waste water. Other elements of the value proposition of our enzymes offer to the pulp and paper market include reduction in production costs, increase in plant throughput and considerable energy savings resulting from improved process efficiency. We estimate that approximately one-quarter of the $8.0 billion pulp and paper chemicals market (bio-bleaching, de-inking and bio-refining) is available to be penetrated by our enzyme products.

      Capitalizing on a growing trend in recycling, we recently launched three commercial products for this application, FibreZyme LBL, FibreZyme LDI and FibreZyme LBR, which are enzyme products used in paper making processes to:

      o     lower the use of expensive or environmentally unfriendly chemicals;

      o     increase both brightness and whiteness of the final product;

      o     lower energy consumption;

      o     increase the strength of the final product; and

      o     improve productivity and reduce overall operating costs.

Currently, these products are being tested by prospective customers, and in recent mill trials with one prospective customer on both eucalyptus and acacia hardwood fiber sources initial data from the mill have shown increased pulp quality and quantity from the same amount of feedstock. In addition, lower harsh chemical usage and lower chemical and biological waste in the discharged effluent was observed.

      We also expect to develop other products for the paper and pulp industry to address industry process conditions, including Alkaline Xylanase for the environmental biobleaching of kraft paper and Alkaline Cellulase for the process of removing print from recycled paper and newsprint.

      Animal Feed Industry

      We develop and produce specialty enzymes for customers who process agricultural raw materials such as barley, corn, wheat, rye and soybeans to produce animal feed and other related products. Many feed ingredients currently used are not efficiently digested by poultry or livestock. However, by adding enzymes to feed, the digestibility can be improved. Our feed enzymes are used as additives that allow feed producers to supplement lower cost raw materials and also to improve the efficiency of existing formulations. The main benefits of supplementing feed with enzymes, as revealed by feed trials carried out to date, are faster growth of the animal, better feed utilization (feed conversion ratio), more uniform production, better health status and reduced environmental waste.

      Presently, we make and sell two animal feed enzyme products offered in different activity levels and formats: our Beta Glucanase BP CONC, a beta-glucanase, is used in conjunction with barley-based diets, and our Xylanase 2XP CONC, a xylanase, is used in conjunction with wheat based diets. Additionally, we intend to develop other animal feed enzymes for specific diets in which highly effective enzymes are not commercially available today:

      o Enzymes to improve corn/soybean meal diets that are commonly used for poultry and swine in the U.S.;

      o Phytase, an animal feed enzyme additive that is designed to increase the absorption of organic phosphorous, lowering the environmental impact of fecal matter, and to increase the digestibility of carbohydrates as well as the promotion of weight gain in livestock; and

      o Keratinase, an enzyme that facilitates degradation of keratin, an important component in feather meal diets used by birds.

      One of the challenges in the use of enzymes in the animal feed market has been the ability to retain enzymes' potency during the pelletization process that is performed at high temperatures. As an example of our ability to leverage our C1 Host Technology and C1 Expression System, we discovered and commercialized a native thermo-stable enzyme which retains a commercially significant amount of its activity at such high temperatures. Customer trials are currently being performed in Europe to confirm this product's competitive advantage. The European Union (EU) is the current largest market for non-soluble polysaccharide (NSP) enzymes in the world.

      Food Industry

      We are presently marketing products to significant markets in the food industry. We produce and sell the product CeluStar XL to the wheat starch processing plants in Europe for the production of high fructose syrups and other starch based products. This product has a competitive advantage over other enzymes through its ability to drop viscosity during the first stages of the starch production process. We produce and sell GlucoStar 400L and ViscoStar 150L to the brewing and alcohol production market in Europe. We produce and sell BrewZyme Series and FoodCel Series products to the brewing and fruit juice production markets in Europe, North and South America and Asia. China has become a large and rapidly growing market for brewing enzymes as the disposable income of its population increases. Through one of our subsidiaries, two regional distributors and one national distributor, we expect to significantly increase our rate of penetration of this market.

      Other Industries

      Enzyme products are being used in many other industries and for a wide variety of applications. Some notable applications are in cosmetics, flavorings, and biofuels, where we anticipate that our products, when developed and introduced, would reduce industry's dependence on petroleum feedstock with glucose and other agricultural derived products that are created through enzyme hydrolysis.

BIOSCIENCES BUSINESS

      We expect our BioSciences Business to generate revenue by using our C1 Expression System to enable its business partners to successfully make sufficient quantities of promising therapeutic proteins for preclinical and clinical testing, thereby improving prospects for a drug candidates advancement from discovery through development, accelerating development time and reducing R&D costs. Relationships with business partners will vary, ranging from pure contract research, to collaborations, to strategic business partnerships such as joint ventures and product co-development and co-marketing on a project by project basis ("Expression Projects" or "Projects").

      When we license our technology to its customers, we anticipate that the revenues to be derived from Expression Projects will be comprised of:

      o licensing fees earned for deploying the C1 Expression System ("Technology Access Fees"),

      o research reimbursement fees for the performance of Project research ("Research Fees"),

      o payments based on the customer's successful achievement of drug development milestones with the biological product after the completion of the Project, from initial lead optimization to approval by regulatory authorities ("Milestone Achievement Success Fees"), and

      o royalties on those biological products that have been successfully enabled by our proprietary technologies ("Royalties").

      In addition, although the mix of Technology Access Fees, Research Fees, Milestone Achievement Success Fees and Royalties will vary from Project to Project, depending on whether the customer is a biotechnology company (lower Technology Access Fees and higher Royalties) or a pharmaceutical company (the opposite), we contemplate that in some cases our customer may take an equity interest in us, or that we may take a joint venture interest in the biological product.

      Initially, our BioSciences Business will be focused on the C1 Expression System's performance of its role as an enabling technology for drug companies. Specifically, each Project will involve a protein already characterized by the customer (i.e., discovered and believed by the customer to have high commercial potential). The customer will deliver to us the gene encoding this protein. Using our C1 Expression System, we will attempt to express, or in other words produce, laboratory-testing quantities of the protein for the customer.

      We also have several other technologies under development, including our C1 Screening System, which will incorporate a high throughput screening (HTS) technology for discovery of new genes and/or screening for improved variants of previously or newly discovered genes. Should these technologies be successfully developed, they may serve as additional revenue streams for the BioSciences Business.

RESEARCH AND DEVELOPMENT

      Our scientific staff has specialized knowledge in the areas of biotechnology R&D, enzymology, quality control, textile chemistry, and pulp & paper technology. Our laboratories are located in Jupiter, Florida, Greensboro, North Carolina, Zeist, The Netherlands and in Southern China. Our R&D activities include the discovery, development, improvement, and characterization of new and existing enzyme products; and the development of our technologies in the areas of gene expression, fungal molecular genetics, bioinformatics, and fermentation process development for the production of proteins for a variety of industries, including pharmaceuticals. Enzyme discovery and development utilizes a number of fungal organisms, including Trichoderma longibrachiatum for the Acid Cellulase and Xylanase lines of products, Aspergillus niger for the Glucoamylase products, and Chrysosporium lucknowense C1 for Cellulase and related products.

      Our C1 Host Technology also forms the basis for our C1 Screening System, which incorporates robotic high-throughput screening (HTS) hardware. This C1 Screening System has advantages over other screening systems in its use of a filamentous fungal host (C1), thereby permitting the efficient expression and screening of eukaryotic genes, and the secretion and glycosylation of their protein products, which other screening systems developed in yeast and bacteria are unable to efficiently perform. The most promising use of the C1 Screening System may be in conjunction with molecular evolution technologies, which offer a means of generating improved variants of proteins. For example, enzymes with higher temperature optimum or stability, higher activity, altered specificity, or altered pH optima can be obtained. In the pharmaceutical area, antibodies with improved binding capability, or protein therapeutics with reduced immunogenicity or improved efficacy, can be produced. In addition to its use in conjunction with molecular evolution, we expect that our C1 Screening System will, in the longer term, also be useful for discovery of novel activities in a variety of eukaryotic organisms: it will screen for proteins by the expression of libraries of expressed genes and will be especially useful for genes and proteins that have not been previously well-characterized and for which the only discovery tool is demonstration of the protein's function.

      Our R&D expenses for 2003 and 2002 were $3,464,505 and $3,144,462, respectively.

RESEARCH AND DEVELOPMENT CAPABILITIES OF CONSULTING R&D VENDORS

      For over a decade, we have supplemented our internal R&D capabilities with focused strategic industry collaborations with leading scientific organizations such as Moscow State University, the Russian Academy of Sciences, TNO Nutrition and Food Research Institute, and Bio-Technical Resources, as well as outsourced R&D and manufacturing relationships via our exclusive agreements and collaborations with Polfa Tarchomin in Europe (access to low-cost manufacturing capacity) and FermPro in the U.S. When combined with our internal staff of 14 scientists, we currently have approximately 50 scientists working in laboratories across the globe on a variety of R&D programs for us. The following is a summary description of our main scientific collaborators:

Bio-Technical Resources, Manitowoc, Wisconsin

      Bio-Technical Resources, Inc. ("BTR") is a contract research organization with expertise in areas of strain and process development for fermentation of microbial products. We have worked with BTR since 1995 on a variety of development programs for the production of several commercial enzyme products, most notably our C1 host organism, for the commercial scale production of neutral cellulase enzymes. BTR also has worked on the development and commercialization of products utilizing our C1 Expression System.

TNO Nutrition and Food Research Institute, Zeist, The Netherlands

      TNO Nutrition and Food Research Institute is a contract research organization sponsored by the Dutch government and is one of the Institutes comprising the Netherlands Organization for Applied Scientific Research. We have worked with TNO since 1998 on the development of technologies for gene expression and gene discovery. The TNO scientists working with us are widely recognized as leaders in the area of fungal genetics and molecular biology.

Moscow State University, Moscow, Russia

      We have had our longest research collaboration with groups at Moscow State University led by Dr. Arkady Sinitsyn in the Department of Chemical Biology. Dr. Sinitsyn is recognized as an expert in industrial enzymology and in 1992 initiated the development of our first enzyme product, an acid cellulase, which was commercialized in 1994. Dr. Sinitsyn's group also isolated and initially characterized the C1 fungal strain. Dr. Sinitsyn, in collaboration with the Russian Academy of Sciences, has been instrumental in the discovery of new enzyme products for us and in the detailed characterization and analysis of existing enzyme products.

MANUFACTURING

      We do not own enzyme manufacturing facilities, but instead have in the past employed two contract manufacturers who have produced all of our products for us pursuant to "Tolling Agreements." We have been phasing-out one of those contract manufacturers, whose tolling agreement will terminate in May 2005 and will not be renewed. Our key contract manufacturer is Polfa Tarchomin, SA ("Polfa"), located in Warsaw, Poland, which has been producing commercial enzymes for us continuously, and without interruption, since 2001 under a 10-year contract (seven years remaining) with several 10-year options exercisable in our discretion. For more information, see the section of Item
1.01 captioned "Agreements Pertaining to Dyadic-Florida Business - 8. Manufacturing Agreement with Contract Manufacturer."

      When combined with our internal staff of four manufacturing personnel, headed by our Vice President of Manufacturing, we currently employ, or retain as independent contractors, more than 60 persons to manufacture over 45 different liquid and dry enzyme products, including employees of our Polish subsidiary, whose main responsibility is oversight of Polfa's production, warehousing and shipping of our products.

SALES AND MARKETING

INDUSTRIAL ENZYMES BUSINESS

      Our Industrial Enzymes Business has an established customer base in more than 50 countries, including the United States. We sell our enzyme and other biomaterial products directly, through our own sales force, and indirectly through approximately 120 distributors, including one our subsidiaries. We have deployed our sales force to effectively target the main markets and customers for our products, including locations in Europe, North America, South and Central America, and North and South Asia. We employ distributors to sell our textile and food and feed enzymes, and sell starch and pulp and paper enzymes both directly and through resellers. To meet the projected revenue growth over the next five years, we intend to expand our manufacturing, sales and technical service support staff to approach a larger number of customers in existing and new markets. This expansion should facilitate our rapid penetration into the higher value pulp and paper and feed markets.


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

BIOSCIENCES BUSINESS

      Given the potentially significant differentiating advantages of our C1 Expression System over other expression systems, our marketing strategy is to focus on those biopharmaceutical, agricultural and chemical companies that are looking for alternative expression systems for the production of sufficient quantities of proteins for animal/human or field tests or large-scale manufacturing at an economically viable cost.

      Our BioSciences Business currently employs business development professionals trained in marketing high-technology service offerings, such as the BioSciences Business's Expression Projects, as well as licensing, joint venturing and other forms of business collaboration. These two professionals will be responsible for the BioSciences Business's market launch. In addition to soliciting business from our headquarters and European subsidiary offices, these business development professionals will promote the C1 Expression System's enabling capabilities through presentations and presence at scientific and business conferences targeted at the pharmaceutical, biotechnology, chemical, agricultural and other industrial sectors, supplemented with the presentations of research papers and seminars at those conferences. Further, we intend to conduct large-scale promotional activities aimed at target industries, with an emphasis on individual visits to target companies to expose them to the unique capabilities of the C1 Expression System and the C1 Screening System. As the business volume expands, we intend to expand our staff of business development professionals for both its U.S. headquarters and its European subsidiary, Dyadic Nederland BV in the Netherlands.

EMPLOYEES

      As of October 29, 2004, we and our consolidated subsidiaries had approximately 90 full-time employees. None of our employees are represented by labor unions or covered by collective bargaining agreements. We have not experienced any work stoppages and consider our employee relations to be good.

COMPETITION

INDUSTRIAL ENZYMES BUSINESS

      According to Novozymes, the worldwide market for industrial enzymes is $2.0 billion, while another of our competitors, Diversa Corporation, has sized the combined industrial and specialty enzymes market at approximately $3.6 billion. Our Industrial Enzymes Business faces several major competitors in its industry, both on a global and regional basis. Principal global competitors are Novozymes (Danish: all markets), Genencor (U.S.: all markets), DSM (Dutch: food and animal feed), AB Enzymes (British: all markets) and BASF (German: animal feed). Together, these five companies control more than 70% of the industrial enzyme market, with Novozymes being the largest enzyme maker (2003 revenues estimated at $900 million), although additional competitors, such as Diversa, do, and in the future, can be expected to, enter the market. Other smaller regional producers, located primarily in Japan, India and China, are also participants in this industry and, from time to time, can directly compete with us in those regions. Each of the major competitors, particularly Novozymes, currently enjoys competitive advantages associated with their much larger size: developed technologies, more resources, strong distribution systems and dominant market positions.


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

BIOSCIENCES BUSINESS

      There are many companies, such as DSM, Invitrogen, Genencor International, Novozymes, Lonza Biologics, Rhein Biotech, Protein Sciences Corporation, Biolex, Paradigm Genetics and Exelexis, with proprietary protein expression systems that compete with our C1 Expression System. Most of them are developmental stage companies, although DSM, Invitrogen, Genencor International, Novozymes and Lonza Biologics are medium to large size, well-established companies with substantial financial resources. Nonetheless, because we believe our C1 Expression System will overcome many of the limitations of the expression systems being used by our competitors, we believe our C1 Expression System will provide the drug development industry with a superior, low-cost production alternative for human therapeutic and other proteins.

      When completed, our C1 Screening System will face competition from a large number of technologies in use and under development for the discovery of new genes. In addition to many development stage companies, such as Direvo and Nautilus Biotechnology, competitors of our C1 Screening System include many well-known companies: Celera, Human Genome Sciences, Incyte Genomics, Novozymes, Exelexis, Diversa, and Maxygen. There are also many well-known companies, such as Diversa, Maxygen, Codexis, as well as lesser-known companies such as Direvo and Nautilus Biotechnology, which are very active in the field of directed evolution and, therefore, have an interest in fungi-based screening systems or other eukaryotic hosts capable of functioning in a high-throughput robotic mode with eukaryotic genes.

INTELLECTUAL PROPERTY

      We hold three issued U.S. patents and 57 U.S. and International filed and pending patent applications which we believe provide us with broad patent protection for the C1 Host Technology, the C1 Expression System, the C1 Screening System and their commercial products and applications.

      Over the years in which we have been in business, we have also developed trade secrets and know-how involving its industrial enzyme products. Our employment and other agreements with our employees contain provisions that protect and require confidential treatment for our trade secrets and developed inventions, for both our Industrial Enzymes and our BioSciences Business.

GOVERNMENT REGULATION

      Regulation by the governmental authorities in the United States and other countries is a significant factor in the development, production and marketing of our products.

NON-DRUG PRODUCTS

      Non-drug, biologically derived products are regulated, in the United States, based on their application, by either the FDA, the Environmental Protection Agency ("EPA") or, in the case of plants and animals, United States Department of Agriculture ("USDA"). In addition to regulating drugs, the FDA also regulates food and food additives, feed and feed additives and GRAS (Generally Recognized As Safe) substances used in the processing of food. The EPA regulates biologically derived chemicals not within the FDA's jurisdiction. Although the food and industrial regulatory process can vary significantly in time and expense from application to application, EPA's timelines generally are shorter in duration than the drug regulatory process, that range from six months to three years.


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

      The European regulatory process for these classes of biologically derived products has undergone significant change in the recent past, as the EU attempts to replace country-by-country regulatory procedures with a consistent EU regulatory standard in each case. Some country-by-country regulatory oversight remains. Other than Japan, most other regions of the world generally accept either a United States or a European clearance together with associated data and information for a new biologically derived product.

HUMAN THERAPEUTIC PRODUCTS

      The FDA, in the United States, and similar health authorities, in foreign countries, subject human therapeutic products to rigorous preclinical and clinical testing and other approval procedures. Various federal statutes and regulations also govern or influence the testing, manufacturing, quality control, safety, labeling, storage, record-keeping and marketing of human therapeutic products. The process of obtaining these approvals and the subsequent compliance with appropriate federal and foreign statutes and regulations require the expenditure of substantial resources. Any failure by us or our collaborators or licensees to obtain, or any delay in obtaining, regulatory approval could adversely affect the marketing and revenue generating potential of our products. We have neither applied for nor received regulatory approval to market any human therapeutic products.

      The steps required before a pharmaceutical agent may be marketed in the United States include:

      o     preclinical laboratory, in vivo and formulation studies;

      o the submission to the FDA of an Investigational New Drug application ("IND") that must become effective before human clinical trials may commence;

      o adequate and well controlled human clinical trials to establish safety and efficiency of the proposed drug in its intended indication;

      o     the submission of a New Drug Application ("NDA") to the FDA; and

      o     the FDA approval of the NDA.

      To clinically test, produce and market products for diagnostic or therapeutic use, a company must comply with mandatory procedures and safety standards established by the FDA and comparable agencies in foreign countries. Before beginning human clinical testing of a potential new drug, a company must file an IND and receive clearance from the FDA. The IND is a summary of the preclinical studies which were carried out to characterize the drug, including toxicity and safety studies, as well as an in-depth discussion of the human clinical studies which are being proposed. Approval of a local institutional review board ("IRB") and informed consent of trial subjects is also required.

      Human clinical trials are typically conducted in three sequential phases which may overlap. Phase I involves the initial introduction of the drug into human subjects or patients where the product is tested for safety, dosage, tolerance, absorption, metabolism, distribution and excretion. Phase II involves studies in a limited patient population to:

      o     identify possible adverse effects and safety risks;

      o determine the efficiency of the product for specific, targeted indications; and

      o     adequately determine dosage tolerance and optimal dosage.


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

      When Phase II evaluation demonstrates that the product may be effective and has an acceptable safety profile, Phase III trials are undertaken to further evaluate dosage and clinical efficacy and to further test for safety in an expanded patient population at multiple clinical study sites. A pivotal Phase III trial is an adequate and well-controlled study which provides the primary basis for determining whether there is "substantial evidence" to support the claims of effectiveness for new drugs and forms the basis for an NDA. The regulatory authority or the sponsor may suspend clinical trials at any point in this process if either entity concludes that clinical subjects are being exposed to an unacceptable health risk, that the trials are not being conducted in compliance with applicable regulatory requirements, or for other reasons.

      The results of product development, preclinical studies and clinical studies are submitted to the FDA as part of an NDA for approval of the marketing and commercial shipment of the product. The FDA may deny approval of an NDA if applicable regulatory criteria are not satisfied, or may require additional data. Even if such data is submitted, the FDA may ultimately decide that the NDA does not satisfy its criteria for approval. Once issued, a product approval may be withdrawn if compliance with regulatory standards is not maintained or if problems occur after the product reaches the market. In addition, the FDA may require testing and surveillance programs to monitor the effect of approved products which have been commercialized, and it has the power to prevent or limit further marketing of a product based upon the results of these post-marketing programs.

      Satisfaction of these FDA requirements, or similar requirements by foreign regulatory agencies, typically takes several years, and the time needed to satisfy them may vary substantially, based upon the type, complexity and novelty of the drug product. The effect of government regulation may be to delay or to prevent marketing of potential products for a considerable period of time and to impose costly procedures upon our or our partner's activities. There can be no assurance that the FDA or any other regulatory agency will grant approval for any products being developed by us or our partner on a timely basis, or at all. Success in preclinical or early stage clinical trials does not assure success in later stage clinical trials. Data obtained from preclinical and clinical activities are susceptible to varying interpretations which could delay, limit or prevent regulatory approval. If regulatory approval of a product is granted, such approval may impose limitations on the indicated uses for which a product may be marketed. Further, even if regulatory approval is obtained, later discovery of previously unknown problems with a product may result in restrictions on the product, including withdrawal of the product from the market. Delay in obtaining or failure to obtain regulatory approvals would have a material adverse affect on our business.

      Before we or our collaboration partners' human therapeutic protein products, if any, can be marketed outside of the United States, they are subject to regulatory approval similar to that required in the United States, although the requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary widely from country to country. No action can be taken to market any product in a country until an appropriate application has been approved by the regulatory authorities in that country. The current approval process varies from country to country, and the time spent in gaining approval varies from that required for FDA approval. In certain countries, the sales price of a product must also be approved. The pricing review period often begins after market approval is granted. No assurance can be given that, even if a product is approved by a regulatory authority, satisfactory prices will be approved for our or our collaboration partners' products.

      There is no assurance that the FDA will successfully review our or our collaboration partners' INDs or NDAs when filed, or that foreign regulatory authorities will approve any similar applications that we submit to them. Further, the FDA and foreign authorities may at any time take legal or regulatory action against a product or us if it concludes that a product has not complied with applicable laws and regulations or that earlier evaluations of a product's safety or effectiveness may not have been adequate or appropriate. Such action may include, but is not limited to, restrictions on manufacture and shipment of products, seizure of products, injunctions and civil and criminal penalties. The FDA's policies may change and additional government regulations may be promulgated which could prevent or delay regulatory approval of our or our collaboration partners' potential products. Moreover, increased attention to the containment of health care costs in the United States and in foreign markets could result in new government regulations which could have a material adverse effect on our business or our joint ventures or its customers. We cannot predict the likelihood of adverse governmental regulation which might arise from future legislative or administrative action, either in the United States or abroad.


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

SCIENTIFIC ADVISORY BOARD

      We have, since 1999, maintained a Scientific Advisory Board ("SAB") which meets periodically to discuss R&D results and consult with us on plans for future R&D activities and our strategies. Because we have diverse areas of technology (gene expression, industrial enzymology, biopharmaceutical production and others), our SAB generally meets several times per year in subgroups focused on specific disciplines. Currently, our SAB is comprised of the following persons:

Name                         Current Position
----                         ----------------
Richard Lerner, M.D.         President, The Scripps Research Institute,
                             California

Gerry Fink, Ph.D.            Member/Former Director of Whitehead Institute, MIT

Michael Kozlowski, Ph.D.     CEO, Kreido Laboratories, California

Edward McGuire, Ph.D.        Former Vice President, R&D, Neose Technologies,
                             Pennsylvania

Peter Punt, Ph.D.            Senior Scientist, TNO Food & Nutrition Institute,
                             The Netherlands

Cees van den Hondel, Ph.D.   Head of fungal research, TNO Food & Nutrition
                             Institute, The Netherlands

Arkady Sinitsyn, Ph.D.       Head of Laboratory, Department of Enzymology,
                             Moscow State University, Russia

      Richard A. Lerner, M.D., Chairman, Dyadic Scientific Advisory Board. Dr. Lerner is Professor of Immunochemistry, Chair in Chemistry, and President of The Scripps Research Institute, one of the largest private, non-profit scientific research organizations in the world. The Scripps Research Institute has recently announced plans to establish a major science center in Palm Beach County, Florida, focusing on biomedical research, technology development, and drug design. Dr. Lerner is an expert in the field of catalytic antibodies, a field that takes as its principal goal an understanding of how the binding energy of proteins can be utilized to facilitate chemical transformations. He graduated from Northwestern University and Stanford Medical School and received his postdoctoral training at Scripps Clinic and Research Foundation in experimental pathology. Dr. Lerner has received numerous honors, including election to the National Academy of Sciences and the Royal Swedish Academy of Sciences, and receipt of the Wolf Prize in Chemistry.

      Gerald R. Fink, Ph.D. Dr. Fink is a founding Member of the Whitehead Institute and American Cancer Society Professor of Genetics at the Massachusetts Institute of Technology. The Whitehead Institute is a non-profit, independent research and teaching institution recognized for programs in genomics, cell biology, cancer research, structural biology and infectious disease. Dr. Fink served as Director of the Whitehead Institute from 1990 to 2001. He received his Ph.D. in genetics from Yale University, conducted postdoctoral research at the National Institutes of Health and served for 15 years on the faculty of Cornell University. Dr. Fink is an expert in the field of molecular genetics and cell biology of brewers' yeast and Candida. He leads research into common baker's yeast to explore critical pathways in cell growth and metabolism. The applications of this research include cancer research and the development of new anti-fungal drugs.


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

      Michael R. Kozlowski, Ph.D. Dr. Kozlowski is Chairman and CEO of Kreido Laboratories, a newly established California based biotechnology company. Dr. Kozlowski has nearly 20 years of combined large pharmaceutical company (Pfizer, Bristol-Myers Squibb) and biotechnology (Geron, Telik, Axiom) experience in positions of increasing responsibility from Research Scientist (Pfizer) to Chief Operating Officer (Axiom). Dr. Kozlowski has shown himself to be an effective translator of promising technologies into tangible results, and has also demonstrated his business leadership as a member of the executive teams that advanced Geron and Telik from small, private companies into public companies, and that successfully folded Axiom into Sequenom through its sale. Dr. Kozlowski earned a B.S. in Biology from Caltech, and a Ph.D. in Psychobiology from UC Irvine.

      Edward J. McGuire, Ph.D. Dr. McGuire is a former Vice President of Research and Development at Neose Technologies, a Pennsylvania based biopharmaceutical company. He worked at Neose since its inception at the University of Pennsylvania in 1990 and headed R&D from 1993 to 2002. Dr. McGuire's scientific expertise is largely in the areas of glycobiology and cell:cell adhesion. He is an expert on the glycosylation of proteins in various industrial and pharmaceutical protein expression systems. Dr. McGuire received his Ph.D. from the University of Illinois Medical School in 1960 and did his post-doctoral studies at the University of Michigan and Johns Hopkins University.

      Peter J. Punt, Ph.D. Dr. Punt is an expert on fungal genetics and has served as senior staff scientist in molecular genetics at TNO Nutrition and Food Research Institute in the Netherlands since 1983. He has led a variety of high profile projects in the Department of Applied Microbiology and Gene Technology at TNO. Dr. Punt received his M.Sc. in Biology from Leiden University and his Ph.D. in Molecular Genetics from Amsterdam University.

      Cees van den Hondel, Ph.D. Dr. van den Hondel is an expert on fungal genetics and serves as Professor of gene technology of filamentous fungi at Leiden University. Dr. van den Hondel is also the Head of Fungal Research in the Department of Molecular Genetics at TNO Nutrition and Food Research Institute in the Netherlands. He has coordinated a number of large multinational projects involving fungal research within the European Community programs. Dr. van den Hondel obtained his M.Sc. in Biochemistry from Utrecht University and his Ph.D. in Biochemistry from Nijmegen University.

      Arkady P. Sinitsyn, Ph.D. Dr. Sinitsyn is an expert on enzymology and has worked with Moscow State University since 1974, first as a researcher, and since 1989 as the Head of its Laboratory of Physical Chemistry of Enzymatic Transformation of Polymers. He also serves as Chair of Chemical Enzymology. Dr. Sinitsyn is a member of the Russian National Research Program on Enzyme Engineering Council, and received his Ph.D. in Enzymology and Dr. of Sciences in Enzymology and Biochemistry from Moscow State University.

CAUTIONARY STATEMENTS

      Investing in our securities involves risks and uncertainties. The following discussion summarizes what we believe to be are the material risks and uncertainties.

OVERVIEW RISKS

      DESPITE THE HISTORICAL OPERATING RESULTS OF OUR INDUSTRIAL ENZYMES BUSINESS, WE SHOULD NONETHELESS BE VIEWED AS AN EARLY-STAGE COMPANY, WITH ALL OF THE RISKS CUSTOMARILY ASSOCIATED WITH AN EARLY-STAGE COMPANY.

      Despite our Industrial Enzymes Business's history of revenue generation and growth, the combination of its reliance upon the expansion of the capabilities of our C1 Expression System and the early-stage, developmental nature of our BioSciences Business require that we be characterized as an early-stage company. Our conduct of the BioSciences Business is subject to the risks customarily attending the operations of any early-stage company, including the development of new technologies and products, the assembly and development of production and R&D capabilities, the construction of channels of distribution and the management of rapid growth, as discussed in the following Risk Factors.

      WE HAVE A HISTORY OF NET LOSSES. WE EXPECT TO CONTINUE TO INCUR NET LOSSES, AND WE MAY NOT ACHIEVE OR MAINTAIN PROFITABILITY.

      While we have, prior to the commencement of our investment in the development of the C1 Host Technology and the C1 Expression System, had profitable years, since we began developing the C1 Host Technology in 1998, we have incurred net losses of approximately $16 million through December 31, 2003, including net losses of approximately $7.3 million for the year ended December 31, 2003, inclusive of a non-cash charge of approximately $3.2 million to recognize the fair value of a warrant issued in connection with a May 2003 bridge loan financing transaction, and approximately $2.1 million of losses for the six months ended June 30, 2004. As of June 30, 2004, we had an accumulated deficit of approximately $17.3 million. Because we intend to accelerate our R&D activities and expand both our sales and marketing and technical support staffs, we expect to have increased levels of net losses and negative cash flow. Whether we achieve profitability, and the size of our net losses prior to that time will depend, in large part, on the rate of growth, if any, of our Industrial Enzymes Business, whether our BioSciences Business is able to generate contract revenues or other revenues and on the level of our expenses. To date, we have derived almost 100% of our revenues from the operations of our Industrial Enzymes Business. We do not anticipate material revenues from the operation of the BioSciences Business sooner than 2006. Our Industrial Enzymes Business may not be able to penetrate new markets or enjoy the improved profit margins it anticipates, which could materially adversely impact that Business's growth potential and profitability. Revenues from our BioSciences Business are uncertain because our ability to secure future collaboration agreements will depend upon the ability of the BioSciences Business to perfect our C1 Host Technology to address the needs of the pharmaceutical and biotech industries. We expect to spend significant amounts to fund R&D and enhance our core technologies. As a result, we expect that our operating expenses will increase significantly in the near term and, consequently, that we will need to generate significant additional revenues to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

      WE COULD FAIL TO MANAGE OUR GROWTH, WHICH WOULD IMPAIR OUR BUSINESS.

      Our business plan contemplates that we will grow at a rapid rate, both in terms of revenues and personnel. It is difficult to manage this rapid growth, and our future success depends on our ability to efficiently and effectively implement:

      o research and product development programs which overcome scientific challenges and develop new products and processes;

      o     sales, marketing, technical service and customer support programs;

      o expansion of our manufacturing operations to appropriate capacity levels consistent with our projected and actual rates of growth;

      o     operational and financial control systems;

      o     recruiting and training programs; and

      o     currency risk management strategies.

      Our ability to offer products and services successfully and to implement our business plan in a rapidly evolving global market requires effective planning, reporting and management processes. We expect that we will need to continue to improve our financial and managerial controls, reporting systems and procedures and to expand and train our workforce worldwide. We also need to continue to manufacture our products efficiently and to control or adjust the expenses related to R&D, marketing, sales and general and administrative activities in response to changes in revenues. If we are not successful in efficiently manufacturing our products or managing such expenses, there could be an adverse impact on our earnings and the continued viability of our business.

RISKS SPECIFIC TO OUR INDUSTRIAL ENZYMES BUSINESS

      OUR INDUSTRIAL ENZYMES BUSINESS'S MARKET SHARE GROWTH DEPENDS ON COSTLY NEW PRODUCT INTRODUCTIONS AND MARKET ACCEPTANCE.

      The future success of our Industrial Enzymes Business will depend greatly on our ability to continuously and timely develop and introduce new products that address evolving market requirements and are attractive to customers. We are relying on our C1 Expression System and our other proprietary technologies to expand our Industrial Enzymes product line and improve our gross margins on those products. If we fail to introduce new and innovative products, we could fail to obtain an adequate return on our R&D investments and could lose market share to our competitors, which might be difficult or impossible to regain. Any inability, for technological or other reasons, to develop successfully and introduce new products could reduce our growth rate or otherwise damage our business.

      Further, in the past we have experienced, and we are likely in the future to experience, delays in the development and introduction of products. We may not be able to keep pace with the rapid rate of change in our markets or to develop new products or processes that will meet the requirements of the marketplace or achieve market acceptance. Some of the factors affecting market acceptance of our products include:

      o availability, quality, performance and price as compared to competitive products;

      o     the functionality of new and existing products;

      o the timing of introduction of our products as compared to competitive products;

      o scientists' and customers' opinions of our products' utility and our ability to incorporate their feedback into our future products; and

      o     citation of the products in published research.

      The expenses or losses associated with unsuccessful product development activities or lack of market acceptance of our new products could seriously harm our business, financial condition and results of operations.

      OUR INDUSTRIAL ENZYMES BUSINESS CURRENTLY RELIES ON TWO CONTRACT MANUFACTURERS FOR ALL OF ITS MANUFACTURING. IF WE REQUIRE ADDITIONAL MANUFACTURING CAPACITY AND ARE UNABLE TO OBTAIN IT IN SUFFICIENT QUANTITY, WE MAY NOT BE ABLE TO INCREASE OUR SALES, OR MAY BE REQUIRED TO MAKE VERY SUBSTANTIAL CAPITAL INVESTMENTS TO BUILD THAT CAPACITY.

      Our manufacturing capabilities, and any current or future arrangements with third parties for these activities, may not be adequate for the successful commercialization of our industrial enzyme products. In the operation of the Industrial Enzymes Business, all of our industrial enzymes have over the past decade, and are expected over the foreseeable future to be, produced at the manufacturing facilities of contract manufacturers. As a result, we are dependent upon the performance and plant capacity of third-party manufacturers. We currently use two contract manufacturers, though our agreement with one of those contract manufacturers is close to expiring and will not be renewed. Our Industrial Enzymes Business, therefore, faces risks of difficulties with, and interruptions in, performance by these third parties of their manufacturing responsibilities, the occurrence of which could adversely impact the launch and/or sales of our products in the future. For example, our principal contract manufacturer, Polfa Tarchomin, S.A., which has been producing a number of our products since 2001 without interruption, has agreed to fund the modernization and expansion of its manufacturing facilities for our benefit. Though we have, in the past, received assurances from this contract manufacturer that it will have available to it the required funding to accomplish this modernization and expansion, if that funding were to be unavailable, and we presently have concerns on this issue, or if that contract manufacturer is otherwise unable to construct the needed modernization and expansion of production capacity, as it is contractually obligated to, our ability to meet our production requirements and growth plans would likely be very negatively affected. We could be forced to:

      o furnish or secure for that contract manufacturer the capital necessary to enable it to expand production capacity to meet our future production needs;

      o find manufacturing capacity from another contract manufacturer, which might be at higher cost to us; or

      o build our own manufacturing facilities, necessitating significant capital expenditures not currently included in our capital spending plans.

      With the imminent termination in May 2005 of our contract manufacturing agreement with our second, and only other, contract manufacturer, all of our production requirements will more than likely be satisfied by the single manufacturing facility operated by our Polish contract manufacturer, leaving us even more vulnerable to a failure of performance by it. In addition, presently certain of our products can only be produced by the contract manufacturer whose contract will terminate in May 2005. While we expect those products to be in production by the Polish contract manufacturer prior to May 2005, our ability to meet our production requirements and growth plans for those products could be negatively affected if Polish governmental authorities were to delay the approval of certain genetically engineered micro-organism, or "GMO," manufacturing processes we intend to transfer to the Polish contract manufacturer, or if the Polish contract manufacturer is unable to master production of these additional products.

      REGULATIONS MAY LIMIT OUR PROVISION OF GENETICALLY ENGINEERED PRODUCTS IN THE FUTURE. THESE REGULATIONS COULD LIMIT OUR ABILITY TO SELL THESE PRODUCTS.

      Our Industrial Enzyme Business develops enzyme products using both non-genetically engineered micro-organisms and GMOs. The production and marketing of products derived from GMOs are subject to federal, state, local and foreign governmental regulation. Regulatory agencies administering existing or future regulations or legislation may not allow us to produce and market our products derived from GMOs in a timely manner or under technically or commercially feasible conditions. In addition, regulatory action or private litigation could result in expenses, delays or other impediments to our product development programs or the commercialization of resulting products.

      The U.S. Food and Drug Administration, or "FDA," currently applies the same regulatory standards to products made through genetic engineering as those applied to products developed through traditional methodologies. However, genetically engineered products will be subject to premarket review if these products raise safety questions or are deemed to be food additives. Our products may be subject to lengthy FDA reviews and unfavorable FDA determinations if they raise questions, are deemed to be food additives, or if the FDA changes its policy.

      The European Union, or the "EU," has similar regulations regarding the development, production and marketing of products from GMOs. In many cases the regulations are more restrictive than present U.S. regulations. In particular, the EU requires efficacy testing as well as toxicological testing of all enzyme products, including products from non-GMO micro-organisms, sold into the animal feed market. The regulatory agencies administering these and future regulations may not allow us to produce and market some products in a timely manner or under technically or commercially feasible conditions.

      For more information, see the section of Item 2.01 captioned "Business - Government Regulation."

      ALTERNATIVE TECHNOLOGIES UNDER DEVELOPMENT MAY DIMINISH THE NEED FOR PRODUCING SOME ENZYMES IN FERMENTERS - THE PROCESS WE USE.

      Bio-ethanol and other bio-fuels production represents a considerable market opportunity for enzymes. Research being conducted within the auspices of major seed producers, U.S. federal government and corn growers association may supplant the need for enzymes produced in fermenters, which is the enzyme production process we currently use.

RISKS SPECIFIC TO OUR BIOSCIENCES BUSINESS

      ALTHOUGH OUR INDUSTRIAL ENZYMES BUSINESS HAS DEVELOPED AND SOLD INDUSTRIAL ENZYME PRODUCTS AND HAS USED OUR C1 EXPRESSION SYSTEM TO DEVELOP SUCH PRODUCTS, OUR BIOSCIENCES BUSINESS HAS NOT YET COMPLETED COMMERCIALIZATION OF OUR C1 EXPRESSION SYSTEM FOR THE EXPRESSION OF THERAPEUTIC PROTEINS. IF OUR BIOSCIENCE BUSINESS FAILS TO DO THIS, WE MAY BE FORCED TO TERMINATE THE BIOSCIENCES BUSINESS'S OPERATIONS AND LIQUIDATE IT.

      Our BioSciences Business must be evaluated as having the same risks inherent in early-stage biotechnology companies because the application of our C1 Expression System to the expression of pre-clinical and clinical quantities of therapeutic proteins is still in development. We may not be able to successfully harness the C1 Expression System to achieve those objectives. Further, we may not be able to expand the capabilities of the C1 Expression System to produce commercial volumes of therapeutic proteins at reasonable costs. Also, even if the BioSciences Business is able to achieve either of those accomplishments, we may not be able to successfully develop the C1 Screening System to serve the functions of gene discovery or the development of new and/or improved protein drugs. Successful development of the C1 Host Technology for these purposes will require significant development and investment, including testing, to prove its efficacy and cost-effectiveness. To date, drug companies have developed and commercialized only a small number of gene-based products in comparison to the total number of drug molecules available in the marketplace. In this connection, we are heavily dependent upon our use of third-party research organizations to assist us in the development of the C1 Host Technology. In general, our experience has been that each step in the process has taken longer and cost more to accomplish then we had originally projected, and we anticipate that this is likely to remain the case with respect to our BioSciences Business's continuing development efforts.

      COMMERCIALIZATION OF OUR C1 EXPRESSION SYSTEM BY OUR BIOSCIENCES BUSINESS DEPENDS ON COLLABORATIONS WITH OTHER COMPANIES. IF WE ARE NOT ABLE TO FIND COLLABORATORS IN THE FUTURE, THE BIOSCIENCES BUSINESS MAY NOT BE ABLE TO DEVELOP THE C1 EXPRESSION SYSTEM OR THERAPEUTIC PROTEIN PRODUCTS.

      In the operation of our BioSciences Business, our business model relies on a revenue stream derived from collaboration projects to be conducted with our customers to express laboratory-testing quantities of therapeutic proteins. A large portion of the anticipated financial reward depends on those therapeutic proteins progressing through drug development and into commercially successful drugs. Apart from risks relating to whether our BioSciences Business can capture such customers, or capture them on satisfactory terms, we will have no control over post-collaboration project drug development and commercialization. Further, conflicts could arise between us and our customers or among them and third parties that could discourage or impede the BioSciences Business's business.

      Since we do not currently possess the financial resources necessary to develop and commercialize potential drug products that may result from our C1 Expression System, or the resources to complete any approval processes which may be required for these products, we must enter into collaborative arrangements to develop and commercialize drug products. It is expected that these arrangements will be for fixed terms and will expire after a fixed period of time. If they are not renewed or if we do not enter into new collaborative agreements, our revenues will be reduced and our products may not be commercialized.

      We have limited or no control over the resources that any collaborator may devote to our products. Any of our future collaborators may not perform their obligations as expected. These collaborators may breach or terminate their agreement with us or otherwise fail to conduct their collaborative activities successfully and in a timely manner. Further, our collaborators may elect not to develop products arising out of our collaborative arrangements or devote sufficient resources to the development, manufacture, market or sale of these products. If any of these events occur, we may not be able to develop our technologies or commercialize our products.

      POTENTIAL THERAPEUTIC PRODUCTS DEVELOPED BY US OR WITH OUR CUSTOMERS OR COLLABORATORS ARE SUBJECT TO A LENGTHY AND UNCERTAIN REGULATORY PROCESS. IF THESE THERAPEUTIC PROTEIN PRODUCTS ARE NOT APPROVED, WE OR OUR CUSTOMERS OR COLLABORATORS WILL NOT BE ABLE TO COMMERCIALIZE THEM, AND WE MAY NOT RECEIVE THE MILESTONE AND ROYALTY PAYMENTS WHICH ARE BASED UPON THE SUCCESSFUL ADVANCEMENT OF THESE PRODUCTS THROUGH THE DRUG DEVELOPMENT AND APPROVAL PROCESS.

      The FDA must approve any therapeutic product before it can be marketed in the United States. Before our collaborators can file a new drug application or biologic license application with the FDA, the product candidate must undergo extensive testing, including animal and human clinical trials, which can take many years and require substantial expenditures. Data obtained from such testing are susceptible to varying interpretations which could delay, limit or prevent regulatory approval. In addition, changes in regulatory policy for product approval during the period of product development and regulatory agency review of each submitted new application or product license application may cause delays or rejections.

      Because these products involve the application of new technologies and may be based upon new therapeutic approaches, they may be subject to substantial review by government regulatory authorities and, government regulatory authorities may grant regulatory approvals more slowly for these products than for products using more conventional technologies. While we anticipate that most of our collaborators will have experience submitting an application to the FDA or any other regulatory authority, we have no such experience, and neither we nor any collaborator has yet submitted an application with the FDA or any other regulatory authority for any product candidate generated through the use of our C1 Expression System, nor has the FDA nor any other regulatory authority approved any therapeutic product candidate developed using our C1 Expression System for commercialization in the United States or elsewhere. Our collaborators may not be able to conduct clinical testing or obtain the necessary approvals from the FDA or other regulatory authorities for our products. The regulatory agencies of foreign governments must also approve our therapeutic products before the products can be sold in those other countries.

      Even after investing significant time and expenditures, our collaborators may not obtain regulatory approval for their products. Even if they receive regulatory approval, this approval may entail limitations on the indicated uses for which we can market a product. Further, once regulatory approval is obtained, a marketed product and its manufacturer are subject to continual review, and discovery of previously unknown problems with a product or manufacturer may result in restrictions on the product, manufacturer and manufacturing facility, including withdrawal of the product from the market. In certain countries, regulatory agencies also set or approve prices.

      HEALTH CARE REFORM AND RESTRICTIONS ON REIMBURSEMENTS MAY LIMIT THE RETURNS THAT OUR BIOSCIENCES BUSINESS AND ITS CUSTOMERS EARN ON PHARMACEUTICAL PRODUCTS.

      Our C1 Host Technology is being developed to assist our customers or collaborators in the development of future therapeutic products, including pharmaceutical products. The ability of our collaborators to commercialize pharmaceutical products developed with our C1 Host Technology may depend in part on the extent to which reimbursement for the cost of those products will be available from government health administration authorities, private health insurers and other organizations. Third-party payers are increasingly challenging prices of medical products and services. Significant uncertainty exists as to the reimbursement status of newly approved health care products, and there can be no assurance that adequate third party coverage will be available for any product to enable us to maintain price levels sufficient to realize an appropriate return on our investment in research and product development.

      ADVERSE EVENTS IN THE FIELD OF THERAPEUTIC PRODUCTS MAY NEGATIVELY IMPACT REGULATORY APPROVAL OR PUBLIC PERCEPTION OF ANY THERAPEUTIC PRODUCTS WE OR OUR COLLABORATORS MAY DEVELOP.

      Currently, we are not engaged in developing therapeutic products for our own account, but instead intend to collaborate with drug companies to express therapeutic products requested by them for the ultimate purpose of their development, testing and introduction as new drugs. We may, however, engage in these activities in the future for our own account. If we or our collaborators develop therapeutic products, these products may encounter substantial delays in development and approval due to the government regulation and approval process. Adverse events reported in gene therapy clinical trials may lead to more government scrutiny of proposed clinical trials of therapeutic products, stricter labeling requirements for these products and delays in the approval of other types of products for commercial sale.

      Our C1 Expression System has been tested for use in pulp and paper production, which requires FDA approval as "generally regarded as safe," or "GRAS," and has generated promising safety and toxicity data for one enzyme. A risk nonetheless exists that the C1 Expression System will produce therapeutic products and enzymes that have safety and toxicity issues associated with them.

      Also, the complete genome sequence of our C1 host organism - which could help to mitigate our risk that there were unexpected safety and toxicity issues associated with our C1 Expression System and facilitate our ability to find and express new genes of bio-therapeutic and other commercial value - has not yet been determined. This fact places us at a distinct competitive disadvantage to some or our competitors, whose host organisms have been more thoroughly researched and whose genomes have been sequenced.

RISKS APPLICABLE TO OUR INDUSTRIAL ENZYMES BUSINESS AND OUR BIOSCIENCES BUSINESS

      REDUCTIONS IN R&D BUDGETS MAY AFFECT THE SALES OF BOTH OF OUR BUSINESSES.

      Our customers include researchers at customers of our Industrial Enzymes Business and potential drug company customers of our BioSciences Business. Fluctuations in the R&D budgets of these researchers and their organizations could have a significant effect on the demand for our products. Research and development budgets fluctuate due to changes in available resources, mergers of drug companies, spending priorities and institutional budgetary policies. Our Businesses could be seriously damaged by any significant decrease in life sciences R&D expenditures by these existing and potential customers, academic institutions, government laboratories or private foundations.

      WE INTEND TO CONDUCT PROPRIETARY RESEARCH PROGRAMS, AND ANY CONFLICTS WITH OUR COLLABORATORS OR ANY INABILITY TO COMMERCIALIZE PRODUCTS RESULTING FROM THIS RESEARCH COULD HARM OUR BUSINESS.

      An important part of our strategy involves conducting proprietary research programs. We may pursue opportunities in fields that could conflict with those of our collaborators. Moreover, disagreements with our collaborators could develop over rights to our intellectual property. Any conflict with our collaborators could reduce our ability to obtain future collaboration agreements and negatively impact our relationship with existing collaborators, which could reduce our revenues.

      Certain of our collaborators could also become competitors in the future. Our collaborators could develop competing products, preclude us from entering into collaborations with their competitors, fail to obtain timely regulatory approvals, terminate their agreements with us prematurely or fail to devote sufficient resources to the development and commercialization of products. Any of these developments could harm our product development efforts.

      We will either commercialize products resulting from our proprietary programs directly or through licensing to other companies. We have limited experience in manufacturing and marketing products for the pharmaceutical and biotechnology industries. In order for us to commercialize these products directly, we would need to develop, or obtain through outsourcing arrangements, the capability to market and sell these products. We do not have these capabilities, and we may not be able to develop or otherwise obtain the requisite marketing and sales capabilities. If we are unable to successfully commercialize products resulting from our proprietary research efforts, we will continue to incur losses.

      PUBLIC PERCEPTION OF ETHICAL AND SOCIAL ISSUES MAY LIMIT THE USE OF OUR TECHNOLOGIES, WHICH COULD REDUCE OUR REVENUES.

      Our success will depend in part upon our ability to develop products discovered through our C1 Host Technology. Governmental authorities could, for social or other purposes, limit the use of genetic processes or prohibit the practice of our C1 Host Technology. Ethical and other concerns about our C1 Host Technology, particularly the use of genes from nature for commercial purposes, and products resulting therefrom, could adversely affect their market acceptance.

      IF THE PUBLIC DOES NOT ACCEPT GENETICALLY ENGINEERED PRODUCTS, WE MAY HAVE LESS DEMAND FOR OUR PRODUCTS IN THE FUTURE.

      The commercial success of our potential products will depend in part on public acceptance of the use of genetically engineered products including drugs, plants and plant products. Claims that genetically engineered products are unsafe for consumption or pose a danger to the environment may influence public attitudes. Our genetically engineered products may not gain public acceptance in the various industrial, pharmaceutical or biotechnology industries. Negative public reaction to genetically modified organisms and products could result in greater government regulation of genetic research and resultant products, including stricter labeling laws or regulations, and could cause a decrease in the demand for our products.

      The subject of genetically modified organisms has received negative publicity in Europe and other countries, which has aroused public debate. The adverse publicity in Europe could lead to greater regulation and trade restrictions on imports of genetically altered products. If similar adverse public reaction occurs in the United States, genetic research and resultant products could be subject to greater domestic regulation, and a decrease in the demand for our products could result.

      OUR COLLABORATIONS WITH OUTSIDE SCIENTISTS MAY BE SUBJECT TO CHANGE WHICH COULD LIMIT OUR ACCESS TO THEIR EXPERTISE.

      We rely upon the services of a number of research organizations, scientific advisors and collaborators at academic and other institutions. These scientists are not our employees and may have other commitments that would limit their availability to us. Although our scientific advisors generally agree not to perform services on competing technologies, if a conflict of interest between their services for us and their services for another entity were to occur, we might lose their services. Although our scientific advisors and collaborators sign agreements not to disclose our confidential information, it is possible that certain of our valuable proprietary knowledge may become publicly known through them.

      DESTRUCTIVE ACTIONS BY ACTIVISTS OR TERRORISTS COULD DAMAGE OUR FACILITIES, INTERFERE WITH OUR RESEARCH ACTIVITIES AND CAUSE ECOLOGICAL HARM. ANY SUCH ADVERSE EVENTS COULD DAMAGE OUR ABILITY TO DEVELOP PRODUCTS AND GENERATE ADEQUATE REVENUE TO CONTINUE OPERATIONS.

      Activists and terrorists have shown a willingness to injure people and damage physical facilities, equipment and biological materials to publicize or further their ideological causes. Biotechnology companies could be a specific target of certain groups. Our operations and research activities could be adversely impacted depending upon the nature and extent of such acts. Such damage could include disability or death of our personnel, damage to physical facilities that we contract with to perform R&D activities or to manufacture our products, destruction of animals and biological materials, disruption of our communications and data management software used for R&D or destruction of R&D records. Any such damage could delay our R&D projects or the manufacture of our products and decrease our ability to conduct future R&D and to develop future products. Damage caused by activist or terrorist incidents could also cause the release of hazardous materials, including chemicals and biological materials, which could create liabilities for us or damage our reputation in the community. Clean up of any such releases could also be time consuming and costly. Any significant interruptions in our ability to conduct our business operations or R&D activities could reduce our revenue and increase our expenses.

      WE USE HAZARDOUS CHEMICALS AND RADIOACTIVE AND BIOLOGICAL MATERIALS IN OUR BUSINESS. ANY CLAIMS RELATING TO IMPROPER HANDLING, STORAGE OR DISPOSAL OF THESE MATERIALS COULD BE TIME CONSUMING AND COSTLY.

      Our R&D processes involve the controlled use of hazardous materials, including chemicals, radioactive and biological materials. Our operations also produce hazardous waste products. We cannot eliminate the risk of accidental contamination or discharge and any resultant injury from these materials. Federal, state and local laws and regulations govern the use, manufacture, storage, handling and disposal of these materials. We could be subject to criminal liability or claims for damages in the event of an improper or unauthorized release of, or exposure of individuals to, hazardous materials. In addition, claimants may sue us for injury or contamination that results from our use or the use by third parties of these materials, and our liability may exceed our total assets. Compliance with these laws and regulations may be expensive, and current or future laws and regulations may impair our research, development, or production efforts. We believe that our current operations comply in all material respects with applicable laws and regulations.

      In addition, our collaborators may work with these types of hazardous materials in connection with our collaborations. To our knowledge, the work is performed in accordance with these laws and regulations. In the event of a lawsuit or investigation, we could be held responsible for any injury caused to persons or property by exposure to, or release of, these hazardous materials. Further, under certain circumstances, we may agree to indemnify our collaborators against damages and other liabilities arising out of development activities or products produced in connection with these collaborations.

OTHER BUSINESS RISKS THAT WE FACE

      MANY POTENTIAL COMPETITORS WHO HAVE GREATER RESOURCES AND EXPERIENCE THAN WE DO MAY DEVELOP PRODUCTS AND TECHNOLOGIES THAT MAY MAKE OURS OBSOLETE.

      The industrial enzymes and biotechnology industries are characterized by rapid technological change, and the area of gene research is a rapidly evolving field. Our future success will depend on our ability to maintain a competitive position with respect to technological advances. Rapid technological development by others may result in our products and technologies becoming obsolete.

      Any products that we develop through our C1 Host Technology will compete in highly competitive markets. Many of the organizations competing with us in the markets for such products have greater capital resources, R&D and marketing staffs and facilities and capabilities, and greater experience in obtaining regulatory approvals, manufacturing products and marketing. Accordingly, our competitors may be able to develop technologies and products more easily which would render our technologies and products and those of our collaborators obsolete and noncompetitive. If a competitor develops superior technology or cost-effective alternatives to our products or processes, our business, operating results and financial condition could be seriously harmed. In addition, demand for our products may weaken due to reduction in R&D budgets or loss of distributors, any of which might have an adverse effect on our financial condition.

      The markets for our Industrial Enzymes Business's products are, in many cases, very competitive and price sensitive. Our Industrial Enzymes Business currently competes with five much larger competitors, each with dominant market positions in segments in which we compete and who, as a group, hold approximately 70% market share in the present industrial enzymes marketplace. Each of these competitors has substantially greater financial, operational, sales and marketing resources than we do, and very significant experience in R&D. Further, these competitors may possess other complementary technologies, such as proprietary directed molecular evolution technology, which may be more effective at implementing their technologies to develop commercial products than our complementary technologies implement our C1 Host Technology. Also, some of these competitors have entered into collaborations with leading companies within our Industrial Enzymes Business's target markets to produce enzymes for commercial purposes.

      Well-known, and better financed, biotechnology companies offer competing technologies for the same products and services as our BioSciences Business plans to offer using our C1 Host Technology. Customers may prefer existing competing technologies over our C1 Host Technology. Our BioSciences Business also faces, and will continue to face, intense competition from organizations such as large biotechnology companies, as well as academic and research institutions and government agencies that are pursuing competing technologies to enable production of therapeutic and other proteins and bio-molecules of commercial interest at economically viable costs. These organizations may develop technologies that are superior alternatives to our C1 Host Technology. We anticipate that our BioSciences Business will face increased competition as new companies enter our markets and as development of biological products evolves.

      WE MAY NEED ADDITIONAL CAPITAL IN THE FUTURE. IF ADDITIONAL CAPITAL IS NOT AVAILABLE, AND WE ARE UNABLE TO GENERATE SUFFICIENT LEVELS OF PROFITABILITY FROM OUR INDUSTRIAL ENZYMES BUSINESS, WE MAY NEED TO CURTAIL OR CEASE, OR DISPOSE OF, ONE OR MORE OF OUR OPERATIONS.

      Our future capital requirements will be substantial, particularly if we require significant additional capital to develop manufacturing capacity for our Industrial Enzymes Business, completion of the development of our C1 Expression System for our BioSciences Business takes longer or requires greater resources than we had expected, we continue to develop the C1 Expression System to expand its production capabilities to manufacture commercial volumes of therapeutic proteins, we continue to develop a C1 Screening System, or our BioSciences Business develops a number of therapeutic products. Our need for additional capital will depend on many factors, including the financial success of our Industrial Enzymes Business, whether our Polish contract manufacturer modernizes and expands its manufacturing facility as it is required to by its contract with us, whether we are successful in obtaining payments from BioSciences Business customers under collaborative agreements, the progress and scope of our collaborative and independent R&D projects performed by our customers and collaboration partners, the effect of any acquisitions of other businesses that we may make in the future, and the filing, prosecution and enforcement of patent claims.

      If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds to continue the development of our technologies and complete the commercialization of products, if any, resulting from our technologies. We may not be able to raise additional funds on terms that are acceptable to us or on any terms whatsoever, or we may be unable to raise sufficient additional capital. If we fail to raise sufficient funds, and our Industrial Enzymes Business is unable to generate sufficient levels of profitability, we will have to curtail or cease, or dispose of, one or more of our operations.

      WE WILL NEED TO EXPAND OUR EXISTING MARKETING AND SALES RESOURCES.

      We will need to expand our marketing and sales resources for our Industrial Enzymes Business to achieve our contemplated annual rates of growth and for our BioSciences Business to successfully market the C1 Expression System, and our contemplated C1 Screening System, for that Business's contemplated applications. Currently, we rely primarily on our direct sales force for the United States market and contract with professional sales agents and distributors for the international market, including two controlled foreign subsidiaries. Direct salespeople are our employees and are paid a salary plus commissions on sales they make within their assigned territories. Contracted sales agents are paid a base rate of compensation plus commissions on sales they make within their assigned territories. Distributors purchase products from us and then resell our products and services to third parties. Our officers and employees develop and implement our marketing strategy, although we do periodically engage non-employee consultants, acting as independent contractors, to assist us in these efforts.

      Market forces, such as increasing competition, increasing cost pressures on our customers and general economic conditions, may require us to devote more resources to our sales and marketing efforts than we currently contemplate, such as changing the composition of our sales and marketing staff and changing our marketing methods. These changes may result in additional expenses. In addition, we will incur additional salary expenses because we intend to increase our direct sales force after completing the Offering. We also may hire direct sales representatives to replace independent sales representatives or distributors that we use. Similarly, if we increase our reliance on marketing consultants to assist us, we will incur greater costs. If we decide to increase our advertising, we will also incur higher sales and marketing costs. Our incurrence of increased costs will make it more difficult for us to operate profitably, and we may not have sufficient funds to support all of these costs.

      If we expand our sales force and increase our marketing activities, we can offer no assurances that those efforts will result in more sales or higher revenue. Also, the increased costs we incur by expanding our sales and marketing resources may not result in greater sales or in higher revenue. Further, even if we increase our spending on sales and marketing, we may not be able to maintain our current level of sales and revenue.

      IF WE LOSE OUR KEY PERSONNEL OR ARE UNABLE TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL, WE MAY BE UNABLE TO PURSUE COLLABORATIONS OR DEVELOP OUR OWN PRODUCTS.

      We are highly dependent on the principal members of our management and scientific staff, the loss of whose services might adversely impact the achievement of our objectives. In addition, recruiting and retaining qualified scientific personnel to perform future R&D work will be critical to our success. We do not currently have sufficient executive management personnel to fully execute our business plan. Although we believe we will be successful in attracting and retaining qualified management and scientific personnel, competition for experienced scientists from numerous companies and academic and other research institutions may limit our ability to do so on acceptable terms. Failure to attract and retain scientific personnel would prevent us from pursuing collaborations or developing our products or core technologies.

      Our planned activities will require additional expertise in specific industries and areas applicable to the products developed through our technologies. These activities will require the addition of new personnel, including management, and the development of additional expertise by existing management personnel. The inability to acquire these services or to develop this expertise could impair the growth, if any, of our business.

      In addition, our directors and senior officers are likely to require that we maintain directors and officers insurance at levels comparable to those of similar sized public companies. This type of insurance has become increasingly difficult to obtain, and the premiums have increased significantly recently. While we have purchased such directors' and officers' liability insurance which became effective on the closing of the Offering, our efforts to recruit additional directors could be impeded if the amount of insurance coverage is viewed to be insufficient. Further, if we are unable to provide adequate compensation or are unable to obtain sufficient directors and officers insurance coverage, we may not be able to attract or retain key personnel.

      Personnel changes may disrupt our operations. Hiring and training new personnel will entail costs and may divert our resources and attention from revenue-generating efforts. From time to time, we also engage consultants to assist us in our business and operations. These consultants serve as independent contractors, and we, therefore, do not have as much control over their activities as we do over the activities of our employees. Our consultants may be affiliated with or employed by other parties, and some may have consulting or other advisory arrangements with other entities that may conflict or compete with their obligations to us. Inventions or processes discovered by these persons will not necessarily become our property.

      ANY INABILITY TO ADEQUATELY PROTECT OUR PROPRIETARY TECHNOLOGIES COULD HARM OUR COMPETITIVE POSITION.

      Our success will depend in part on our ability to obtain patents and maintain adequate protection of our other intellectual property for our technologies and products in the United States and other countries. If we do not adequately protect our intellectual property, competitors may be able to practice our technologies and erode our competitive advantage. The laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the United States, and many companies have encountered significant problems in protecting their proprietary rights in these foreign countries. These problems can be caused by, for example, a lack of rules and methods for defending intellectual property rights.

      We hold three issued U.S. patents, including claims that cover the C1 Expression System and various other aspects of the C1 Host Technology, and three international patent applications which expand that coverage and include the C1 Screening System. We also have 57 pending patent applications which we expect, if issued, will also cover various aspects of the C1 Host Technology in addition to the C1 Expression System. The patent positions of biotechnology companies, including our patent position, are generally uncertain and involve complex legal and factual questions. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary technologies are covered by valid and enforceable patents or are effectively maintained as trade secrets. We intend to apply for patents covering both our technologies and products as we deem appropriate. However, existing and future patent applications may be challenged and may not result in issued patents. Our existing patents and any future patents we obtain may not be sufficiently broad to prevent others from practicing our technologies or from developing competing products. Furthermore, others may independently develop similar or alternative technologies or design around our patented technologies. In addition, others may challenge or invalidate our patents, or our patents may fail to provide us with any competitive advantages.

      We rely upon trade secret protection for our confidential and proprietary information. We have taken security measures to protect our proprietary information. These measures may not provide adequate protection for our trade secrets or other proprietary information. We seek to protect our proprietary information by entering into confidentiality agreements with employees, collaborators and consultants. Nevertheless, employees, collaborators or consultants may still disclose our proprietary information, and we may not be able to meaningfully protect our trade secrets. In addition, others may independently develop substantially equivalent proprietary information or techniques or otherwise gain access to our trade secrets.

      LITIGATION OR OTHER PROCEEDINGS OR THIRD PARTY CLAIMS OF INTELLECTUAL PROPERTY INFRINGEMENT COULD REQUIRE US TO SPEND TIME AND MONEY AND COULD ADVERSELY AFFECT SOME OF OUR OPERATIONS.

      Our commercial success depends in part on neither infringing patents and proprietary rights of third parties, nor breaching any licenses that we have entered into with regard to our technologies and products. Others have filed, and in the future are likely to file, patent applications covering genes or gene fragments that we may wish to utilize with our C1 Host Technology, or products that are similar to products developed with the use of our C1 Host Technology. If these patent applications result in issued patents and we wish to use the claimed technology, we would need to obtain a license from the third party.

      Third parties may assert that we are employing their proprietary technology without authorization. In addition, third parties may obtain patents in the future and claim that use of our technologies infringes these patents. We could incur substantial costs and diversion of management and technical personnel in defending ourselves against any of these claims or enforcing our patents or other intellectual property rights against others. Furthermore, parties making claims against us may be able to obtain injunctive or other equitable relief which could effectively block our ability to further develop, commercialize and sell products, and could result in the award of substantial damages against us. If a claim of infringement against us is successful, we may be required to pay damages and obtain one or more licenses from third parties. We may not be able to obtain these licenses at a reasonable cost, if at all. In that event, we could encounter delays in product commercialization while we attempt to develop alternative methods or products. Defense of any lawsuit or failure to obtain any of these licenses could prevent us from commercializing available products.

      Further, the taxonomic classification of our C1 host organism was determined using classical morphological methods. More modern taxonomic classification methods have indicated that our C1 host organism will be reclassified as a different genus and species. Some of the possible species that the C1 host could be reclassified as could be the subject of patent rights owned by others. We believe, based on our evaluation of the relevant field of science and our discussions with our consulting professionals, that any such patent rights would be invalid, and were litigation over the issue to ensue, we believe we should prevail. If we did not prevail, to settle any such litigation or pre-litigation claims, we could be required to enter into a cross-licensing arrangement, pay royalties or be forced to stop commercialization of some of our activities.

      We do not fully monitor the public disclosures of other companies operating in our industry regarding their technological development efforts. If we did evaluate the public disclosures of these companies in connection with their technological development efforts and determined that they violated our intellectual property or other rights, we would anticipate taking appropriate action, which could include litigation. However, any action we take could result in substantial costs and diversion of management and technical personnel. Furthermore, the outcome of any action we take to protect our rights may not be resolved in our favor or may not be resolved for a lengthy period of time.

      WE MAY BE SUED FOR PRODUCT LIABILITY.

      We may be held liable if any product we develop, or any product which is made with the use or incorporation of, any of our technologies, causes injury or is found otherwise unsuitable during product testing, manufacturing, marketing or sale. These risks are inherent in the development of chemical, agricultural and pharmaceutical products. While we maintain product liability insurance, it may not fully cover our potential liabilities. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of products developed by us or our collaborators. If we are sued for any injury caused by our products, our liability could exceed our total assets.

      SINCE A SUBSTANTIAL PORTION OF OUR REVENUES TO DATE HAS COME FROM INTERNATIONAL SALES, EVENTS AFFECTING INTERNATIONAL COMMERCE MAY ADVERSELY AFFECT OUR FUTURE INTERNATIONAL REVENUES AND OUR PRODUCTS' FUTURE PROFITABILITY.

      International revenues accounted for approximately 70% of our total revenues in 2002 and 84% of our total revenues in 2003. Our key international markets are the European Union, Hong Kong, the Peoples Republic of China and India. Our international sales are made through international distributors and their wholly-owned subsidiaries, including our Far East subsidiary, and direct to end-user plants with payments to us, in many cases, denominated in currencies other than U.S. dollars. In the conduct of our business, in a number of instances, we are required to pay our obligations in currencies other than U.S. dollars Accordingly, we are exposed to changes in currency exchange rates with respect to our international sales and payment obligations. We experienced currency losses in 2003 and in the first half of 2004.

      Fluctuations in currency exchange rates have in the past and may in the future negatively affect our ability to price competitively against products denominated in local currencies. Also, changes in foreign currency exchange rates, may have an adverse effect on our financial position and results of operations as expressed in U.S. dollars. Our management monitors foreign currency exposures and may, in the ordinary course of business, enter into foreign currency forward contracts or options contracts related to specific foreign currency transactions or anticipated cash flows. We do not hedge, and have no current plans to hedge in the future, the translation of financial statements of consolidated subsidiaries whose local books and records are maintained in foreign currency.

      The imposition of duties or other trade barriers, trade embargoes, acts of terrorism, wars and other events outside our control may adversely affect international commerce and impinge on our ability to manufacture, transport or sell our products in international markets.

      BUSINESS INTERRUPTIONS COULD KEEP US FROM DEVELOPING OUR PRODUCTS AND INCREASING OUR REVENUES.

      Natural or man-made disasters, such as fires, earthquakes, hurricanes, power losses, telecommunications failures, terrorist attacks, military operations and other events beyond our control may interrupt our operations. We do not have a detailed disaster recovery plan. In addition, we may not carry sufficient business interruption insurance to compensate us for losses that may occur and any losses or damages we incur could have a material adverse effect on our cash flows and success as an overall business.

RISKS RELATED TO OUR COMMON STOCK

      THERE IS NO ESTABLISHED TRADING MARKET FOR OUR SHARES, AND MOST OF OUR OUTSTANDING SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFER IMPOSED BY APPLICABLE SECURITIES LAWS. WE MAY NOT BE ABLE TO, ON A TIMELY BASIS, OBTAIN THE EFFECTIVENESS OF THE REGISTRATION STATEMENT COVERING THE RESALE OF OUR OUTSTANDING SHARES.

      Although prices for our Shares are quoted on the Over-the-Counter Bulletin Board, there is no established public trading market for our Common Stock, and no assurance can be given that a public trading market will develop or, if developed, that it will be sustained. The Shares and Investor Warrants we have issued in connection with the Merger, the Offering and the sale of the Co-Investment Units have not been registered under the Securities Act or any of the securities laws or regulations of any state or other jurisdiction. Accordingly, neither our Shares nor the Investor Warrants may be resold unless they are subsequently registered under such laws or an exemption from registration is available. We are obligated to file with the SEC the Registration Statement covering all of our Shares and Shares issuable on the exercise or conversion of all of our outstanding Investor Warrants and other warrants, options and convertible notes either issued by us or assumed by us incident to the consummation of the Merger. Under the terms of the Subscription Agreements executed by investors who participated in the Offering, if we fail to timely file the Registration Statement on or before December 28, 2004 or are unable to cause the Registration Statement to become effective before April 2, 2005, we are obligated to make certain payments as liquidated damages to subscribers, at the rate of 1% of the gross proceeds derived from the Offering for each month that elapses after the referenced outside filing date or outside effective date, as applicable. There can be no assurance that this Registration Statement will be declared effective by the SEC on or before April 2, 2005. Although we intend, as soon as is practicable, to undertake the process to become listed on one of the national stock exchanges or with Nasdaq, there is no assurance as to when or if those events will occur.

      THE LIQUIDITY OF OUR COMMON STOCK WILL BE AFFECTED BY ITS LIMITED TRADING MARKET.

      Bid and ask prices for our Common Stock had been quoted on the Over-the-Counter Bulletin Board under the symbol "CCPI.OB," but we recently obtained a symbol bearing a much closer resemblance to our name, "DYAD.OB." There is currently no broadly followed, established trading market for our Common Stock. While we are hopeful that we will command the interest of a greater number of investors, an established trading market for our Shares may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. The absence of an active trading market reduces the liquidity of our Shares. Prior to the consummation of the Merger, we had little trading volume in our Common Stock. As a result of this lack of trading activity, the quoted price for our Common Stock on the Over-the-Counter Bulletin Board is not necessarily a reliable indicator of its fair market value. Further, if we cease to be quoted, holders would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock, and the market value of our Common Stock would likely decline.

      IF AND WHEN A TRADING MARKET FOR OUR SHARES DEVELOPS, BECAUSE WE ARE A BIOTECHNOLOGY COMPANY, WE EXPECT THAT THE TRADING PRICES WILL BE EXTREMELY VOLATILE, AND YOU MAY NOT BE ABLE TO RESELL YOUR SHARES AT OR ABOVE THE OFFERING PRICE.

      The trading prices of biotechnology company stocks in general tend to experience extreme price fluctuations. The valuations of many biotechnology companies without consistent product revenues and earnings are extraordinarily high based on conventional valuation standards such as price to earnings and price to sales ratios. These trading prices and valuations may not be sustained. Any negative change in the public's perception of the prospects of biotechnology companies could depress our stock price regardless of our results of operations if a trading market for the Shares develops. Other broad market and industry factors may decrease the trading price of our Common Stock, regardless of our performance. Market fluctuations, as well as general political and economic conditions such as war, recession or interest rate or currency rate fluctuations, also may decrease the trading price of our Common Stock. In addition, our stock price could be subject to wide fluctuations in response to factors including, but not limited to, the following:

      o announcements of new technological innovations or new products by us or our competitors;

      o     changes in financial estimates by securities analysts;

      o     conditions or trends in the biotechnology industry;

      o     changes in the market valuations of other biotechnology companies;

      o developments in domestic and international governmental policy or regulations;

      o announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

      o developments in patent or other proprietary rights held by us or by others;

      o     loss or expiration of our intellectual property rights;

      o     lawsuits initiated by or against us;

      o     period-to-period fluctuations in our operating results;

      o future royalties from product sales, if any, by our strategic partners; and

      o     sales of our common stock or other securities in the open market.

      In the past, stockholders have often instituted securities class action litigation after periods of volatility in the market price of a company's securities. If a stockholder files a securities class action suit against us, we would incur substantial legal fees and our management's attention and resources would be diverted from operating our business to respond to the litigation.

      UPON THE EFFECTIVENESS OF THE REGISTRATION STATEMENT, A SIGNIFICANT NUMBER OF OUR SHARES WILL BE ELIGIBLE FOR SALE, AND THE SALE OF SUCH SHARES COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

      Sales of a significant number of shares of our Common Stock in the open market could harm the market price of our Common Stock. A reduced market price for our Shares could make it more difficult to raise funds through future offerings of Common Stock. We anticipate that more than 20 million Shares will be registered for resale no later than April 2, 2005. As Shares become available for resale in the open market (including Shares issued upon the exercise of our outstanding callable Investor Warrants, as well as our Bridge Loan Warrants and Convertible Notes), the number of our publicly tradable Shares will increase, which could decrease its price. In addition, some of our Shares may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our Shares. In general, a person who has held restricted Shares for a period of one year may, upon filing with the SEC a notification on Form 144 and satisfying certain other conditions to the application of Rule 144, sell into the market Shares up to an amount equal to 1% of the outstanding Shares. These sales may be repeated once each three months, and any of the restricted Shares may be sold by a non-affiliate after they have been held for two years pursuant to Rule 144(k). At the time of the filing of this Form 8-K, 1,653,138 Shares have been outstanding for more than one year and are eligible for sale under Rule 144.

      7,950,471 Shares, or approximately 35.8% of our outstanding Shares, are subject to restrictions on transfers set forth in Lock-Up Agreements between their holders and us. Under these Lock-Up Agreements, 1,180,510 Shares will be released from restriction after the earlier of six months after the Registration Date or October 29, 2005 and the remainder of the restricted Shares will be released from the Lock-Up Agreements after the earlier of one year following the Registration Date or April 29, 2006. We may, with the consent of the Placement Agents, also elect to waive the Lock-Up Agreement restrictions as to any resale of these restricted Shares. The release of Shares from Lock-Up Agreements may have a negative impact on our stock price if such released Shares are sold by the holders.

      WE WILL BE SUBJECT TO THE SEC'S PENNY STOCK RULES.

      Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system. The rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks. If our securities become subject to the penny stock rules, holders of our Shares may find it more difficult to sell their securities.

      WE EXPECT THAT OUR QUARTERLY RESULTS OF OPERATIONS WILL FLUCTUATE, AND THIS FLUCTUATION COULD CAUSE OUR STOCK PRICE TO DECLINE, CAUSING INVESTOR LOSSES.

      Our quarterly operating results have fluctuated in the past and are likely to do so in the future. These fluctuations could cause our stock price to fluctuate significantly or decline. Some of the factors which could cause our operating results to fluctuate include:

      o expiration of research contracts with collaborators, which may not be renewed or replaced;

      o the success rate of our discovery efforts leading to milestones and royalties;

      o the timing and willingness of collaborators to commercialize our products which would result in royalties;

      o general and industry specific economic conditions, which may affect our collaborators' R&D expenditures;

      o the adoption and acceptance of our industrial enzymes and other products by customers of our Industrial Enzymes Business;

      o the adoption and acceptance of our C1 Host Technology, C1 Expression System and C1 Screening System by biotechnology and pharmaceutical companies being marketed to by our BioSciences Business;

      o the introduction by our competitors of new industrial enzyme products or lower prices of existing products to our Industrial Enzymes Business's customers;

      o the introduction by our competitors of new expression technologies competitive with our C1 Expression System; and

      o disruption in our manufacturing capacity or our failure to bring on additional manufacturing capacity required to meet our projected growth.

      A large portion of our expenses are relatively fixed, including expenses for facilities, equipment and personnel. Accordingly, if revenues decline or do not grow as anticipated due to expiration of research contracts or government research grants, failure to obtain new contracts or other factors, we may not be able to correspondingly reduce our operating expenses. In addition, we plan to significantly increase operating expenses in 2005. Failure to achieve anticipated levels of revenues could, therefore, significantly harm our operating results for a particular fiscal period.

      Due to the possibility of fluctuations in our revenues and expenses, we believe that quarter-to-quarter comparisons of our operating results are not a good indication of our future performance. Our operating results in some quarters may not meet the expectations of stock market analysts and investors. In that case, our stock price would probably decline.

      WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO POTENTIAL FUTURE APPRECIATION ON THE VALUE OF OUR STOCK.

      We have never paid cash dividends on our stock and do not anticipate paying cash dividends on our stock in the foreseeable future. The payment of dividends on our Shares, if ever, will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our stock may be less valuable because a return on investment will only occur if and to the extent that our stock price appreciates, and if the price of our stock does not appreciate, then there will be no return on investment.

      OUR ANTI-TAKEOVER DEFENSE PROVISIONS MAY DETER POTENTIAL ACQUIRERS AND DEPRESS OUR STOCK PRICE.

      Certain provisions of our certificate of incorporation, bylaws and Delaware law, as well as certain agreements we have with our executives, could be used by our incumbent management to make it substantially more difficult for a third party to acquire control of us. These provisions include the following:

      o we may issue preferred stock with rights senior to those of our common stock;

      o     we have a classified Board of Directors;

      o     action by written consent by stockholders is not permitted;

      o our Board of Directors has the exclusive right to fill vacancies and set the number of directors;

      o     cumulative voting by our stockholders is not allowed; and

      o we require advance notice for nomination of directors by our stockholders and for stockholder proposals.

      These provisions may discourage certain types of transactions involving an actual or potential change in control. These provisions may also limit our stockholders' ability to approve transactions that they may deem to be in their best interests and discourage transactions in which our stockholders might otherwise receive a premium for their shares over the then current market price.

      SOME OF OUR EXISTING STOCKHOLDERS CAN EXERT CONTROL OVER US, AND MAY NOT MAKE DECISIONS THAT ARE IN THE BEST INTERESTS OF ALL STOCKHOLDERS.

      Our officers, directors and principal stockholders together control approximately 46.7% of our outstanding Common Stock. Our founder and Chief Executive Officer, Mark Emalfarb, through a trust of which he is the trustee and beneficiary, owns approximately 25% of our outstanding Common Stock. Further, the Francisco Trust, whose beneficiaries are the spouse and descendants of Mark Emalfarb, owns approximately 20% of our outstanding Common Stock, while friends and relatives of Mr. Emalfarb own approximately an additional 5% of our outstanding Common Stock. As a result, these stockholders, if they act together, will be able to exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in control of us and might affect the market price of our Shares, even when a change may be in the best interests of all stockholders. Moreover, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders and accordingly, they could cause us to enter into transactions or agreements which we would not otherwise consider.

      WE OWE DEBTS TO OUR LARGEST STOCKHOLDERS THAT ARE SECURED BY ALL OF OUR ASSETS. IF WE DEFAULT UNDER THOSE DEBTS, THESE STOCKHOLDERS MAY FORECLOSE ON OUR ASSETS.

      We owe Emalfarb and the Francisco Trust an aggregate indebtedness of approximately $4.0 million, as of October 29, 2004, under three separate promissory notes. In addition, all of our assets are mortgaged or pledged to secure the indebtedness owed Emalfarb and the Francisco Trust. If we were unable to generate sufficient cash flow or otherwise obtain funds necessary to pay this indebtedness when due, we would be in default, and these debt holders would have the right to foreclose on their liens and security interests that secure the defaulted debt. Because Emalfarb and the Francisco Trust will be our largest stockholders and will have a conflict in interest in their dealings with us with respect to these loans, we expect that they will take into account their investments in us and any duties that they may have to us when deciding whether to pursue their default remedies and that they would attempt to work out an acceptable payment arrangement for their debts. However, there is a risk that, due to changes in circumstances or for other reasons currently unknown to us, Emalfarb and the Francisco Trust may elect to exercise their default remedies rather than work out a solution that is in our best interests. Further, not only is this indebtedness evidenced by promissory notes that are transferable by their holders, but we could decide to refinance this indebtedness through similar secured borrowings from banks or other commercial lenders. Any transferee or new lender, no longer constrained by the stockholder interests of Emalfarb and the Francisco Trust, may not have the same attitude about any failure on our part to meet our binding repayment obligations as Emalfarb and the Francisco Trust might.

SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS.

      Some statements contained in this Form 8-K under the caption "Cautionary Statements" and elsewhere may constitute "forward-looking statements" within the meaning of the federal securities laws. When used in this Form 8-K, the words "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal" or similar words are intended to identify forward-looking statements. Forward-looking statements are based on our management's beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from our expectations are discussed in the foregoing "Cautionary Statements." We qualify any such forward-looking statements entirely by these cautionary factors.

PROPERTIES

      Our corporate headquarters are located at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida, in approximately 5,700 square feet of space occupied under a lease with a monthly rental rate of $8,000 that expires on December 31, 2005. We recently entered into a contract to purchase an undeveloped 1.13 acre parcel of land located in a master planned community known as "Abacoa" located in Jupiter, Florida (the "New Site"). Currently, we anticipate contributing the New Site to a joint venture with a group of developers who would then construct a 40,000 square foot commercial office and biotechnology R&D building on the New Site. Under this development plan, we would contemplate occupying approximately half of the facility to house our corporate headquarters and R&D facilities, and retain the right to eventually use the balance of the facility to accommodate our future needs as we grow. The discussion under Item 1.01 captioned "Agreements Pertaining to Dyadic-Florida Business - 7. F&C Holdings Real Estate Contract" is incorporated herein by this reference.

LEGAL PROCEEDINGS

      We are not a party to any material legal proceedings.

      ITEM 2.02 CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

DESCRIPTION OF MATERIAL DEBTS

      Because Dyadic-Florida became a wholly-owned subsidiary of the Registrant as a result of the Merger, we have assumed, on a consolidated basis, the financial obligations of Dyadic-Florida on the effective date of the Merger, which was October 29, 2004. We incorporate under this item the description of the indebtedness owed to Emalfarb and the Francisco Trust contained in Item 1.01 of this Form 8-K Current Report under the caption "Agreements Involving Executive Officers, Directors and 5% Stockholders - 15. Indebtedness of Registrant to Principal Stockholders," and "- 16. Inducement Agreement With Emalfarb." These notes are due in full on January 1, 2007, and may be pre-paid by the Registrant without premium or penalty. The due date of these notes may be accelerated only upon a failure of the Registrant to make any required payment within 10 days after its due date thereunder.

      In July 2001, Dyadic-Florida agreed to repay a total of approximately $1.6 million in plant modification costs incurred by its Polish contract manufacturer. The repayment is required to be made in monthly installments of $26,713, plus interest on the unpaid balance at the LIBOR rate (2.1% at December 31, 2003), over a seven year period. As of October 29, 2004, the remaining unpaid amount owed under this agreement was approximately $1,143,000. The payments under this agreement are being accounted for as a service agreement. Accordingly, on our financial statements, the annual payments are and will be reflected as a component of cost of goods sold in the annual period in which each payment is due.

SECTION 3 - SECURITIES AND TRADING MARKETS

      ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

SECURITIES ISSUED IN CONNECTION WITH MERGER

      As a result of the Merger, the Registrant became obligated to issue 12,580,895 shares of Registrant Common Stock ("Shares") to the former shareholders of Dyadic-Florida in exchange for the cancellation of all of the outstanding shares of common stock of Dyadic-Florida effective as of the effective date of the Merger, which was October 29, 2004. The Registrant relied on the exemptions from registration provided by Regulation D and Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), because the transaction did not involve any public offering and was made in connection with a privately negotiated merger transaction approved by the board of directors and controlling stockholders of Dyadic-Florida.

      On October 29, 2004, the Registrant sold 367,868 Shares and Investor Warrants to purchase 183,934 Shares for $5.50 per Share to Emalfarb in exchange for the cancellation of $1,225,000 of Dyadic-Florida indebtedness owed to him. These securities were offered and sold to Emalfarb by the Registrant in reliance on the exemptions from registration provided by Regulation D and Section 4(2) of the Securities Act, because the transaction was privately negotiated directly with Emalfarb and his legal counsel. The terms of the Investor Warrants are described in detail below under "Description of Capital Stock - Investor Warrants."

      Incident to the Merger, the Registrant assumed, on a one-share-for-one-share basis, the obligations of Dyadic-Florida to issue (i) 1,500,000 Shares in respect of assumed Dyadic-Florida warrants, at an exercise price of $3.33 per Share, which expire on May 29, 2013, (ii) Shares upon the conversion of two assumed convertible notes in the aggregate face principal amount of $1,415,604, at the price of $3.33 per Share (inclusive of accrued interest, convertible into 473,835 Shares as of October 29, 2004), (iii) 752,500 Shares purchasable under outstanding options previously issued by Dyadic-Florida in accordance with the "Dyadic International, Inc. 2001 Compensatory Equity Plan" assumed by the Registrant, (iv) 711,050 Shares that may be purchased, at the price of $5.50 per Share, under Investor Warrants issued to certain former shareholders of Dyadic-Florida who invested in a private placement completed by Dyadic-Florida in July 2004, (v) 65,000 Shares that may be purchased pursuant to outstanding options, at an exercise price of $4.50, which expire May 24, 2006, and (vi) 300,300 Shares to be issued pursuant to the Real Estate Contract to the Developer as described in Item 1.01 under the caption "Agreements Pertaining to Dyadic-Florida Business - 7. F&C Holdings Real Estate Contract," which is incorporated in this Item by this reference.

      The assumption by the Registrant of Dyadic-Florida's obligations under the foregoing securities previously issued by Dyadic-Florida was required by the terms of the Merger Agreement and effective as of the effective date of the Merger, which was October 29, 2004. To the extent the assumption by the Registrant of Dyadic-Florida's obligations with respect to such outstanding securities of Dyadic-Florida constitutes an offer and sale of securities, such securities were offered and sold in reliance on exemptions from registration provided by Regulation D and Section 4(2) of the Securities Act because they were part of a privately negotiated transaction approved by the board of directors of Dyadic-Florida and its controlling stockholders. The convertible notes described in clause (ii) are convertible at the option of the holders at any time while those convertible notes remain outstanding. The convertible notes are repayable in full on January 1, 2007. With respect to the 752,500 options described in clause (iii), above: (a) 270,500 are exercisable at the price of $3.33 per Share, 522,000 are exercisable at the price of $4.50 per Share and 25,000 are exercisable at the price of $4.66 per Share; (b) the term of each option is five years; and (c) in general options vest (become exercisable in increments) over periods of time ranging from two to five years from the date of grant.

SECURITIES ISSUED IN PRIVATE OFFERINGS

      Upon the initial closing of the Offering, the Registrant sold 7,580,313 Investment Units to approximately 75 investors. The Investment Units consisted of 7,580,313 Shares and Investor Warrants to purchase 3,790,156 Shares. These securities were offered and sold by the Registrant in reliance on the exemption from registration provided by Regulation D promulgated under the Securities Act. The investors were all "accredited investors" as that term is defined under Regulation D. The investors were all provided a confidential private offering memorandum and executed individual subscription agreements in which they made representations regarding their sophistication and qualification as accredited investors.

      In connection with the foregoing Offering, as a result of the initial closing, the Registrant issued to the Placement Agents aggregate Investor Warrants to purchase a total of 246,253 Shares at a price of $5.50 per Share and another class of warrants to purchase an aggregate of 492,506 Shares, at a price of $3.33 per Share. The terms of this latter class of warrants are described below under "Description of Capital Stock - P/A Warrants." The foregoing securities were issued to the Placement Agents as compensation for their services in connection with the Offering and in reliance on the exemptions from registration provided by Regulation D and Section 4(2) of the Securities Act. The number, terms and exercise price of the foregoing securities were privately negotiated between the Registrant, Dyadic-Florida, the Placement Agents and their respective legal counsel.

      THIS FORM 8-K CURRENT REPORT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITIES OF THE REGISTRANT. ANY OFFER OF SECURITIES MADE BY REGISTRANT OR ANY OTHER PERSON ON THE REGISTRANT'S BEHALF MAY BE MADE ONLY PURSUANT TO OFFERING DOCUMENTS PREPARED BY THE REGISTRANT AND DELIVERED TO QUALIFIED PROSPECTIVE PURCHASERS EXPRESSLY FOR USE IN CONNECTION WITH OR PURSUANT TO AN EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT. THE ISSUANCE OF THESE SECURITIES HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, AND THESE SECURITIES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

DESCRIPTION OF CAPITAL STOCK

      The information set forth below is a general summary of our capital stock structure after the consummation of the Merger, the initial closing of the Offering and the completion of the Split-Off.

      Authorized Capital Stock

      Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.0001 per share.

      Common Stock

      We presently have issued and outstanding 22,182,214 shares of our Common Stock. In addition, we will have reserved 12,912,981 Shares for issuance in respect of:

      o     outstanding options to purchase 817,500 Shares;

      o 300,300 Shares reserved for issuance upon the closing of the Real Estate Contract to which we are a party;

      o 4,397,447 Shares held in reserve under the Dyadic Equity Compensation Plan assumed by us;

      o     three classes of warrants to purchase 6,923,889 Shares; and

      o     notes that are convertible by their holders into 473,835 Shares.

      Holders of Shares of our Common Stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of the board of directors, subject to any preferential dividend rights which may be granted to holders of any preferred stock authorized and issued by the board of directors. Traditionally, we have not declared and paid dividends. In the event of liquidation, each Share of Common Stock is entitled to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and any liquidation preference of any preferred stock authorized and issued by the board of directors. Each holder of Shares of our Common Stock is entitled to one vote for each Share held of record on the applicable record date on all matters submitted to a vote of shareholders, including the election of directors.

      Holders of Shares of our Common Stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption rights or sinking fund provisions with respect to the Common Stock. All of our outstanding Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

      Preferred Stock

      Our board of directors has the authority, without further action by the stockholders, to issue from time to time the preferred stock in one or more series and to fix the number of shares, designations, preferences, powers, and relative, participating, optional or other special rights and the qualifications or restrictions thereof. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of Common Stock or affect adversely the rights and powers, including voting rights, of the holders of Common Stock, and may have the effect of delaying, deferring or preventing a change in control of the Registrant.

      Investor Warrants.

      We have issued Investor Warrants in connection with the Offering we just completed, in connection with our sale of the Co-Investment Units and incident to the consummation of the Merger to certain Dyadic-Florida shareholders who purchased shares of Dyadic common stock in a private placement Dyadic-Florida closed in July 2004. Each Investor Warrant entitles the holder to purchase one Share of our Common Stock for $5.50 at any time prior to October 29, 2009, at which time the Warrants will expire. The Investor Warrants can be transferred, subject to compliance with applicable securities laws, separately from the shares of Common Stock comprising part of the Investment Units. The Shares of our Common Stock underlying the Investor Warrants, when issued upon exercise and payment of the purchase price, will be fully paid and nonassessable.

      The Investor Warrants are callable in whole and not in part by us, upon 15 business days' prior notice, at a price of $0.001 per Share purchasable under the Investor Warrant, if the volume weighted average trading price of the Common Stock has averaged at least 150% of the Investor Warrant exercise price for a period of 10 consecutive business days ending within three trading days prior to the day on which we mail the notice of call to the Investor Warrant holders. In the event we give notice of our intention to call the Investor Warrants, a holder would be forced to either exercise his Investor Warrants within 15 business days of the notice of call or accept the call price. We may not call the Investor Warrants at any time that a current registration statement under the Securities Act is not then in effect covering the resale of the Shares purchasable under the Investor Warrants and the Shares are not listed or quoted on a national stock exchange, Nasdaq or the OTC Bulletin Board.

      The number and kind of securities or other property for which the Investor Warrants are exercisable and the Investor Warrant exercise price are subject to adjustment upon the occurrence of certain events, including mergers, reorganizations, stock dividends, stock splits, and recapitalizations. Holders of Investor Warrants have no voting, dividend, or other rights as stockholders with respect to the shares underlying the Investor Warrants, unless and until the Investor Warrants are exercised.

      We plan to file a Registration Statement to cover the resale by Investor Warrant holders of the Shares of our Common Stock issuable upon exercise of the Investor Warrants.

      Our exercise of our call right would force a holder of Investor Warrants either to exercise them and pay to us the exercise price at a time when it may be disadvantageous for the holder to do so or to accept the nominal call price. Holders who do not exercise their Investor Warrants prior to the effectiveness of the call by us will forfeit their right to purchase the shares of Common Stock underlying the Investor Warrants.

      P\A Warrants

      As part consideration for the performance of placement agent services in the Offering by the Placement Agents, in addition to Investor Warrants, the Placement Agents were also issued a number of Warrants ("P\A Warrants") equal to 7% of the number of Shares issued to investors in the Offering. The terms of the P\A Warrants are identical to the terms of the Investor Warrants, except that
(i) the per Share exercise price is $3.33 instead of $5.50, (ii) the P\A Warrants may be exercised on a cashless basis and (iii) the Placement Agents may transfer their P\A Warrants to their directors, officers and employees, subject to compliance with applicable securities laws.

      Bridge Loan Warrants

      In connection with the bridge loan in the amount of $3,000,000 that Dyadic-Florida obtained from a syndicate of its shareholders in May 2003, Dyadic-Florida issued to these lending shareholders warrants to purchase 1,500,000 shares of Dyadic common stock (the "Bridge Loan Warrants"). Incident to the consummation of the Merger, we assumed Dyadic-Florida's obligations under these Bridge Loan Warrants. The exercise price of the Bridge Loan Warrants was originally the lesser of $4.50 or the conversion price of a certain Series A Convertible Preferred Stock of Dyadic-Florida which had since been redeemed. The Bridge Loan Warrants were amended to fix their exercise price at $3.33 as part consideration for Emalfarb's commitment to purchase the Emalfarb Co-Investment Units, the extension of the due date of Emalfarb's portion of the Bridge Loan Note and the surrender of certain anti-dilution protective provisions formerly existing under the Bridge Loan Warrants. The Bridge Loan Warrants expire in May 2013.

MARKET FOR COMMON STOCK

      In December 2003, shares of our common stock became eligible for quotation on the Over-the-Counter Bulletin Board under the symbol "CCPI.OB." No public trades, however, have ever been made with respect to our shares prior to our Merger consummated on October 29, 2004. We recently obtained a new trading symbol for our Shares, "DYAD.OB." There is no published bid information for our shares of Common Stock

      Dyadic-Florida stock, prior to the Merger, was not traded on a public trading market, and Dyadic-Florida had no registered securities outstanding.

      As of October 29, 2004, there were 22,182,214 shares of our Common Stock outstanding held by approximately 151 stockholders of record.

DIVIDEND POLICY

      While there are no restrictions on the payment of dividends, we have not declared or paid any cash or other dividend on shares of our Common Stock in the last two fiscal years, and we presently have no intention of paying any cash dividend in the foreseeable future. Our current policy is to retain earnings, if any, to finance the expansion of our business. The future payment of dividends will depend on the results of operations, financial condition, capital expenditure plans and other factors that we deem relevant and will be at the sole discretion of our board of directors.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information regarding the status of our existing equity compensation plans at October 29, 2004.

                                                                                                 NUMBER OF SECURITIES
                                                     NUMBER OF                                 REMAINING AVAILABLE FOR
                                                   SECURITIES TO          WEIGHTED-AVERAGE      FUTURE ISSUANCE UNDER
                                                  BE ISSUED UPON          EXERCISE PRICE OF    EQUITY COMPENSATION PLANS
                                               EXERCISE OF OUTSTANDING       OUTSTANDING        (EXCLUDING SECURITIES
                                                 OPTIONS, WARRANTS        OPTIONS, WARRANTS          REFLECTED IN
PLAN CATEGORY                                        AND RIGHTS               AND RIGHTS          THE SECOND COLUMN)
-------------                                        ----------               ----------          ------------------
Equity compensation plans approved by
Security holders(1)........................           752,500                   $4.08                 4,397,447

Equity compensation plans not approved by
Security holders.........................                   0                       0                         0
                                                   -------------------------------------------------------------------
Total.......................................          752,500                   $4.08                 4,397,447

--------------------
(1) Consists of Dyadic-Florida's Dyadic International, Inc. 2001 Compensatory Equity Plan, which we assumed in connection with the Merger consummated on October 29, 2004.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

      ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

CHANGE IN CONTROL

      On October 29, 2004, we completed the merger (the "Merger") of our newly-formed, wholly-owned subsidiary, CCP Acquisition Corp, a Florida corporation ("Acquisition") with and into Dyadic International, Inc., a Florida corporation ("Dyadic-Florida"), pursuant to which Dyadic-Florida was the survivor and became our wholly-owned subsidiary. The merger was consummated under Delaware law and pursuant to an Agreement of Merger and Plan of Reorganization, dated as of September 28, 2004.

      Prior to the Merger, we determined to change our business. In connection with the consummation of the Merger with Dyadic-Florida, we took several related steps: (i) we effected a series of transactions which had as their purpose the cancellation of 341,862 of our outstanding Shares to cause our aggregate outstanding Shares on the date of the Merger to be 1,653,138 Shares ("Stock Adjustment Steps"); and (ii) we disposed of our only operating business, which was being conducted by our then wholly-owned subsidiary, Custom Craft Packaging, Inc., a North Carolina corporation ("Custom Craft"). As part of this transaction, all of our Shares owned by David Allison, our founder, 60% controlling shareholder, President and Chief Executive Officer, were repurchased by us and then canceled at the closing of the Merger in exchange for our transfer to Mr. Allison of all of the outstanding shares of Custom Craft. After cancellation of Mr. Allison's Shares and the completion of the Stock Adjustment Steps, and immediately prior to the Merger, there were 1,653,138 Shares of our Common Stock issued and outstanding.

      As a result of the Merger, we issued 12,580,895 shares of our Common Stock to the shareholders of Dyadic-Florida in exchange for 100% of the outstanding capital stock of Dyadic-Florida, representing approximately 58% of the issued and outstanding shares of our Common Stock following the Merger and the initial closing of the Offering.

      Under Delaware law, we did not need the approval of our stockholders to consummate the Merger, as the constituent corporations in the merger were Acquisition and Dyadic-Florida, each of which are Florida corporations. We were not a constituent corporation in the Merger.

      Pursuant to the Merger Agreement, at the closing of the Merger, the membership of our board of directors was increased from three directors to five directors, and Mark A. Emalfarb and Stephen J. Warner were appointed to serve in the vacancies created by the increase until the 2004 annual meeting of stockholders. Immediately thereafter, Messrs. Allison, Shute and Provencher resigned from our Board. Further, immediately following the Merger all of our officers resigned, and all of the officers of Dyadic-Florida were elected to hold the same officer positions with us as they hold in Dyadic-Florida.

      For accounting purposes, the Merger has been accounted for as a reverse merger, since former shareholders of Dyadic-Florida own a majority of the issued and outstanding Shares of our Common Stock immediately following the Merger. Further, due to the issuance of the 12,580,895 Shares of our Common Stock in the Merger and the change in the majority of our directors, a change in control of us occurred on the date of the consummation of the Merger.

      Pursuant to an Investors' Rights Agreement among most of the former shareholders of Dyadic-Florida, those shareholders are obligated to vote their shares for the election to our board of directors of Emalfarb and two other individuals nominated by him as his representatives under certain conditions. The description of the terms of the Investors' Rights Agreement is incorporated herein by reference from Item 1.01 under "Agreements Involving Executive Officers, Directors and 5% Stockholders - 9. Investors' Rights Agreement." Because of the relationship between Emalfarb and the Francisco Trust and their aggregate stockholdings in the Registrant, Emalfarb and the Francisco Trust could be considered to be the new control persons for the Registrant. The beneficial ownerships of Shares by Emalfarb and the Francisco Trust are described below under "Security Ownership of Certain Beneficial Owners and Management."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table is a presentation of information regarding the beneficial ownership of the Registrant by the following persons:

      o each person who, to our knowledge, would beneficially own more than five percent (5%) of outstanding shares of Common Stock on the date of this report;

      o each of the persons who is a director or executive officer of the Registrant; and

      o all of the persons who are executive officers and directors of the Registrant, as a group, after the closing.

      The number of shares of Common Stock of the Registrant ("Shares") shown as beneficially owned are based on Shares outstanding as of October 29, 2004, following the consummation of the Merger and the Split-Off and the closing of the Offering, and includes all options, warrants and convertible securities held by the listed person, entity or group that are exercisable or convertible within 60 days of October 29, 2004. Except as indicated below, the persons named in the table have sole voting and investment power with respect to all Shares shown as beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated, the address for each more than 5% stockholder is c/o Dyadic International, Inc., 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Percentage of beneficial ownership is based on 22,182,214 Shares outstanding as of October 29, 2004.


                                                              Shares Issuable
                                                            Pursuant to Options,
                                                                  Warrants &        Percentage of
                                                           Convertible Securities      Shares
                                      Number of Shares     Exercisable Within       Beneficially
          Beneficial Owner           Beneficially Owned    60 days of 10/29/04        Owned (1)
          ----------------           ------------------    ----------------------   -------------
Mark A. Emalfarb(2)                           5,570,827             1,524,353               32.0%

The Francisco Trust(3)                        4,497,041               213,511               21.3%
     c\o Robert S. Levin, Esq
     Levin & Ginsburg, Ltd.
     180 N. LaSalle, Suite 3200
     Chicago, Illinois 60601

Thomas Bailey                                     4,056                45,000                  *

Ratnesh (Ray) Chandra(4)                          3,716                50,000                  *

Kent Sproat(5)                                    3,716                70,000                  *

Stephen Warner(6)                               300,000               150,000                2.0%
      400 N. Flagler Drive
      Suite 1601
      West Palm Beach, FL 33401

All executive officers and directors          5,882,315             1,839,353               35.8%
as a group(7)

---------------------
* Denotes less than one percent (1.0%).

(1) The percentages of beneficial ownership as to each person, entity or group assume the exercise or conversion of all options, warrants and convertible securities held by such person, entity or group which are exercisable or convertible within 60 days, but not the exercise or conversion of options, warrants and convertible securities held by others shown in the table.

(2) Held of record by The Mark A. Emalfarb Trust, for which Mr. Emalfarb serves as sole trustee, and includes (i) Bridge Loan Warrants to purchase 1,092,500 Shares and (ii) the right, as of October 29, 2004, to purchase 251,298 shares pursuant to the terms of a convertible note in the principal amount of $750,766 plus accrued interest of $86,058, at $3.33 per share.

(3) Includes the right, as of October 29, 2004, to purchase 222,537 shares pursuant to the terms of a convertible note in the principal amount of $664,838 plus accrued interest of $76,209, at $3.33 per share. The Francisco Trust has as its beneficiaries the spouse and descendants of Mark A. Emalfarb, and as its trustee an unrelated third party, Robert S. Levin, Esq.

(4) Includes options to purchase 25,000 shares granted to Mr. Chandra by the Francisco Trust.

(5) Includes options to purchase 50,000 shares granted to Mr. Sproat by the Francisco Trust.

(6) Held of record by Bioform, LLC, of which Mr. Warner is the managing director.

(7) Includes beneficial ownership of all persons listed other than the Francisco Trust.

      ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

CHANGE IN DIRECTORS AND OFFICERS

      Pursuant to the Merger Agreement, at the closing of the Merger, the membership of our board of directors was increased from three directors to five directors, and Mark A. Emalfarb and Stephen J. Warner were appointed to serve in the vacancies created by the increase until the 2004 annual meeting of stockholders. Immediately thereafter, as required by the Merger Agreement David Allison, Tom Shute and Ray Provencher resigned from our Board. Messrs. Allison, Shute and Provencher did not resign from our board of directors because of a disagreement with the Registrant, known to an executive officer of the Registrant, on any matter relating to the Registrant's operations, policies or practices.

      As required by the Merger Agreement, immediately following the Merger, all of our officers resigned, and all of the officers of Dyadic-Florida were elected to hold the same officer positions with us as they hold in Dyadic-Florida. David Allison was our President, Chief Financial Officer, Treasurer and Chairman of the Board, and Ray Provencher was our Secretary

      Our board of directors currently consists of two persons. The following table sets forth information about our new directors, officers and other key management personnel.

      Name                     Age                Position
      ----                     ---                --------

Mark Emalfarb                  49     Director; President, Chief Executive
                                      Officer, Secretary and Treasurer
Thomas Bailey                  53     Vice President, Marketing - Enzymes
Ratnesh (Ray) Chandra          56     Vice President, Marketing - BioSciences
Kent M. Sproat                 57     Vice President, Manufacturing
Richard Burlingame, Ph.D.      51     Executive Director, Research & Development
Alexander (Sasha) Bondar       32     Executive Director, Business Development
Rufus Gardner                  49     Controller
Stephen J. Warner              64     Director

DIRECTORS

      Mark A. Emalfarb. Since founding Dyadic-Florida in 1979, Mr. Emalfarb has successfully led and managed the evolution of Dyadic-Florida -- from its origins as a pioneer and leader in providing ingredients used in stone-washing of blue jeans -- to the discovery, development, manufacturing and commercialization of specialty enzymes used in various industrial applications and the development of the C1 Expression System. Mr. Emalfarb is an inventor of over 25 U.S. and foreign biotechnology patents and patent applications resulting from discoveries related to Dyadic-Florida's proprietary C1 microorganism, and has been the architect behind its formation of several strategic R&D, manufacturing and marketing relationships with U.S. and international partners. Mr. Emalfarb earned a B.A. degree from the University of Iowa.

      Stephen J. Warner. Mr. Warner has served as a director of Dyadic-Florida since August 15, 2004. He currently serves as Managing Partner of Bioform LLC, a newly established Florida-based venture capital fund focused on investments in biotechnology companies. Mr. Warner has over 25 years of venture capital experience. In 1981, Mr. Warner founded Merrill Lynch Venture Capital Inc., a wholly owned subsidiary of Merrill Lynch & Co. Inc. in New York and served as its President and Chief Executive Officer from 1981 to 1990. Under his leadership, Merrill Lynch Venture Capital managed over $250 million and made over 50 venture capital investments. In 1999, Warner co-founded and became Chairman/CEO, of Crossbow Ventures Inc., a private equity fund that invests in early and expansion stage technology companies primarily located in Florida and the Southeast, with over 20 venture capital investments in Florida. Mr. Warner earned a B.S. degree from the Massachusetts Institute of Technology and an MBA from the Wharton School of Business, University of Pennsylvania.

      It is our intention to recruit at least three more individuals to serve on our board of directors over the next several months. We anticipate that each of these persons will be "independent" directors within the meaning of Nasdaq's corporate governance standards.

EXECUTIVE OFFICERS AND OTHER KEY PERSONNEL

      Thomas E. Bailey. Mr. Bailey joined Dyadic-Florida in February 1998. In 1997 he was an independent marketing research consultant. From 1995 to 1996 he was Manager, International Sales for Industrial Air, Inc., Greensboro, N.C. From 1991 to 1995, he was Director of International Sales and from 1989 to 1991 he was Manager of International Markets for Eclipse Combustion Inc. Previously at Eclipse, he was Manager, Export Sales from 1986 to 1989, Supervisor, International Customer Service from 1981 to 1986 and Sales Engineer from 1977-1981. Mr. Bailey has an M.B.A. from Northern Illinois University and a B.A. degree from Milton College.

      Ratnesh (Ray) Chandra. Mr. Chandra joined Dyadic-Florida from Genencor International in 2000. He had served at Genencor as the Director, New Business Development since 1993. From 1987 to 1993, he was with Merck & Co. holding the positions of Director, Business/Market Intelligence and Director, Business Systems in their Human Health Marketing Division. From 1976 to 1987, he was with Schering-Plough Corp. in the positions of Director Economic Analysis, Manager Capital Planning and Senior Operations Analyst. Mr. Chandra has an M.B.A. from New York University and an M.S. in engineering from Columbia University.

      Kent M. Sproat. Mr. Sproat joined Dyadic-Florida in 1997 from Genencor International, where since 1996 he served as its Elkhart Site Manager. From 1990 to 1996, Mr. Sproat was Vice President, Manufacturing, of Solvay Enzymes, Inc. From 1989 to 1990, he was Director of International Manufacturing of the Enzyme Division of Miles, Inc. Between 1981 and 1990, he served as Plant Manager of Miles' Elkhart, Indiana and Clifton, New Jersey -based enzyme plants. Between 1973 and 1981, Mr. Sproat was a Production Superintendent at Miles' Citric Acid Division; Start Up Manager of Miles' citric acid facility in Brazil; and Production Supervisor and Project Engineer. Mr. Sproat is the recipient of a patent for his design in the purification process of amylases. Mr. Sproat is a chemical engineer with a B.S. degree from Purdue University.

      Richard P. Burlingame, PhD. Dr. Burlingame joined Dyadic-Florida in October 2001 and is focused on leading the Dyadic R&D team in its development of the C1 Expression System and C1 HTS systems. Prior to that, Dr. Burlingame was a research manager at BioTechnical Resources, Inc. ("BTR") from 1989 to 2001, leading a number of programs in the areas of metabolic engineering, biocatalysis, gene expression, and strain and process development for the production of fungal enzymes. He was the primary liaison and chief scientific officer for BTR's collaborations with Dyadic. Between 1986 and 1989, Dr. Burlingame was a researcher at Bio-Technical International, Inc. where he was primarily involved with generating recombinant strains for the production of amino acids and development of genetic engineering tools. His postdoctoral work was at the University of Wisconsin-Madison in the area of bacteriophage genetics and molecular biology. Dr. Burlingame received his Ph.D. degree in biochemistry from the University of Minnesota, where he studied microbial biochemistry, physiology, and genetics and his B.S. degree, also in biochemistry, from the University of Illinois.

      Alexander (Sasha) Bondar. Mr. Bondar joined Dyadic-Florida in May 2003 from The Aurora Funds, a venture capital firm based in Research Triangle Park, North Carolina, where he was focused on investing in early stage life sciences companies. Prior to that, from 1996 to 2001, Mr. Bondar served in a variety of management roles at Incyte Genomics (now Incyte Corporation) in Palo Alto, California, most recently (from 1999 to 2001) as Associate Director, Corporate Business Development. From 1997 to 1999, he served as Manager, Pharmacogenomics Business Development, and was a major contributor to the successful launch of Incyte's pharmacogenomics program. From 1996 to 1997, he served as Technical Advisor to the intellectual property group at Incyte, contributing to the creation of the largest portfolio of gene patents in the world. Mr. Bondar holds a B.S. degree in Biotechnology Management from Menlo College and an M.B.A. in Corporate Finance and Health Sector Management from Duke University's Fuqua School of Business.

      Rufus K. Gardner, Jr. Mr. Gardner joined Dyadic-Florida in July 2001. Since 1975, he has held internal audit, cost and management accounting positions with manufacturers and distributors. He has served as controller for the past 15 years, most recently with Binnings Pan American located in Miami, FL (engaged in the manufacturing and distribution of aluminum fenestration and extrusion products) for six years prior to joining Dyadic-Florida. Mr. Gardner earned a B.S. degree in Accounting from the University of Southern Mississippi.

      There are no family relationships among any of our new directors and executive officers.

EXECUTIVE COMPENSATION

      The following table sets forth the compensation paid by Dyadic-Florida in each of its last three years to its Chief Executive Officer and to its four other most highly compensated executive officers who received salary and bonus of more than $100,000 during 2003.

                           SUMMARY COMPENSATION TABLE

                                                                                                        Long Term Compensation
                                                            Annual Compensation                                 Awards
                                          -------------------------------------------------------- ---------------------------------
                                                                                 Other Annual       Restricted        Securities
Name and Position                          Year   Salary ($)     Bonus ($)     Compensation ($)    Stock Awards   Underlying Options
-----------------                          ----   ----------     ---------     ----------------    ------------   ------------------
Mark A. Emalfarb(1)                       2003        300,000         35,970                 0
     President, Chief Executive Officer   2002        300,000         32,700                 0
           Officer and Director           2001        300,000         22,500                 0

Ratnesh (Ray) Chandra (2)                 2003        144,004         23,250                 0          3,716              15,000
      Vice President, Marketing           2002        140,333         13,900                 0                                  0
            BioSciences                   2001        137,666          9,000            44,655                             25,000

Kent M. Sproat (3)                        2003        139,505         23,250                 0          3,716              10,000
     Vice President, Manufacturing        2002        131,667         12,000                 0                                  0
                                          2001        129,167         15,000                 0                             50,000

Thomas Bailey (4)                         2003        115,670         25,700                 0                             20,000
       Vice President, Marketing          2002        106,250          6,300                 0          4,054                   0
            Enzymes                       2001        104,584          7,700                 0                             15,000

Richard Burlingame(5)                     2003        129,672         15,500                 0          2,477              15,000
       Director Research &                2002        125,751              0            33,176                                  0
       Development                        2001         31,250              0                 0                             15,000

---------------------
(1) Mr. Emalfarb was paid $52,500 in August 2001 that had been earned in 2000. Bonuses listed for Mr. Emalfarb for 2001, 2002 and 2003 have been accrued, but have not yet been paid.

(2) Other compensation disclosed was a moving expense reimbursement. Mr. Chandra has received the following awards under the Dyadic Equity Compensation Plan: (a) in July 2004, options to purchase 10,000 shares of Dyadic Common Stock at an exercise price of $3.33 for services rendered in 2003 and 2004, which are 20% vested and vest as to the balance at the rate of 20% for each 12 month period of employment thereafter; (b) in July 2004, 3,716 shares of Dyadic Common Stock, valued at $3.33 per share on the date of issuance for services rendered in 2003, which are fully-vested; and (c) in July 2003, options to purchase 15,000 shares of Dyadic Common Stock at an exercise price of $4.50 for services rendered in 2003 and 2002, which are 50% vested and vest as to the balance on December 31, 2004. The option to purchase 25,000 shares of Dyadic Common Stock granted to Mr. Chandra in 2001 was from the Francisco Trust (made in May
      2001) for $4.50 per share for services rendered in 2001 and 2000, and is 80% vested, with the balance to vest on May 1, 2005.

(3) Mr. Sproat has received the following awards under the Dyadic Equity Compensation Plan: (a) in July 2004, options to purchase 10,000 shares of Dyadic Common Stock at an exercise price of $3.33 for services rendered in 2003 and 2004, which are 20% vested and vest as to the balance at the rate of 20% for each 12 month period of employment thereafter; (b) in July 2004, 3,716 shares of Dyadic Common Stock, valued at $3.33 per share on the date of issuance for services rendered in 2003, which are fully-vested; and (c) in July 2003, options to purchase 10,000 shares of Dyadic Common Stock at an exercise price of $4.50 for services rendered in 2003 and 2002, which are 50% vested and vest as to the balance on December 31, 2004. The option to purchase 50,000 shares of Dyadic Common Stock granted to Mr. Sproat in 2001 was from The Francisco Trust (made in May
      2001), for $4.50 per share for services rendered in 2001 and 2000, and is fully-vested.

(4) Mr. Bailey has received the following awards under the Dyadic Equity Compensation Plan: (a) in July 2004, options to purchase 10,000 shares of Dyadic Common Stock at an exercise price of $3.33 for services rendered in 2003 and 2004, which are 20% vested and vest as to the balance at the rate of 20% for each 12 month period of employment thereafter; (b) in July 2004, 4,054 shares of Dyadic Common Stock, valued at $3.33 per share on the date of issuance for services rendered in 2003, which are fully-vested; (c) in July 2003, options to purchase 20,000 shares of Dyadic Common Stock at an exercise price of $4.50 for services rendered in 2003 and 2002, which are 50% vested and vest as to the balance on December 31, 2004; and (d) in May 2001, options to purchase 15,000 shares of Dyadic Common Stock at an exercise price of $4.50 for services rendered in 2001 and 2000, which are 60% vested and vest as to the balance at the rate of 20% for each 12 month period of employment thereafter.

(5) Other compensation disclosed was a moving expense reimbursement. Mr. Burlingame has received the following awards under the Dyadic Equity Compensation Plan: (a) in July 2004, options to purchase 10,000 shares of Dyadic Common Stock at an exercise price of $3.33 for services rendered in 2003 and 2004, which are 20% vested and vest as to the balance at the rate of 20% for each 12 month period of employment thereafter; (b) in July 2004, 2,477 shares of Dyadic Common Stock for services rendered in 2003, valued at $3.33 per share on the date of issuance. which are fully vested;
      (c) in July 2003, options to purchase 15,000 shares of Dyadic Common Stock at an exercise price of $4.50 for services rendered in 2003 and 2002, which are 50% vested and vest as to the balance on December 31, 2004; and
      (d) in October 2001, options to purchase 15,000 shares of Dyadic Common Stock at an exercise price of $4.50 for services rendered in 2001 and 2000, which are 60% vested and vest as to the balance at the rate of 20% for each 12 month period of employment thereafter.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                       Number of           Percent of
                                       Securities        Total Options/
                                       Underlying         SAR's Granted        Exercise or
                                     Options/SAR's        to Employees          Base Price        Expiration
   Name and Principal Position        Granted (#)        in Fiscal Year           ($/SH)             Date
---------------------------------------------------------------------------------------------------------------
Ratnesh (Ray) Chandra                15,000 (1)               6.8%                $4.50            07/08/08
Kent M. Sproat                       10,000 (1)               4.6%                $4.50            07/08/08
Thomas Bailey                        20,000 (1)               9.1%                $4.50            07/08/08
Richard Burlingame                   15,000 (1)               6.8%                $4.50            07/08/08

(1)   50% vested on the date of grant and balance vests on December 31, 2004.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

      The following table sets forth information concerning unexercised options held by the named executive officers as of December 31, 2003. No options were exercised by the named executive officers during 2003.

                                     Number of Securities Underlying             Value of Unexercised
                                    Unexercised Options/SARs at Fiscal               In-The-Money
                                                Year End                   Options/SARs at Fiscal Year End
                                                  (#)                                  ($) (5)

Name                                  Exercisable     Unexercisable         Exercisable        Unexercisable
---------------------------------- ---------------- -------------------- ------------------- ------------------
Ratnesh (Ray) Chandra                  29,500 (1)       20,500 (1)               -                   -

Kent M. Sproat                         57,000 (2)       13,000 (2)            $66,500                -

Thomas Bailey                          21,000 (3)       24,000 (3)               -                   -

Richard Burlingame                    18,500 (4)        21,500 (4)               -                   -

(1) 27,500 of the exercisable options have an exercise price of $4.50 per share and 2,000 have an exercise price of $3.33, and 12,500 of the unexercisable options have an exercise price of $4.50 and 8,000 have an exercise price of $3.33. Includes options to purchase 25,000 shares at $4.50 per share, of which 20,000 are exercisable, granted by the Francisco Trust on May 18, 2001.

(2) 50,000 of the exercisable options have an exercise price of $2.00, 5,000 of the exercisable options have an exercise price of $4.50 per share and 2,000 have an exercise price of $3.33, and 5,000 of the unexercisable options have an exercise price of $4.50 and 8,000 have an exercise price of $3.33. Includes options to purchase 50,000 shares at $2.00 per share, of which 20,000 are exercisable, granted by the Francisco Trust on May 21, 2001.

(3) 19,000 of the exercisable options have an exercise price of $4.50 per share and 2,000 have an exercise price of $3.33, and 12,000 of the unexercisable options have an exercise price of $4.50 and 2,000 have an exercise price of $3.33.

(4) 16,500 of the exercisable options have an exercise price of $4.50 per share and 2,000 have an exercise price of $3.33, and 13,500 of the unexercisable options have an exercise price of $4.50 and 8,000 have an exercise price of $3.33.

(5) Calculation of value of unexercised in-the-money options assumes the fair market value is $3.33 per share based upon per Investment Unit price fixed in the Offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Emalfarb and the Francisco Trust have made loans to Dyadic-Florida, which have been assumed by the Registrant in connection with the Merger. The description of these loans and related transactions are incorporated herein by reference from Item 1.01 under "Agreements Involving Executive Officers, Directors and 5% Stockholders - 15. Indebtedness of Registrant to Principal Stockholders" and "- 16. Inducement Agreement with Emalfarb."

      Emalfarb has an employment agreement with Dyadic-Florida, which has been assumed by the Registrant. The description of that employment agreement is incorporated herein by reference to Item 1.01 under "Agreements Involving Executive Officers, Directors and 5% Stockholders - 10. Emalfarb Employment Agreement."

      Mr. Chandra also has an employment agreement with Dyadic-Florida, which has been assumed by the Registrant. The description of that employment agreement is incorporated herein by reference to Item 1.01 under "Agreements Involving Executive Officers, Directors and 5% Stockholders - 11. Chandra Employment Agreement."

      Each of the executive officers of Dyadic-Florida have entered into a Confidential Information, Inventions Assignment and Non-Compete Agreement containing assignments of customary proprietary rights and noncompetition covenants, which we have assumed, incident to the consummation of the Merger. A description of this agreement is incorporated by reference herein from Item 1.01 under "Agreements Involving Executive Officers, Directors and 5% Stockholders -
12. Executive Proprietary Rights Agreement."

      Emalfarb and the Francisco Trust are parties to an Investors' Rights Agreement under which various shareholders of Registrant have various rights and obligations, including the obligation to vote their shares in favor of Emalfarb and two other individuals nominated by him as his representatives to the Registrant's board of directors. The description of the Investors' Rights Agreement is incorporated herein from Item 1.01 under "Agreements Involving Executive Officers, Directors and 5% Stockholders - 12. Investors' Rights Agreement."

      Emalfarb and Stephen J. Warner, our two board members, are each parties to Indemnification Agreements we assumed incident to the Merger, pursuant to which we have agreed to indemnify them against any liability arising out of their performance of their duties to us in their capacities as directors. The description of these Indemnification Agreements is incorporated herein from Item
1.01 under "Agreements Involving Executive Officers, Directors and 5% Stockholders - 11. Director Indemnification Agreements."

      ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

CHANGES TO CERTIFICATE OF INCORPORATION

      Concurrently with the consummation of the Merger, we amended and restated our Certificate of Incorporation to implement a series of governance provisions intended to deter hostile takeovers or delay changes in control or management of us, which could have an adverse effect on the market price of our Common Stock. This action was required by the terms of the Merger Agreement. Our Restated Certificate of Incorporation now contains the following provisions:

      o Any action permitted to be taken by our stockholders will be required to be effected at a duly-called annual or special meeting of stockholders and can not be effected by a consent in writing.

      o Our board of directors will be composed of a classified board by which only one-third of the directors are eligible for election at any annual meeting of stockholders.

      o Vacancies on our board of directors resulting from death, resignation, removal or other reason will, at the discretion of our board, be filled only by a majority of the directors. Further, directors will not be able to be removed by stockholder action without cause.

      o Our board of directors will be empowered to adopt, amend or repeal our bylaws, while our stockholders will only be permitted to adopt, amend or repeal our bylaws upon the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of stock entitled to vote.

      o With respect to certain extraordinary matters brought to our stockholders to vote on - the sale of all or substantially all of our assets, a merger, a consolidation, our conversion into another type of entity or the amendment of our Restated Certificate of Incorporation - unless that matter is affirmatively recommended by our board of directors, its approval will require the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of stock entitled to vote.

      o Lastly, the provisions of our Restated Certificate of Incorporation described above and other provisions pertaining to the limitation of liability and indemnification of directors may be amended or repealed only with the affirmative vote of the holders of at least two-thirds of the voting power of all of our then outstanding shares of stock entitled to vote.

The foregoing provisions will make it more difficult for an insurgent stockholder to obtain control of us, may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us and may maintain incumbents on our board of directors, as it generally makes it more difficult for stockholders to replace a majority of the directors.

CHANGES TO BYLAWS

      Concurrently with the consummation of the Merger, as required by the terms of the Merger Agreement, our Board of Directors amended and restated our bylaws As a result, our bylaws have been completely revised and reorganized. While many of the changes were merely non-substantive reorganizations and re-orderings of provisions, there were a number of material changes made to the bylaws which are listed below:

      o Procedures were established for stockholder nominations for directors and stockholder proposals of business to be considered at annual meetings and special meetings. In connection with an annual meeting, a stockholder's notice generally must be delivered to the secretary of the Registrant no later than the 90th day and no earlier than the 120th day prior to the first anniversary of the preceding year's annual meeting. The contents of the notice is specified. The notice for a special meeting must be received by the secretary of the Registrant not later than the 10th day following the earlier of the first public announcement of the special meeting date or the mailing to stockholders of the notice for the meeting.

      o The requirements for a quorum for a stockholder meeting are specified where a separate vote by a class or series is required on a matter. Provisions are added that specify how shares are voted when they are held of record in the names of two or more persons. Authority is provided for the board of directors to make rules regarding the conduct of meetings of stockholders.

      o Stockholders are not permitted to take action by written consent and all actions must occur at an annual or special meeting of stockholders. Provisions governing the record dates for actions by written consent of stockholders were removed.

      o The affirmative vote of holders of at least 66-2/3% of the voting power of all outstanding shares of voting stock is required to approve a merger, a consolidation, a sale or other disposition of all or substantially all the assets, a conversion into another type of corporation or entity or an amendment to the Certificate of Incorporation.

      o The authorized number of directors must be fixed in accordance with the Certificate of Incorporation, which specifies that the number of directors shall be established by board resolution. Provisions require our board of directors to be a classified board by which only 1/3 of the directors are illegible for election at any annual meeting of stockholders. Directors may be removed only for cause. Provisions paralleling Delaware law have been added that permit the Delaware Court of Chancery to fill vacancies in directorships in certain circumstances.

      o The quorum for board action with respect to indemnification questions is one-third of the total number of directors. Authority is specifically provided to the board of directors to authorize compensation to be paid to directors for their services.

      o Any committee established by the board will have no authority to approve any action required by Delaware law to be submitted to stockholders for approval or to approve or amend any bylaw. The powers of committees were more limited under the old bylaws. Additional rules are provided for meetings of committees, alternate members of committees, replacement of committee members and the designation of committee chairmen to preside over committee meetings.

      o The office of Chief Operating Officer is now specifically authorized. Provisions regarding resignations of officers are now included in the bylaws.

      o Specific provisions governing our execution of corporate instruments or documents, including checks, the power of officers, agents employees to bind the Registrant by contract and the voting of stock and other securities owned by us have been added.

      o More detailed provisions regarding the form of our stock and bond certificates have been added. These provisions permit facsimile signatures of officers and contemplate a third party transfer agent or registrar to authenticate the certificates. Specific authorization is provided for restrictions on transfer by agreement with respect to shares of the registrant's stock.

      o Provisions regarding indemnification of directors, officers, employees and other agents were substantially revised and expanded to parallel existing Delaware law in this area.

      o Provisions authorizing the board of directors to establish reserves for dividends or repairing or maintaining any property or for any other purpose have been added.

      o Detailed provisions regarding notices have been added. Notice of meetings of board of directors may be given orally or by telephone, facsimile or electronic mail. Other provisions are added relating to notices that might be deemed to be unlawful or notices to persons with undeliverable addresses.

      o An amendment or repeal of any of the bylaws must be adopted by the affirmative vote of at least 66-2/3% of the voting power of all outstanding shares of our voting stock entitled to vote. The board of directors also has the power to adopt, amend or appeal bylaws.

      o Specific authorization is provided for us to lend money to or to guarantee obligations of our officers or other employees.

      Some of the foregoing provisions may make it more difficult for an insurgent stockholder to obtain control of us, may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us and may maintain incumbency on our board of directors.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

      ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

      (A)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

      The financial statements required by this Item 9.01(a) are not yet available. The Registrant expects that the financial statements will be completed and filed by amendment to this Form 8-K Current Report as soon as practicable, but not later than 71 days after the date of this Form 8-K Current Report.

      (B)   PRO FORMA FINANCIAL INFORMATION.

      The pro forma financial statements required by this Item 9.01(b) are not yet available. The Registrant expects that the pro forma financial statements will be completed and filed by amendment to this Form 8-K Current Report as soon as practicable, but not later than 71 days after the date of this Form 8-K Current Report.

      (C)   EXHIBITS.

      The following exhibits are furnished in accordance with the provisions of
Item 601 of Regulation S-K:

       EXHIBIT NUMBER                 DESCRIPTION OF EXHIBIT

            2.1 Agreement of Merger and Plan of Reorganization dated as of September 28, 2004 by and among Dyadic International
                        (USA), Inc. (f/k/a Dyadic International, Inc.), Dyadic International, Inc. (f/k/a CCP Worldwide, Inc.) and CCP Acquisition Corp. (incorporated by reference from Form 8-K Current Report filed September 30, 2004)

            2.2 Split-Off Agreement dated September 28, 2004, by and among among Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), Dyadic International, Inc. (f/k/a CCP Worldwide, Inc.) and Custom Craft Packaging, Inc.

            3.1         Restated Certificate of Incorporation

            3.2         Amended and Restated Bylaws

            4.1         Form of Common Stock Certificate

            4.2         Form of $5.50 Common Stock Purchase Warrant

            4.3 Form of $3.33 Common Stock Purchase Warrants issued to Placement Agents

            4.4         Form of Bridge Loan Warrants

            4.5 Form of Stock Option representing aggregate right to purchase 65,000 shares of Common Stock

            *10.1 Cooperation and License Agreement dated August 12, 2003 between Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.) and TNO Nutrition and Food Research Institute

            *10.2 Development Agreement dated July 30, 2004 between Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.) and Bio-Technical Resources Division of Arkion Life Sciences LLC

            10.3 Commercial Land Purchase and Sale Agreement dated July 31, 2004 between Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.) and F&C Holdings, LLC

            10.4 Investors' Rights Agreement dated March 24, 2004 among the Mark A. Emalfarb Trust, the Francisco Trust, Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.) and other shareholders, as amended and assumed by Registrant

            10.5        Employment Agreement dated April 1, 2001 between Mark A.
                        Emalfarb and Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), as assumed by Registrant

            10.6        Employment Agreement dated May 26, 2000 between Ratnesh
                        (Ray) Chandra and Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), as assumed by Registrant

            10.7.1 Confidential Information, Inventions Assignment and Non-Compete Agreement dated May 21, 2001 between Mark Emalfarb and Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), as assumed by Registrant

            10.7.2 Confidential Information, Inventions Assignment and Non-Compete Agreement dated May 21, 2001 between Ray Chandra and Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), as assumed by Registrant

            10.7.3 Confidential Information, Inventions Assignment and Non-Compete Agreement dated May 21, 2001 between Kent Sproat and Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), as assumed by Registrant

            10.7.4 Confidential Information, Inventions Assignment and Non-Compete Agreement dated September 4, 2001 between Richard Burlingame, Ph.D. and Dyadic International
                        (USA), Inc. (f/k/a Dyadic International, Inc.), as assumed by Registrant

            10.7.5 Confidential Information, Inventions Assignment and Non-Compete Agreement dated March 27, 2003 between Thomas Bailey and Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), as assumed by Registrant

            10.7.6 Confidential Information, Inventions Assignment and Non-Compete Agreement dated May 21, 2001 between Alexander (Sasha) Bondar and Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), as assumed by Registrant

            10.8.1 Indemnification Agreement dated August 19, 2001 between Mark A. Emalfarb and Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), as assumed by Registrant

            10.8.2 Indemnification Agreement dated August 19, 2001 between Stephen J. Warner and Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), as assumed by Registrant

            10.9 Dyadic International, Inc. 2001 Equity Compensation Plan, as amended and assumed by Registrant

            10.10 Subordinated Promissory Note dated May 30, 2001 made by Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), as amended, payable to the order of the Mark A. Emalfarb Trust in the original principal amount of $750,766, as assumed by Registrant

            10.11 Subordinated Promissory Note dated May 30, 2001 made by Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), as amended, payable to the order of the Francisco Trust in the original principal amount of $664,838, as assumed by Registrant

            10.12 Revolving Note dated May 29, 2003 made by Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), as amended, payable to the order of the Mark A. Emalfarb Trust in the original principal amount of $3,000,000, as assumed by Registrant

            10.13       Security Agreement dated May 29, 2003, between the Mark
                        A. Emalfarb Trust and Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), as amended

            10.14 Inducement and Amending Agreement dated August 19, 2004 among the Mark A. Emalfarb Trust, the Francisco Trust and Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.)

            *10.15 Contract Manufacturing Agreement dated October 27, 1999 between Polfa Tarchomin, SA and Dyadic International
                        (USA), Inc. (f/k/a Dyadic International, Inc.), as amended by Amendments dated May 8, 2000 and February 10, 2004

            10.16 Indemnification and Escrow Agreement dated September 28, 2004 among Vitel Ventures, Mark Tompkins, Registrant and Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.)

            10.17 Form of Subscription Agreement from investors in private placement Offering

            *10.18.1 Agreement dated October 21, 1998 among Geneva Investment Holdings Limited, a wholly-owned subsidiary of Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), Robert B. Smeaton and Raymond Chih Chung Kwong

            *10.18.2 Agreement dated January 17, 2000 between Puridet (Asia) Limited and Raymond Chih Chung Kwong

            *10.18.3 Agreement dated July 8, 2002 among Geneva Investment Holdings Limited, a wholly-owned subsidiary of Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), Puridet (Asia) Limited, Robert B. Smeaton and Raymond Chih Chung Kwong

            10.19 Lock-Up Agreements from each of the Mark A. Emalfarb Trust and Mark A. Emalfarb; the Francisco Trust; Mark Tompkins and IVC Group; Ratnash Chandra; Richard Burlingame; Rufus Gardner; Kent Sproat; Thomas Bailey; and Alexander Bondar

            21          List of Subsidiaries

-----------------
* To be filed by amendment.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DYADIC INTERNATIONAL, INC.


Date:  November 4, 2004             By:    /s/ Mark A. Emalfarb
                                           -------------------------------------
                                    Name:  Mark A. Emalfarb
                                    Title: President and Chief Executive Officer

                                INDEX TO EXHIBITS


        EXHIBIT NUMBER                  DESCRIPTION OF EXHIBIT

            2.1 Agreement of Merger and Plan of Reorganization dated as of September 28, 2004 by and among Dyadic International
                        (USA), Inc. (f/k/a Dyadic International, Inc.), Dyadic International, Inc. (f/k/a CCP Worldwide, Inc.) and CCP Acquisition Corp. (incorporated by reference from Form 8-K Current Report filed September 30, 2004)

            2.2 Split-Off Agreement dated September 28, 2004, by and among among Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), Dyadic International, Inc. (f/k/a CCP Worldwide, Inc.) and Custom Craft Packaging, Inc.

            3.1         Restated Certificate of Incorporation

            3.2         Amended and Restated Bylaws

            4.1         Form of Common Stock Certificate

            4.2         Form of $5.50 Common Stock Purchase Warrant

            4.3 Form of $3.33 Common Stock Purchase Warrants issued to Placement Agents

            4.4         Form of Bridge Loan Warrants

            4.5 Form of Stock Option representing aggregate right to purchase 65,000 shares of Common Stock

            *10.1 Cooperation and License Agreement dated August 12, 2003 between Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.) and TNO Nutrition and Food Research Institute

            *10.2 Development Agreement dated July 30, 2004 between Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.) and Bio-Technical Resources Division of Arkion Life Sciences LLC

            10.3 Commercial Land Purchase and Sale Agreement dated July 31, 2004 between Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.) and F&C Holdings, LLC


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            10.4        Investors' Rights Agreement dated March 24, 2004 among
                        the Mark A. Emalfarb Trust, the Francisco Trust, Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.) and other shareholders, as amended and assumed by Registrant

            10.5        Employment Agreement dated April 1, 2001 between Mark A.
                        Emalfarb and Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), as assumed by Registrant

            10.6        Employment Agreement dated May 26, 2000 between Ratnesh
                        (Ray) Chandra and Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), as assumed by Registrant

            10.7.1 Confidential Information, Inventions Assignment and Non-Compete Agreement dated May 21, 2001 between Mark Emalfarb and Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), as assumed by Registrant

            10.7.2 Confidential Information, Inventions Assignment and Non-Compete Agreement dated May 21, 2001 between Ray Chandra and Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), as assumed by Registrant

            10.7.3 Confidential Information, Inventions Assignment and Non-Compete Agreement dated May 21, 2001 between Kent Sproat and Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), as assumed by Registrant

            10.7.4 Confidential Information, Inventions Assignment and Non-Compete Agreement dated September 4, 2001 between Richard Burlingame, Ph.D. and Dyadic International
                        (USA), Inc. (f/k/a Dyadic International, Inc.), as assumed by Registrant

            10.7.5 Confidential Information, Inventions Assignment and Non-Compete Agreement dated March 27, 2003 between Thomas Bailey and Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), as assumed by Registrant

            10.7.6 Confidential Information, Inventions Assignment and Non-Compete Agreement dated May 21, 2001 between Alexander (Sasha) Bondar and Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), as assumed by Registrant

            10.8.1 Indemnification Agreement dated August 19, 2001 between Mark A. Emalfarb and Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), as assumed by Registrant

            10.8.2 Indemnification Agreement dated August 19, 2001 between Stephen J. Warner and Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), as assumed by Registrant


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            10.9        Dyadic International, Inc. 2001 Equity Compensation
                        Plan, as amended and assumed by Registrant

            10.10 Subordinated Promissory Note dated May 30, 2001 made by Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), as amended, payable to the order of the Mark A. Emalfarb Trust in the original principal amount of $750,766, as assumed by Registrant

            10.11 Subordinated Promissory Note dated May 30, 2001 made by Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), as amended, payable to the order of the Francisco Trust in the original principal amount of $664,838, as assumed by Registrant

            10.12 Revolving Note dated May 29, 2003 made by Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), as amended, payable to the order of the Mark A. Emalfarb Trust in the original principal amount of $3,000,000, as assumed by Registrant

            10.13       Security Agreement dated May 29, 2003, between the Mark
                        A. Emalfarb Trust and Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), as amended

            10.14 Inducement and Amending Agreement dated August 19, 2004 among the Mark A. Emalfarb Trust, the Francisco Trust and Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.)

            *10.15 Contract Manufacturing Agreement dated October 27, 1999 between Polfa Tarchomin, SA and Dyadic International
                        (USA), Inc. (f/k/a Dyadic International, Inc.), as amended by Amendments dated May 8, 2000 and February 10, 2004

            10.16 Indemnification and Escrow Agreement dated September 28, 2004 among Vitel Ventures, Mark Tompkins, Registrant and Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.)

            10.17 Form of Subscription Agreement from investors in private placement Offering

            *10.18.1 Agreement dated October 21, 1998 among Geneva Investment Holdings Limited, a wholly-owned subsidiary of Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), Robert B. Smeaton and Raymond Chih Chung Kwong


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            *10.18.2    Agreement dated January 17, 2000 between Puridet (Asia)
                        Limited and Raymond Chih Chung Kwong

            *10.18.3 Agreement dated July 8, 2002 among Geneva Investment Holdings Limited, a wholly-owned subsidiary of Dyadic International (USA), Inc. (f/k/a Dyadic International, Inc.), Puridet (Asia) Limited, Robert B. Smeaton and Raymond Chih Chung Kwong

            10.19 Lock-Up Agreements from each of the Mark A. Emalfarb Trust and Mark A. Emalfarb; the Francisco Trust; Mark Tompkins and IVC Group; Ratnash Chandra; Richard Burlingame; Rufus Gardner; Kent Sproat; Thomas Bailey; and Alexander Bondar

            21          List of Subsidiaries

-----------------
* To be filed by amendment.